FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-12

October 10, 2017	JPMDB 2017-C7

Free Writing Prospectus Structural and Collateral Term Sheet
JPMDB 2017-C7
$ 1,105,333,296 (Approximate Mortgage Pool Balance)

$958,043,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor
Commercial Mortgage Pass-Through Certificates Series 2017-C7
German American Capital Corporation JPMorgan Chase Bank, National Association Sponsors and Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner		Deutsche Bank Securities Co-Lead Manager and Joint Bookrunner

Drexel Hamilton		Academy Securities

Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

October 10, 2017	JPMDB 2017-C7

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Deutsche Bank Securities Inc., Drexel Hamilton, LLC, or Academy Securities, Inc. (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAAsf	$27,657,000	30.000%	2.63	11/17 – 8/22	40.1%	16.5%
A-2	Aaa(sf) / AAAsf / AAAsf	$54,016,000	30.000%	4.88	8/22 – 10/22	40.1%	16.5%
A-3	Aaa(sf) / AAAsf / AAAsf	$60,700,000	30.000%	6.64	6/24 – 7/24	40.1%	16.5%
A-4	Aaa(sf) / AAAsf / AAAsf	$275,000,000	30.000%	9.65	4/27 – 7/27	40.1%	16.5%
A-5	Aaa(sf) / AAAsf / AAAsf	$287,683,000	30.000%	9.79	7/27 – 8/27	40.1%	16.5%
A-SB	Aaa(sf) / AAAsf / AAAsf	$47,404,000	30.000%	7.33	10/22 – 4/27	40.1%	16.5%
X-A	Aa1(sf) / AAAsf / AAAsf	$857,267,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / Asf	$100,776,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAAsf	$104,807,000	20.250%	9.83	8/27 – 9/27	45.7%	14.5%
B	NR / AA-sf / AAsf	$55,091,000	15.125%	9.88	9/27 – 9/27	48.7%	13.6%
C	NR / A-sf / A(low)sf	$45,685,000	10.875%	9.88	9/27 – 10/27	51.1%	13.0%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBBsf	$47,029,000(6)(8)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)sf	$47,029,000(8)	6.500%	9.96	10/27 – 10/27	53.6%	12.4%
E-RR	NR / BB-sf / BB(low)sf	$21,499,000(8)	4.500%	10.01	10/27 – 11/27	54.7%	12.1%
F-RR	NR / B-sf / B(low)sf	$12,093,000(8)	3.375%	10.04	11/27 – 11/27	55.4%	12.0%
G-RR	NR / NR / NR	$36,279,296(8)	0.000%	10.04	11/27 – 11/27	57.3%	11.6%

Non-Offered Eligible Vertical Interests(7)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
VRR	NR / NR / NR	$30,390,000	N/A	9.07	11/17 – 11/27	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization. The certificate balance of the Class VRR Certificates is not included in the certificate balance or notional amount of any classes of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the Class VRR Certificates are not offered hereby.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The Class VRR Certificates provide credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively, (each as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(3)	Assumes 0% CPR / 0% CDR and an October 31, 2017 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated October 6, 2017 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class VRR Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV for the mortgage loans and (b) a fraction, the numerator of which is the sum of (i) total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class VRR Certificates) senior to such Class of Certificates, if any (the “Cumulative Certificate Balance”) and (ii) the Risk Retention Allocation Factor (as defined below) multiplied by the Cumulative Certificate Balance of such Class of Certificates, and the denominator of which is the sum of the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan. The “Principal Balance Certificates” are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class VRR Certificates.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class VRR Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the sum of (i) the Cumulative Certificate Balance of such Class of Certificates and (ii) the Risk Retention Allocation Factor multiplied by the Cumulative Certificate Balance of such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-D Notional Amounts are defined in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Indicative Capital Structure

(7)	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class VRR Certificates are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R and Class Z Certificates are not shown above.

(8)	The approximate initial certificate balance of each of the Class D, Class E-RR, Class F-RR and Class G-RR certificates and the approximate initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR and Class G-RR Certificates that will be retained by the retaining third-party purchaser in satisfaction of a portion of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the Class E-RR, Class F-RR and Class G-RR certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Summary of Transaction Terms

Securities Offered:	$958,043,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.

Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.

Mortgage Loan Sellers:	German American Capital Corporation (“GACC”) (50.8%) and JPMorgan Chase Bank, National Association (“JPMCB”) (49.2%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.

Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate thereof).

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Operating Advisor:	Pentalpha Surveillance LLC.

Asset Representations Reviewer:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

U.S. Credit Risk Retention:

GACC is expected to act as the “retaining sponsor” (as defined in Regulation RR) for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase (i) by Deutsche Bank AG, acting though its New York Branch (“DBNY”), as a “majority-owned affiliate” (as defined in Regulation RR) of GACC, from the depositor, on the Closing Date, of a certificated “eligible vertical interest” (as defined in Regulation RR) which will be comprised of the Class VRR Certificates, and (ii) by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third-party purchaser (as defined in Regulation RR), from Deutsche Bank Securities Inc., on the Closing Date, of an “eligible horizontal residual interest” (as defined in Regulation RR), which will be comprised of the Class E-RR, Class F-RR and Class G-RR Certificates. See “Credit Risk Retention” in the Preliminary Prospectus.

Notwithstanding any references in this term sheet to the credit risk retention rules and Regulation RR, the retaining sponsor, the third-party purchaser and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the third-party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules and/or Regulation RR (or such relevant portion thereof), subject to the consent of the retaining sponsor (which consent may not be unreasonably withheld).

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Pricing Date:	On or about October [16], 2017.

Closing Date:	On or about October 31, 2017.

Cut-off Date:	With respect to each mortgage loan, the related due date in October 2017, or with respect to any mortgage loan that has its first due date in November or December 2017, the date that would otherwise have been the related due date in October 2017.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2017.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2017.

Assumed Final Distribution Date:	The Distribution Date in November 2027 which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in October 2050.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

Form of Offering:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D, Class X-D, Class E-RR, Class F-RR, Class G-RR, Class R and Class Z Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and (other than the Class R Certificates) to institutions that are not U.S. Persons pursuant to Regulation S. The Publicly Offered Certificates and the Privately Offered Certificates (other than the Class R and Class Z Certificates) are also referred to herein as the “Non-VRR Certificates”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Summary of Transaction Terms

The Trust will also issue a certificated vertical interest (the “Class VRR Certificates”), as described in “Credit Risk Retention” in the Preliminary Prospectus.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-D Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO “RISK FACTORS” IN THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,105,333,296
Number of Mortgage Loans:	41
Number of Mortgaged Properties:	201
Average Cut-off Date Balance per Mortgage Loan:	$26,959,349
Weighted Average Current Mortgage Rate:	4.20154%
10 Largest Mortgage Loans as % of IPB:	51.1%
Weighted Average Remaining Term to Maturity(1)(2):	113 months
Weighted Average Seasoning(1):	2 months

Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	2.24x
Weighted Average UW NOI Debt Yield(3):	11.6%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	57.3%
Weighted Average Maturity Date LTV(2)(3)(5):	52.5%

Other Statistics
% of Mortgage Loans with Additional Debt:	30.2%
% of Mortgaged Properties with Single Tenants:	21.4%

Amortization
Weighted Average Original Amortization Term(6):	350 months
Weighted Average Remaining Amortization Term(6):	349 months
% of Mortgage Loans with Interest-Only:	49.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	23.0%
% of Mortgage Loans with Amortizing Balloon:	18.1%
% of Mortgage Loans with Amortizing Balloon followed by ARD structure:	6.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD structure:	3.2%

Lockbox / Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	78.1%
% of Mortgage Loans with Springing Lockboxes:	10.3%
% of Mortgage Loans with In-Place, Soft Lockboxes:	7.4%
% of Mortgage Loans with In-Place, Soft Springing Lockbox:	4.2%
% of Mortgage Loans with Springing Cash Management:	85.5%
% of Mortgage Loans with In-Place Cash Management:	14.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	64.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	18.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves(8):	59.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	37.5%

(1)	In the case of Loan No. 3, the first payment date for the loan is December 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest due for the November 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.

(2)	In the case of Loan Nos. 2, 16 and 41, each with an anticipated repayment date, Remaining Term to Maturity and Maturity Date LTV are calculated as of the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 18, 19, 22, 23 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8, 10, 15 and 27 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(4)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

(5)	In the case of Loan Nos. 1, 5, 8, 12 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(6)	Excludes 16 mortgage loans that are interest-only for the entire term.

(7)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(8)	CapEx Reserves include FF&E reserves for hotel properties.

(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
GACC(1)(2)	23	66	$561,088,427	50.8%
JPMCB(2)	18	135	544,244,869	49.2
Total:	41	201	$1,105,333,296	100.0%
(1)	With the exception of Loan Nos. 28, 33 and 40, all of the loans for which GACC is the Mortgage Loan Seller were originated or co-originated by DBNY (an affiliate of GACC). In the case of Loan No. 28, 33 and 40 the mortgage loan was originated by Cantor Commercial Real Estate Lending, L.P.

(2)	In the case of Loan No. 1, the mortgage loan is part of a whole loan that was co-originated by DBNY and Wells Fargo Bank, National Association. In the case of Loan No. 3, the mortgage loan is part of a whole loan that was co-originated by JPMCB and Citi Real Estate Funding Inc. In the case of Loan No. 6, the mortgage loan is part of a whole loan that was co-originated by JPMCB and Wells Fargo Bank, National Association. In the case of Loan No. 8, the mortgage loan is part of a whole loan that was co-originated by JPMCB and Bank of America, N.A. In the case of Loan No. 9, the mortgage loan is part of a whole loan that was co-originated by JPMCB, Bank of America, N.A., Barclays Bank PLC and DBNY. In the case of Loan No. 10, the mortgage loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., DBNY and Wells Fargo Bank, National Association. In the case of Loan No. 15, the mortgage loan is part of a whole loan that was co-originated by JPMCB, Natixis Real Estate Capital LLC, Société Générale, DBNY and Barclays Bank PLC.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)(4)
1	Moffett Place Building 4	GACC	1	$70,000,000	6.3%	314,352	Office	2.29x	12.2%	41.0%	37.3%
2	U-Haul SAC Portfolios 14, 15, 17	GACC	22	$68,859,925	6.2%	1,149,651	Self Storage	1.63x	10.2%	60.5%	43.1%
3	Station Place III	JPMCB	1	$64,000,000	5.8%	517,653	Office	3.00x	11.9%	47.6%	47.6%
4	Treeview Industrial Portfolio	JPMCB	14	$60,000,000	5.4%	3,168,642	Industrial	1.83x	9.2%	64.5%	64.5%
5	AHIP Northeast Portfolio I	GACC	5	$55,000,000	5.0%	612	Hotel	2.06x	14.0%	56.1%	51.4%
6	First Stamford Place	JPMCB	1	$54,800,000	5.0%	810,471	Office	2.71x	12.7%	57.5%	57.5%
7	521-523 East 72nd Street	JPMCB	1	$50,000,000	4.5%	99,316	Mixed Use	1.93x	7.8%	59.0%	59.0%
8	Gateway Net Lease Portfolio	JPMCB	41	$50,000,000	4.5%	5,296,943	Various	3.54x	14.1%	45.0%	45.0%
9	Starwood Capital Group Hotel Portfolio	JPMCB	65	$46,817,500	4.2%	6,366	Hotel	2.72x	12.4%	60.4%	60.4%
10	General Motors Building	GACC	1	$45,200,000	4.1%	1,989,983	Mixed Use	4.33x	15.5%	30.6%	30.6%

	Top 3 Total/Weighted Average		24	$202,859,925	18.4%			2.29x	11.4%	49.7%	42.5%
	Top 5 Total/Weighted Average		43	$317,859,925	28.8%			2.16x	11.5%	53.6%	48.2%
	Top 10 Total/Weighted Average		152	$564,677,425	51.1%			2.54x	11.9%	52.4%	49.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

(3)	In the case of Loan Nos 1, 5, and 8, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan No. 2, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Lead Servicing Agreement	Master Servicer	Special Servicer	Controlling Rights
1	Moffett Place Building 4	$70,000,000	$57,000,000	$127,000,000	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
2	U-Haul SAC Portfolios 14, 15, 17	$68,859,925	$59,878,195	$128,738,120	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
3	Station Place III	$64,000,000	$126,000,000	$190,000,000	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
4	Treeview Industrial Portfolio	$60,000,000	$65,000,000	$125,000,000	JPMCC 2017-JP7	Wells Fargo	CWCapital	JPMCC 2017-JP7
5	AHIP Northeast Portfolio I	$55,000,000	$14,600,000	$69,600,000	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
6	First Stamford Place	$54,800,000	$109,200,000	$164,000,000	JPMCC 2017-JP7	Wells Fargo	CWCapital	JPMCC 2017-JP7
7	521-523 East 72nd Street	$50,000,000	$35,000,000	$85,000,000	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
8	Gateway Net Lease Portfolio	$50,000,000	$303,000,000	$353,000,000	DBJPM 2017-C6	Midland	Midland	(2)
9	Starwood Capital Group Hotel Portfolio	$46,817,500	$530,452,500	$577,270,000	DBJPM 2017-C6	Midland	Midland	DBJPM 2017-C6
10	General Motors Building	$45,200,000	$1,424,800,000	$1,470,000,000	BXP 2017-GM	Wells Fargo	AEGON	BXP 2017-GM
11	IRG Portfolio	$44,890,511	$27,433,090	$72,323,602	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
15	245 Park Avenue	$32,000,000	$1,048,000,000	$1,080,000,000	PRKAV 2017-245P	Wells Fargo	Aegon	PRKAV 2017-245P
16	Walgreens Witkoff Portfolio	$32,000,000	$16,150,000	$48,150,000	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
18	Capital Centers II & III	$26,928,867	$21,443,357	$48,372,224	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
19	Lightstone Portfolio	$25,000,000	$40,000,000	$65,000,000	(3)	(3)	(3)	(3)
22	Torre Plaza	$20,000,000	$25,000,000	$45,000,000	JPMCC 2017-JP7	Wells Fargo	CWCapital	JPMCC 2017-JP7
23	Covance Business Center	$15,185,000	$10,000,000	$25,185,000	JPMDB 2017-C7	Midland	Midland	JPMDB 2017-C7
28	EIP Logistics Portfolio	$12,000,000	$29,000,000	$41,000,000	CFCRE 2017-C8	Wells	Rialto	CFCRE 2017-C8

(1)	In the case of Loan Nos. 8, 10 and 15, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).

(2)	The initial controlling noteholder is a third party investor, as holder of the related controlling subordinate companion loan. Upon the occurrence and during the continuance of a control appraisal period, the trust governed by the related lead servicing agreement will be the controlling noteholder.

(3)	In the case of Loan No. 19, the whole loan is serviced under the JPMDB 2017-C7 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan has been securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(4)	Total Debt Cut-off Date LTV(4)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Moffett Place Building 4	$70,000,000	$98,000,000	$225,000,000	2.29x	1.16x	41.0%	72.7%	12.2%	6.9%
6	First Stamford Place	$54,800,000	$16,000,000	$180,000,000	2.71x	1.73x	57.5%	63.2%	12.7%	11.5%
8	Gateway Net Lease Portfolio	$50,000,000	$170,000,000	$523,000,000	3.54x	2.04x	45.0%	66.6%	14.1%	9.5%
10	General Motors Building	$45,200,000	$830,000,000	$2,300,000,000	4.33x	2.77x	30.6%	47.9%	15.5%	9.9%
13	150 Blackstone River Road	$35,000,000	$7,000,000	$42,000,000	1.85x	1.37x	58.3%	70.0%	9.5%	7.9%
14	Sheraton DFW	$33,915,785	$4,500,000	$38,415,785	2.19x	1.77x	73.7%	83.5%	15.6%	13.8%
15	245 Park Avenue	$32,000,000	$688,000,000	$1,768,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
27	Mural Lofts	$12,500,000	$4,000,000	$16,500,000	1.73x	1.10x	58.7%	77.5%	8.9%	6.8%
(1)	In the case of Loan Nos. 1, 6, 13, and 14, Subordinate Debt Cut-off Date Balance represents a mezzanine loan. In the case of Loan Nos. 8, 10, and 27, Subordinate Debt Cut-off Date Balance represents a Subordinate Companion Loan. In the case of Loan No. 15, Subordinate Debt Cut-off Date Balance represents the aggregate of a Subordinate Companion Loan and three mezzanine loans.

(2)	In the case of Loan Nos. 1, 6, 8, 10, and 15, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans, but exclude the related Subordinate Companion Loan(s) or mezzanine loan(s), as applicable.

(3)	In the case of Loan No. 1, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus. In the case of Loan No. 6, the Total Debt UW NCF DSCR is calculated based on the amortization of the mortgage loan and a related mezzanine principal payment schedule, as described in the related loan documents.

(4)	In the case of Loan Nos. 1 and 8, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
Office	Suburban	16	$185,500,769	16.8%	94.3%	2.23x	12.0%	53.0%	47.7%
	CBD	4	175,800,000	15.9	92.8%	2.91x	12.3%	48.3%	48.3%
	Medical	7	3,293,499	0.3	100.0%	3.54x	14.1%	45.0%	45.0%
	Subtotal:	27	$364,594,268	33.0%	93.6%	2.57x	12.2%	50.6%	47.9%

Hotel	Extended Stay	29	$75,374,061	6.8%	83.4%	2.29x	13.5%	60.9%	55.9%
	Limited Service	45	62,926,862	5.7	74.4%	2.27x	13.1%	61.5%	55.2%
	Full Service	4	36,259,804	3.3	78.0%	2.22x	15.4%	72.8%	59.9%
	Select Service	4	33,989,355	3.1	78.3%	2.08x	14.2%	57.4%	52.0%
	Subtotal:	82	$208,550,082	18.9%	78.9%	2.24x	13.8%	62.6%	55.8%

Industrial	Warehouse/Distribution	31	$130,101,780	11.8%	97.7%	2.02x	10.2%	60.9%	59.3%
	Flex	10	49,264,999	4.5	86.1%	1.68x	11.3%	67.1%	55.3%
	Warehouse	10	22,271,893	2.0	99.0%	3.67x	15.1%	44.5%	43.5%
	Subtotal:	51	201,638,672	18.2%	95.0%	2.12x	11.0%	60.6%	56.6%

Mixed Use	Office/Retail	3	$59,090,364	5.3%	96.2%	3.66x	14.2%	39.6%	37.4%
	Office/Multifamily	1	50,000,000	4.5	98.8%	1.93x	7.8%	59.0%	59.0%
	Office/Industrial	1	15,185,000	1.4	100.0%	1.56x	9.9%	73.0%	56.5%
	Subtotal:	5	$124,275,364	11.2%	97.7%	2.71x	11.1%	51.5%	48.4%
Retail	Freestanding	7	$41,094,309	3.7%	100.0%	1.29x	7.4%	72.5%	68.9%
	Anchored	1	21,000,000	1.9	96.5%	2.11x	10.5%	54.4%	54.4%
	Single Tenant	1	4,734,959	0.4	100.0%	1.10x	7.1%	78.3%	73.6%
	Unanchored	1	4,370,731	0.4	100.0%	1.10x	7.1%	78.3	73.6%
	Subtotal:	10	$71,200,000	6.4%	99.0%	1.51x	8.3%	67.9%	65.2%

Self Storage	Self Storage	22	$68,859,925	6.2%	95.1%	1.63x	10.2%	60.5%	43.1%
	Subtotal:	22	$68,859,925	6.2%	95.1%	1.63x	10.2%	60.5%	43.1%

Multifamily	Student	1	$43,000,000	3.9%	100.0%	1.31x	8.4%	66.5%	61.2%
	Mid-Rise	1	12,500,000	1.1	98.3%	1.73x	8.9%	58.7%	58.7%
	Garden	2	10,714,985	1.0	94.7%	1.36x	9.2%	59.5%	53.1%
	Subtotal:	4	$66,214,985	6.0%	98.8%	1.40x	8.6%	63.9%	59.4%

	Total / Weighted Average:	201	$1,105,333,296	100.0%	92.3%	2.24x	11.6%	57.3%	52.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 18, 19, 22, 23 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8, 10, 15 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

(4)	In the case of Loan Nos. 1, 5, 8, 12 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 2, 16 and 41, each with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
California	23	$214,828,099	19.4%	91.9%	2.43x	12.3%	49.7%	45.4%
Texas	42	175,668,187	15.9	90.2%	1.84x	11.6%	65.7%	57.0%
New York	9	151,356,027	13.7	96.1%	2.74x	11.0%	49.4%	47.6%
Massachusetts	6	68,564,643	6.2	98.8%	1.63x	9.2%	63.3%	57.6%
District of Columbia	1	64,000,000	5.8	98.6%	3.00x	11.9%	47.6%	47.6%
Connecticut	4	62,483,933	5.7	91.3%	2.71x	12.7%	56.9%	56.0%
Ohio	10	47,957,628	4.3	84.8%	1.56x	11.1%	68.0%	56.0%
Maryland	4	30,139,198	2.7	85.6%	2.25x	14.0%	54.8%	50.8%
Illinois	5	28,198,008	2.6	94.1%	2.06x	10.6%	56.0%	52.6%
Florida	7	26,681,761	2.4	85.4%	2.19x	12.9%	64.5%	57.7%
Pennsylvania	6	25,463,731	2.3	93.2%	1.98x	11.4%	57.3%	55.3%
Indiana	8	25,450,137	2.3	97.1%	2.25x	11.4%	63.7%	53.9%
New Jersey	5	24,347,405	2.2	84.8%	1.91x	12.7%	60.0%	54.9%
Kentucky	5	23,335,918	2.1	99.0%	1.86x	9.3%	64.3%	64.3%
Louisiana	5	19,234,729	1.7	91.2%	1.80x	11.9%	63.9%	57.3%
Georgia	4	18,626,748	1.7	77.5%	2.01x	11.3%	64.8%	58.4%
Washington	3	12,979,632	1.2	96.0%	1.93x	8.9%	62.7%	62.7%
Virginia	6	12,026,045	1.1	94.0%	2.01x	11.4%	63.4%	55.5%
Arkansas	5	11,184,852	1.0	71.0%	2.09x	14.3%	61.5%	53.1%
Michigan	6	7,796,597	0.7	92.4%	3.28x	13.6%	49.8%	49.8%
Utah	1	6,815,717	0.6	100.0%	1.83x	9.2%	64.5%	64.5%
Nevada	2	6,228,264	0.6	96.5%	1.77x	10.5%	59.3%	43.2%
Rhode Island	1	4,975,610	0.5	79.1%	1.37x	10.5%	70.8%	59.6%
Delaware	3	4,631,590	0.4	100.0%	1.83x	9.2%	64.5%	64.5%
Maine	1	4,370,731	0.4	100.0%	1.10x	7.1%	78.3%	73.6%
Alabama	3	4,369,407	0.4	100.0%	2.63x	13.6%	57.4%	52.2%
New Hampshire	1	3,928,456	0.4	100.0%	1.10x	7.1%	78.3%	73.6%
Wisconsin	4	3,422,868	0.3	96.1%	3.44x	13.9%	46.9%	46.9%
Minnesota	4	3,392,091	0.3	93.1%	3.30x	13.6%	49.5%	49.5%
Arizona	2	3,316,352	0.3	95.2%	3.33x	13.7%	48.9%	48.9%
Missouri	4	3,254,880	0.3	99.4%	2.82x	12.6%	50.8%	44.3%
Kansas	1	1,631,889	0.1	95.8%	1.63x	10.2%	60.5%	43.1%
North Carolina	2	1,172,047	0.1	79.3%	3.03x	13.0%	54.5%	54.5%
Oregon	1	1,071,249	0.1	74.1%	2.72x	12.4%	60.4%	60.4%
Oklahoma	3	940,884	0.1	82.1%	2.97x	12.9%	55.7%	55.7%
South Carolina	2	568,834	0.1	100.0%	3.54x	14.1%	45.0%	45.0%
Wyoming	1	498,502	0.0	74.6%	2.72x	12.4%	60.4%	60.4%
Iowa	1	420,650	0.0	100.0%	3.54x	14.1%	45.0%	45.0%
Total / Weighted Average:	201	$1,105,333,296	100.0%	92.3%	2.24x	11.6%	57.3%	52.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 18, 19, 22, 23 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8, 10, 15 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(3)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

(4)	In the case of Loan Nos. 1, 5, 8, 12 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 2, 16 and 41, each with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
$2,900,000	-	$9,999,999	11	$72,256,401	6.5%	4.61501%	100	1.92x	11.4%	62.1%	54.3%
$10,000,000	-	$19,999,999	8	101,964,307	9.2	4.60228%	106	2.02x	11.6%	61.6%	54.0%
$20,000,000	-	$24,999,999	2	41,000,000	3.7	4.16268%	87	2.15x	9.7%	60.3%	60.3%
$25,000,000	-	$49,999,999	12	417,452,663	37.8	4.37737%	118	2.24x	11.9%	59.2%	53.9%
$50,000,000	-	$70,000,000	8	472,659,925	42.8	3.89995%	114	2.35x	11.5%	53.7%	50.1%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
3.43000%	-	3.99999%	11	$446,059,925	40.4%	3.65740%	114	2.76x	11.9%	47.1%	43.8%
4.00000%	-	4.49999%	9	270,550,035	24.5	4.28253%	111	2.17x	11.4%	62.8%	59.2%
4.50000%	-	4.99999%	15	309,136,252	28.0	4.67277%	116	1.79x	11.8%	63.8%	56.3%
5.00000%	-	5.35200%	6	79,587,084	7.2	5.14556%	99	1.38x	9.2%	70.6%	64.2%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
60	5	$55,734,879	5.0%	4.80275%	59	1.77x	10.1%	59.6%	57.7%
84	2	63,325,000	5.7	3.72636%	80	3.28x	14.0%	49.2%	48.3%
120	34	986,273,417	89.2	4.19807%	118	2.20x	11.5%	57.7%	52.5%
Total / Weighted Average:	41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
58	-	84	7	$119,059,879	10.8%	4.23025%	70	2.57x	12.2%	54.1%	52.7%
85	-	119	30	854,008,417	77.3	4.19016%	118	2.20x	11.6%	57.7%	52.4%
120	-	120	4	132,265,000	12.0	4.24919%	120	2.20x	10.7%	58.0%	53.2%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%
(1)	In the case of Loan No. 3, the first payment date for the loan is December 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the November 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 2, 16 and 41, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 18, 19, 22, 23 and 28, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8, 10, 15 and 27, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(4)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.
(5)	In the case of Loan Nos. 1, 5, 8 and 12 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Interest Only	16	$547,767,500	49.6%	3.99039%	111	2.73x	11.6%	51.8%	51.8%
300	2	78,939,925	7.1	3.91313%	119	1.66x	10.6%	61.1%	43.9%
324	1	12,000,000	1.1	5.30600%	114	1.37x	10.5%	70.8%	59.6%
330	1	15,185,000	1.4	4.45000%	120	1.56x	9.9%	73.0%	56.5%
360	21	451,440,872	40.8	4.47046%	114	1.81x	11.8%	62.4%	54.6%
Total / Weighted Average:	41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Interest Only			16	$547,767,500	49.6%	3.99039%	111	2.73x	11.6%	51.8%	51.8%
299	-	356	6	125,777,133	11.4	4.21757%	118	1.64x	10.7%	63.3%	47.7%
357	-	360	19	431,788,663	39.1	4.46473%	114	1.81x	11.8%	62.5%	54.9%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Interest Only	16	$547,767,500	49.6%	3.99039%	111	2.73x	11.6%	51.8%	51.8%
IO-Balloon	8	253,775,000	23.0	4.35151%	116	1.92x	12.0%	56.9%	51.3%
Balloon	14	200,030,872	18.1	4.62210%	112	1.73x	12.1%	68.4%	55.9%
ARD-Balloon	1	68,859,925	6.2	3.70250%	119	1.63x	10.2%	60.5%	43.1%
ARD-IO-Balloon	2	34,900,000	3.2	4.99928%	119	1.19x	7.6%	77.1%	72.1%
Total / Weighted Average:	41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
1.10x	-	1.24x	2	$39,750,000	3.6%	4.97527%	119	1.13x	7.2%	76.3%	71.4%
1.25x	-	1.49x	6	117,625,497	10.6	4.87744%	112	1.39x	9.8%	67.2%	58.3%
1.50x	-	1.74x	8	177,721,951	16.1	4.14835%	111	1.65x	10.5%	64.3%	51.9%
1.75x	-	1.99x	7	180,790,074	16.4	4.38761%	118	1.87x	9.6%	61.9%	59.3%
2.00x	-	4.47x	18	589,445,775	53.3	3.97345%	111	2.78x	13.1%	50.6%	48.2%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%
(1)	In the case of Loan No.3, the first payment date for the loan is December 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the November 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 2, 16 and 41, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 18, 19, 22, 23 and 28, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8, 10, 15 and 27, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(4)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.
(5)	In the case of Loan Nos. 1, 5, 8, 12 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Collateral Characteristics

LTV Ratios as of the Cut-off Date(3)(5)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
29.0%	-	49.9%	9	$311,927,901	28.2%	3.60633%	112	3.16x	13.1%	41.0%	40.0%
50.0%	-	59.9%	6	228,300,000	20.7	4.37427%	109	2.14x	11.0%	57.4%	56.3%
60.0%	-	64.9%	9	244,171,626	22.1	4.24099%	116	1.97x	11.0%	62.1%	55.1%
65.0%	-	69.9%	11	216,168,953	19.6	4.55495%	112	1.65x	10.7%	67.1%	58.6%
70.0%	-	78.3%	6	104,764,817	9.5	4.77614%	118	1.61x	11.0%	74.5%	63.4%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

LTV Ratios as of the Maturity Date(2)(5)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
29.0%	-	44.9%	7	$234,787,826	21.2%	3.63692%	118	2.73x	12.7%	43.0%	36.6%
45.0%	-	49.9%	4	156,080,000	14.1	3.71547%	106	3.05x	12.5%	48.2%	47.1%
50.0%	-	54.9%	6	131,403,896	11.9	4.54452%	108	2.06x	13.3%	58.7%	52.6%
55.0%	-	59.9%	14	336,711,990	30.5	4.42728%	114	1.91x	11.1%	64.5%	57.8%
60.0%	-	73.6%	10	246,349,584	22.3	4.55612%	113	1.82x	9.6%	66.3%	64.1%
Total / Weighted Average:			41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Defeasance(6)	25	$756,524,759	68.4%	4.20620%	117	2.10x	11.3%	58.9%	53.0%
Yield Maintenance	12	196,308,537	17.8	4.65719%	103	1.99x	11.4%	63.0%	58.7%
Defeasance or Yield Maintenance	4	152,500,000	13.8	3.59185%	106	3.29x	13.3%	42.4%	42.4%
Total / Weighted Average:	41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)(2)	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Refinance	27	$780,372,147	70.6%	4.21970%	114	2.15x	10.9%	57.9%	53.0%
Acquisition	10	271,561,149	24.6	4.17985%	109	2.38x	13.0%	58.9%	53.9%
Recapitalization	3	41,400,000	3.7	3.68143%	118	3.36x	14.5%	32.8%	32.2%
Acquisition/Refinance	1	12,000,000	1.1	5.30600%	114	1.37x	10.5%	70.8%	59.6%
Total / Weighted Average:	41	$1,105,333,296	100.0%	4.20154%	113	2.24x	11.6%	57.3%	52.5%
(1)	In the case of Loan No. 3, the first payment date for the loan is December 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the November 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 2, 16 and 41, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 18, 19, 22, 23 and 28, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8, 10, 15 and 27, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(4)	In the case of Loan No. 1, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.
(5)	In the case of Loan Nos. 1, 5, 8, 12 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date LTV are calculated based on the portfolio appraised value. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	In the case of Loan No. 2 and 27, the loan documents permit the borrowers to prepay the related loan with yield maintenance premium in the event the defeasance lockout period has not expired after certain dates. See the individual write-ups in this term sheet and “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans - Defeasance; Collateral Substitution” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Cut-off Date Principal Balance	% of IPB	Location	Property Type	Previous Securitization
2	U-Haul SAC Portfolios 14, 15, 17	$68,859,925	6.2%	Various	Self Storage	MLMT 2007-C1
3	Station Place III	64,000,000	5.8	Washington, DC	Office	MSC 2011-C1
4	Treeview Industrial Portfolio	60,000,000	5.4	Various	Industrial	CSMC 2007-C5
6	First Stamford Place	54,800,000	5.0	Stamford, CT	Office	MSC 2007-IQ15
9	Starwood Capital Group Hotel Portfolio(2)	46,817,500	4.2	Various	Hotel	Various
16	Walgreens Witkoff Portfolio	32,000,000	2.9	Various	Retail	LBUBS 2008-C1
19	Lightstone Portfolio(3)	25,000,000	2.3	Various	Hotel	Various
34	Bay Bridge Industrial Center	7,500,000	0.7	Oakland, CA	Industrial	BSCMS 2007-PW18
39	Brittmoore Industrial Park	4,793,668	0.4	Houston, TX	Industrial	MLCFC 2007-7
Total		$363,771,092	32.9%
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	With respect to Loan No. 9, previously existing debt secured by property Nos. 9.01-9.07, 9.09, 9.10, 9.34 and 9.42 in the Annex A-1 was securitized in COMM 2013-CR6 / COMM 2013-CR7, previously existing debt secured by property Nos. 9.11, 9.14, 9.16, 9.25, 9.28, 9.36, 9.46, 9.48, 9.52, 9.54-9.62, 9.64 and 9.65 was securitized in WFCM 2012-LC5, previously existing debt secured by property Nos. 9.13, 9.17, 9.29, 9.30, 9.40, 9.44, 9.45 and 9.51 was securitized in WFRBS 2013-C11, previously existing debt secured by property Nos. 9.15, 9.33 and 9.41 was securitized in WFRBS 2012-C10, previously existing debt secured by property Nos. 9.20, 9.32, 9.37-9.39, 9.49, 9.50, 9.53 and 9.63 were securitized in GSMS 2012-GCJ9 and previously existing debt secured by property No. 9.26 was securitized CSMC 2008-C1. The Cut-off Date Principal Balance and % of IPB for Loan No. 9 represents the aggregate amount related to the previously securitized properties described in this footnote.

(3)	With respect to Loan No. 19, previously existing debt secured by property Nos. 19.02, 19.05, 19.06 and 19.07 in the Annex A-1 was securitized in JPMBB 2013-C15 and previously existing debt secured by property No. 19.03 was securitized in BACM 2007-02. The Cut-off Date Principal Balance and % of IPB for Loan No. 19 represents the aggregate amount related to the previously securitized properties described in this footnote.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
21	Fullerton Plaza	Chicago, IL	$21,000,000	1.9%	$21,000,000	38.9%	60	60	2.11x	10.5%	54.4%	54.4%
27	Mural Lofts	Philadelphia, PA	12,500,000	1.1	12,500,000	23.1	60	58	1.73x	8.9%	58.7%	58.7%
32	Preston Trail Atrium	Dallas, TX	9,227,795	0.8	8,494,873	15.7	60	58	1.58x	11.5%	61.9%	57.0%
35	Bank of America Building	Poughkeepsie, NY	7,020,000	0.6	6,488,656	12.0	60	60	1.43x	10.3%	65.6%	60.6%
38	The Grove at 43rd Apartments	Houston, TX	5,987,084	0.5	5,554,090	10.3	60	58	1.33x	9.2%	69.6%	64.6%
Total / Weighted Average:			$55,734,879	5.0%	$54,037,619	100.0%	60	59	1.77x	10.1%	59.6%	57.7%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(4)	Maturity Date LTV(3)(4)
8	Gateway Net Lease Portfolio	Various, Various	$50,000,000	4.5%	$50,000,000	82.4%	84	80	3.54x	14.1%	45.0%	45.0%
26	Staybridge Suites St. Petersburg	St. Petersburg, FL	13,325,000	1.2	12,415,773	20.5%	84	81	2.31x	13.8%	65.0%	60.6%
	Total / Weighted Average:		$63,325,000	5.7%	$62,415,773	102.8%	84	80	3.28x	14.0%	49.2%	48.3%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

(3)	In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan but exclude the related Subordinate Companion Loan.

(4)	In the case of Loan No. 8 the Cut-off Date LTV and the Maturity Date LTV is calculated by using an appraised value based on certain hypothetical assumptions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Accrual:	Each Class of Certificates (other than the Class R and Class Z Certificates) will accrue interest on a 30/360 basis. The Class Z and Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class Z and Class VRR Certificates.

■	Allocation Between the Class VRR Certificates and the Non-VRR Certificates:	The VRR Percentage of the available funds (the “VRR Certificate Available Funds”) will be allocated to the Class VRR Certificates, and the Non-VRR Percentage of the available funds (the “Non-VRR Certificate Available Funds”) will be allocated to the Non-VRR Certificates. The “Non-VRR Percentage” is 97.25% and the “VRR Percentage” is 2.75%. The “Risk Retention Allocation Factor” is equal to the VRR Percentage divided by the Non-VRR Percentage. See “Credit Risk Retention—Eligible Vertical Interest—Material Terms of the Eligible Vertical Interest—VRR Certificate Available Funds” in the Preliminary Prospectus.

■	Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R, Class Z and Class VRR Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Non-VRR Certificate Available Funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rates on the Class D Certificates for the related Distribution Date.

The Class Z Certificates will not have a pass-through rate. On each Distribution Date, a specified portion of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class Z Certificates.

On each Distribution Date, accrued interest for the Class VRR Certificates will be distributed, to the extent of VRR Certificate Available Funds, to the Class VRR Certificates, until the interest payable thereto is paid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Although they do not have a specified Pass-Through Rate, the effective interest rates on the Class VRR Certificates will be the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

See “Credit Risk Retention—Eligible Vertical Interest—Material Terms of the Eligible Vertical Interest—Priority of Distributions” and “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■	Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Non-VRR Certificates will be distributed, up to the Non-VRR Certificate Available Funds:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex F to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Non-VRR Certificates will be distributed, up to the Non-VRR Certificate Available Funds, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B and Class C Certificates and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

The Class Z Certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class Z Certificates are entitled to a specified portion of distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

On any Distribution Date, payments in respect of principal of the Class VRR Certificates will be distributed, up to the VRR Certificate Available Funds, to the Class VRR Certificates, until the Certificate Balance thereof has been reduced to zero.

See “Credit Risk Retention—Eligible Vertical Interest—Material Terms of the Eligible Vertical Interest—Priority of Distributions” and “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■	Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, the Non-VRR Percentage of any Yield Maintenance Charges collected in respect of the mortgage loans will be allocated pro rata among four groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class B, Class C and Class X-B Certificates (“YM Group B”), (c) the Class D and Class X-D Certificates (“YM Group C”) and (d) the Class E-RR, Class F-RR and Class G-RR Certificates (“YM Group RR”). As among the Classes of Certificates in each YM Group, other than the YM Group RR, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class Total Principal Paid to the related YM Group	X	(Pass-Through Rate on Class – Discount Rate) (Mortgage Rate on Loan – Discount Rate)

As among the Classes of Certificates in the YM Group RR, each Class of Certificates in such YM Group entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus.

YM Charge	X	Principal Paid to Class Total Principal Paid to the related YM Group

On any Distribution Date, the VRR Percentage of any Yield Maintenance Charge will be distributed to the Class VRR Certificates.

No Yield Maintenance Charges will be distributed to the Class Z or the Class R Certificates.

See “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

■	Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

On each Distribution Date, the VRR Percentage of losses on the mortgage loans (the “VRR Certificate Realized Losses”) will be allocated to the Class VRR Certificates, until the Certificate Balance has been reduced to zero.

Losses on each Whole Loan will be allocated, first, to any related subordinate companion loan(s) until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

See “Credit Risk Retention—Eligible Vertical Interest—Material Terms of the Eligible Vertical Interest—Allocation of VRR Certificate Realized Losses” and “Description of the Certificates—Priority of Distributions” in the Preliminary Prospectus.

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. The Non-VRR Percentage of any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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than the Class VRR, Class R and Class Z Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. The VRR Percentage of any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the Class VRR Certificates. See “Credit Risk Retention—Eligible Vertical Interest—Material Terms of the Eligible Vertical Interest—Priority of Distribution” and “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■	Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or serviced whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Non-VRR Percentage of the Appraisal Reduction Amounts that are allocated to the mortgage loans is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class VRR Certificates) beginning with the Class G-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. In general, the VRR Percentage of the Appraisal Reduction Amounts that are allocated to the mortgage loans is notionally allocated to reduce the Certificate Balance of the Class VRR Certificates for certain purposes, including certain voting rights.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to Class G-RR Certificates; second, to the Class F-RR Certificates; third, to the Class E-RR Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) and to the Class VRR Certificates.

With respect to each serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then, pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■	Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee due to the application of Appraisal Reduction Amounts to such mortgage loan.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Whole Loans:

Nineteen mortgage loans are each part of a whole loan (each, a “Whole Loan”) comprised of such mortgage loan and one or more companion loans (each a “Companion Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of eighteen (18) of the Whole Loans, referred to as the “Moffett Place Building 4 Whole Loan”, the “U-Haul SAC Portfolios 14, 15, 17 Whole Loan”, the “Station Place III Whole Loan”, the “Treeview Industrial Portfolio Whole Loan”, the “AHIP Northeast Portfolio I Whole Loan”, the “First Stamford Place Whole Loan”, the “521-523 East 72nd Street Whole Loan”, the “Gateway Net Lease Portfolio Whole Loan”, the “Starwood Capital Group Hotel Portfolio Whole Loan”, the “General Motors Building Whole Loan”, the “IRG Portfolio Whole Loan”, the “245 Park Avenue Whole Loan”, the “Walgreens Witkoff Portfolio Whole Loan”, the “Capital Centers II & III Whole Loan”, the “Lightstone Portfolio Whole Loan”, the “Torre Plaza Whole Loan”, the “Covance Business Center Whole Loan”, and the “EIP Logistics Portfolio Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as “Pari Passu Companion Loans”). In the case of each of the Gateway Net Lease Portfolio Whole Loan, the General Motors Building Whole Loan, the 245 Park Avenue Whole Loan and the Whole Loan referred to as the “Mural Lofts Whole Loan”, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as “Subordinate Companion Loans”).

The Moffett Place Building 4 Whole Loan, the U-Haul SAC Portfolios 14,15, 17 Whole Loan, the Station Place III Whole Loan, the AHIP Northeast Portfolio I Whole Loan, the 521-523 East 72nd Street Whole Loan, the IRG Portfolio Whole Loan, the Walgreens Witkoff Portfolio Whole Loan, the Capital Centers II & III Whole Loan, the Lightstone Portfolio Whole Loan (prior to the securitization of the related controlling pari passu companion loan), the Covance Business Center Whole Loan and the Mural Lofts Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the JPMDB 2017-C7 transaction (the “Pooling and Servicing Agreement”), and the related companion loans are referred to as “Serviced Companion Loans”.

The Lightstone Portfolio Whole Loan (a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will be initially serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling pari passu companion loan, the related Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling pari passu companion loan as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”. in the Preliminary Prospectus.

The Treeview Industrial Portfolio Whole Loan, the First Stamford Place Whole Loan, the Gateway Net Lease Portfolio Whole Loan, the Starwood Capital Group Hotel Portfolio Whole Loan, the General Motors Building Whole Loan, the 245 Park Avenue Whole Loan, the Lightstone Portfolio Whole Loan (after the securitization of the related controlling pari passu companion loan), the Torre Plaza Whole Loan and the EIP Logistics Portfolio Whole Loan (each a “Non-Serviced Whole Loan”) are being serviced and administered pursuant to the applicable trust and servicing agreement or pooling and servicing agreement identified under the column “Lead Servicing Agreement” in the table titled “Pari Passu Companion Loan Summary” above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

■	Highlighted Servicing Provisions:

A mortgage loan may become a specially serviced loan as a result of an imminent or reasonably foreseeable default only if the Master Servicer determines such default is not likely to be cured by the related borrower within 60 days.  However, if the Special Servicer believes an imminent default exists and the Master Servicer does not transfer the mortgage loan to special servicing, it is entitled to request the Master Servicer deliver an explanation in the form of an officer’s certificate to the Depositor and the Special Servicer setting forth its determination and the related reasoning.

A mortgage loan will not become a specially serviced loan for up to 120 days in circumstances where the related borrower does not make its balloon payment at maturity upon satisfaction of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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certain conditions, including that the borrower has, prior to such maturity date, provided documentation from an acceptable lender, including, without limitation, an executed term sheet or refinancing commitment or an executed purchase and sale agreement, in each case, that is consistent with CMBS market practices and is reasonably satisfactory in form and substance to the Master Servicer evidencing an expected refinancing of the mortgage loan or sale of the related mortgaged property.

In order to streamline the servicing and administration of the mortgage loans with the goal of reducing the amount of time a CMBS borrower has to wait for certain approvals from the lender, certain “major decisions” will be administered solely by the Master Servicer, while others will be administered solely by the Special Servicer, thereby reducing the number of parties involved in the approval process. Under these updated terms, the party processing any such “major decision” will be directly responsible for obtaining the consent of the Directing Certificateholder for such “major decisions”. In prior CMBS transactions, the master servicer would commonly prepare a recommendation related to a particular approval and be required to obtain the consent of the special servicer (who, in turn, would commonly be required to obtain the consent of the Directing Certificateholder before providing its consent to the master servicer) prior to taking any action with respect to that “major decision”.

See “Description of the Certificates” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. The Non-VRR Percentage of any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class VRR, Class R and Class Z Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class VRR, Class R and Class Z Certificates), in sequential order. The VRR Percentage of any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Class VRR Certificates, and then to offset any realized losses allocated to the Class VRR Certificates. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan (other than a non-serviced mortgage loan) in such a manner as will be reasonably likely to maximize the value of the defaulted loan on a net present value basis, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the Certificateholders (or, in the case of any Serviced Whole Loan, the Certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such Serviced Companion Loans), on a net present value basis. Additionally, the Special Servicer may offer to sell any REO property if, and when, the Special Servicer determines that such a sale would be in the best economic interest of the issuing entity and the holders of any related Companion Loans, on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Special Servicer is generally required to accept a cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans (if any) (and with respect to the Mural Lofts Whole Loan, the special servicer is permitted to sell the related Subordinate Companion Loans together with the related mortgage loan if it determines that a sale of such Whole Loan would maximize recoveries on the Whole Loan in accordance with the Servicing Standard), and the prices will be adjusted accordingly.

Within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan. In addition, with respect to the Mural Lofts Whole Loan, the holder of the related controlling Subordinate Companion Loan may have an option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than an Interested Person. If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property, provided that (i) no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and (ii) the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property. An “Interested Person” is any person that is (i) a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, any holder of a mezzanine loan (but only with respect to the related mortgage loan) or any known affiliate of any such person or, (ii) with respect to a defaulted whole loan, the depositor, the master servicer, the special servicer (or independent contractor engaged by such special servicer) or the trustee for the securitization of any related Companion Loan and each holder of any related Companion Loan, or any known affiliate of any such person.

The Special Servicer is not obligated to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, such Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

With respect to the Mural Lofts Whole Loan, the special servicer will be permitted to sell the related Subordinate Companion Loans along with the related mortgage loan if it determines that a sale of such Whole Loan would maximize recoveries on the Whole Loan in accordance with the Servicing Standard.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the JPMDB 2017-C7 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above. In addition, with respect to the Gateway Net Lease Portfolio Whole Loan, the holders of the related Subordinate Companion Loans have an option to purchase the related mortgage loan after certain events of default under such mortgage loan.

■	Control Eligible Certificates:	Classes E-RR, F-RR and G-RR.

■	Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling pari passu companion loan will be the holder of such companion loan, and (ii) with respect to each mortgage loan (other than the Servicing Shift Mortgage Loan) the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan, the Mural Lofts Mortgage Loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan, the Mural Lofts Mortgage Loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Mural Lofts Mortgage Loan, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, direction and consent rights with respect to the related Whole Loan will be exercised by the holder of the related companion Subordinate Companion Loan pursuant to the related intercreditor agreement as described in the Preliminary Prospectus. In addition, the holder of the related controlling Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, each holder of a related Subordinate Companion Loan will have the right to purchase the related defaulted mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to each Serviced Whole Loan, direction, consent and consultation rights with respect to such Whole Loan are subject to certain consultation rights of the holders of the related Pari Passu Companion Loans (if any) pursuant to the related intercreditor agreement.

With respect to each Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (provided that with respect to the Gateway Net Lease Portfolio Whole Loan, prior to the occurrence and continuance of a related control appraisal period, all such rights will be exercised by the holder of the related controlling Subordinate Companion Loan)

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement..

■	Directing Certificateholder:

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate), is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans, the Servicing Shift Mortgage Loan and the Mural Lofts Mortgage Loan prior to the occurrence and continuance of a control appraisal period).

The Certificate Administrator will be required to identify the then-current Directing Certificateholder as part of its monthly distribution date statement.

■	Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates and the Class VRR Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

■	Control Termination Event:

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that prior to the applicable securitization of the controlling pari passu Companion Loan with respect to any Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates (other than the Control Eligible Certificates and the Class VRR Certificates) have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any mortgage loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Mural Lofts Whole Loan, pursuant to the related intercreditor agreement, the holder of the related controlling Subordinate Companion Loan will lose its right to direct certain actions upon the occurrence and continuance of a control appraisal event under such intercreditor agreement.

■	Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that prior to the applicable securitization of the related controlling pari passu Companion Loan with respect to a Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Consultation Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates (other than the Control Eligible Certificates and the Class VRR Certificates) have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the majority of the holders of the Class VRR Certificates. Such risk retention consultation party will be entitled to consult with the master servicer and the special servicer with respect to major servicing decisions relating to Specially Serviced Loans and (during the continuance of a Consultation Termination Event) non-Specially Serviced Loans; provided that any such risk retention consultation party will not have such rights if it is directly or indirectly held by a Borrower Party. It is expected that DBNY will be appointed as the initial risk retention consultation party by the holder of the Class VRR Certificates.

■	Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR and Class G-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●      reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●      promptly reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Final Asset Status Report;

●      recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement, the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●      preparing an annual report (if any mortgage loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any non-serviced mortgage loan or any Servicing Shift Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●      to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●      to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Pentalpha Surveillance, LLC is also currently the operating advisor under the DBJPM 2017-C6 pooling and servicing agreement and the JPMCC 2017-JP7 pooling and servicing agreement in each such capacity, has certain obligations and consultation rights with respect to the Starwood Capital Group Hotel Portfolio Whole Loan, the Treeview Industrial Portfolio Whole Loan, the Gateway Net Lease Portfolio Whole Loan and the Torre Plaza Whole Loan, as applicable, that may vary in certain respects from those of the Operating Advisor under the Pooling and Servicing Agreement.

■	Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and DBRS (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least 5 years of experience in collateral analysis and loss projections and (y) has at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

■	Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans (such review, an “Asset Review”) after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no Certificateholder may request a vote or case a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any delinquent mortgage loan until an additional mortgage loan becomes a Delinquent Loan, an Asset Review Trigger occurs as a result or otherwise in effect, another Asset Review Vote Election is made and more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of such Asset Review Vote Election.

■	Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Appointment and Replacement of Special Servicer:

The Directing  Certificateholder  will  appoint  the initial  Special Servicer as of the Closing Date.  Prior to the  occurrence and  continuance of a  Control  Termination Event, the  Special Servicer may generally be replaced at any time, with or without cause, by the Directing Certificateholder; provided, however, that with respect to the Mural Lofts Whole Loan, the holder of the related controlling Subordinate Companion Loan (prior to the occurrence and continuance of a control appraisal period) will have the right to replace the Special Servicer with respect to that Whole Loan.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Controlling Class Certificateholder or the Directing Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan and will be entitled to replace such Excluded Special Servicer at any time, with or without cause. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer as described in “Operating Advisor” above.

■	Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of the Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post notice of such direction on its website, and concurrently by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, subject to the related intercreditor agreement, the holders of the related Pari Passu Companion Loans if any, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, subject to the related intercreditor agreement, the JPMDB 2017-C7 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■	Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■	Credit Risk Retention Restrictions:

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third-party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third-party purchaser” under the credit risk retention rules in effect on the Closing Date, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until November 1, 2022. On and after that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third-party purchaser”. Under Regulation RR, the restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the earlier of (a) the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date and (b) with respect to the Class E-RR, Class F-RR and Class G-RR, the date on which all of the mortgage loans have been defeased in accordance with §244.7(b)(8)(i) of Regulation RR.

Notwithstanding any references in this term sheet to the credit risk retention rules and Regulation RR, the retaining sponsor, the third-party purchaser and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the third-party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules and/or Regulation RR (or such relevant portion thereof), subject to the consent of the retaining sponsor (which consent may not be unreasonably withheld).

■	Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – JPMDB 2017-C7

With a copy to: trustadministrationgroup@wellsfargo.com

■	Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, as applicable, over

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than any assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees)...

A “Workout Fee” will generally be payable with respect to each corrected loan (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fee with respect to any specially serviced loan will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■	Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■      special notices;

■      summaries of any final asset status reports;

■      appraisals in connection with Appraisal Reductions plus any second appraisals ordered;

■      an “Investor Q&A Forum”;

■      a voluntary investor registry;

■      SEC EDGAR filings; and

■      risk retention.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Moffett Place Building 4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place Building 4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Moffett Place Building 4

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch / DBRS)(2):	BBB- / A(low)	Property Type - Subtype:	Office – Suburban
Original Principal Balance(3):	$70,000,000	Net Rentable Area (SF):	314,352
Cut-off Date Principal Balance(3):	$70,000,000	Location:	Sunnyvale, CA
% of Pool by IPB:	6.3%	Year Built / Renovated:	2017 / N/A
Loan Purpose:	Refinance	Occupancy:	100.0%
Borrower:	MP B4 LLC	Occupancy Date:	10/6/2017
Sponsor(4):	Joseph K. Paul	Number of Tenants:	1
Interest Rate:	3.63650%	2014 NOI(7):	N/A
Note Date:	8/3/2017	2015 NOI(7):	N/A
Maturity Date:	8/6/2027	2016 NOI(7):	N/A
Interest-only Period:	60 months	TTM NOI(7):	N/A
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization(5):	360 months	UW Revenues:	$17,794,328
Amortization Type:	IO-Balloon	UW Expenses:	$2,240,410
Call Protection(6):	L(26),Def(87),O(7)	UW NOI:	$15,553,919
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$15,491,048
Additional Debt:	Yes	Appraised Value / Per SF(8):	$309,500,000 / $985
Additional Debt Balance:	$57,000,000 / $98,000,000	Appraisal Date:	11/1/2018
Additional Debt Type:	Pari Passu / Mezzanine Loan

Escrows and Reserves(9)				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$404
Taxes:	$499,913	$71,416	N/A	Maturity Date Loan / SF:	$367
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	41.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(8):	37.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR(10):	2.29x
Other:	$30,293,713	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$127,000,000	56.4%	Payoff Existing Debt	$107,948,334	48.0%
Mezzanine Loan	98,000,000	43.6	Upfront Reserves	30,793,626	13.7
			Closing Costs	6,985,460	3.1
			Return of Equity	79,272,579	35.2
Total Sources	$225,000,000	100.0%	Total Uses	$225,000,000	100.0%

(1)	The Moffett Place Building 4 Whole Loan (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Wells Fargo Bank, National Association (“WFB”).

(2)	Fitch and DBRS have confirmed that the Moffett Place Building 4 loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The Moffett Place Building 4 loan is part of a whole loan evidenced by four senior pari passu notes with an aggregate original principal balance of $127.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the Moffett Place Building 4 Whole Loan (as defined below).

(4)	Joseph K. Paul is the loan sponsor and Paul Guarantor LLC is the nonrecourse carve-out guarantor. See “Loan Sponsor” section below.

(5)	The Moffett Place Building 4 Whole Loan will amortize in accordance with “Annex G – Assumed Principal Payment Schedule for the Moffett Place Building 4 Mortgage Loan” in the Preliminary Prospectus.

(6)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2017. Defeasance of the full $127.0 million Moffett Place Building 4 Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 3, 2020. The assumed lockout period of 26 payments is based on the expected JPMDB 2017-C7 securitization closing date in October 2017. The actual lockout period may be longer.

(7)	Historical NOI is not available because construction of the property was completed in 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place Building 4

(8)	Represents the “Prospective Market Value Upon Stabilization” Appraised Value which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Moffett Place Building 4 property is leased at a market rent level as of November 1, 2018. At origination, the borrower reserved approximately $30.3 million for outstanding tenant improvements and free rent associated with the Google lease. The “as-Is” Appraised Value is $269.1 million as of June 13, 2017, which represents a Cut-off Date LTV and Maturity Date LTV of 47.2% and 42.9%, respectively on the Moffett Place Building 4 Whole Loan. In addition, the appraisal concluded a dark value of $238.9 million as of June 13, 2017, which represents a Cut-off Date LTV and Maturity Date LTV of 53.2% and 48.3%, respectively.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(10)	The UW NCF DSCR is calculated using the sum of interest and principal payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule. For more information, please reference “Annex G – Assumed Principal Payment Schedule for the Moffett Place Building 4 Mortgage Loan” in the preliminary prospectus.

The Loan. The Moffett Place Building 4 loan is secured by a first mortgage lien on the borrower’s fee interest in a 314,352 square foot office building located in Sunnyvale, California. The loan was co-originated by DBNY and WFB, has an outstanding principal balance as of the Cut-off Date of $127.0 million (the “Moffett Place Building 4 Whole Loan”) and is comprised of four senior pari passu notes. Note A-1, the controlling note, and Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million, are being contributed to the JPMDB 2017-C7 Trust. The non-controlling Note A-4 has been contributed to the BANK 2017-BNK7 Trust. The Moffett Place Building 4 Whole Loan has a 10-year term and following a five-year interest-only period, will amortize in accordance with the amortization schedule on Annex G to the preliminary prospectus. The most recent prior financing of the Moffett Place Building 4 property was not included in a securitization. The relationship between the holders of the Moffett Place Building 4 Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$70,000,000	$70,000,000	JPMDB 2017-C7	Yes
A-3	25,250,000	25,250,000	DBNY	No
A-4	31,750,000	31,750,000	BANK 2017-BNK7	No
Total	$127,000,000	$127,000,000

The Borrower. The borrowing entity for the Moffett Place Building 4 Whole Loan is MP B4 LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Joseph K. Paul, the founder of Jay Paul Company. The nonrecourse carve-out guarantor is Paul Guarantor LLC, a Delaware limited liability company that is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. Paul is trustee and grantor. Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed or acquired over 8.5 million square feet, of institutional quality space with an additional 6.0 million square feet under development, much of which is located near the Moffett Place Building 4 property in Sunnyvale. In addition, Jay Paul Company owns 21 buildings in Moffett Park totaling approximately 5.0 million square feet. Jay Paul Company has built projects for many companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks.

The Property. The Moffett Place Building 4 property is an eight-story, 314,352 square foot, Class A office tower located in Sunnyvale, California approximately 39 miles southeast of the San Francisco central business district. The Moffett Place Building 4 property is 100.0% leased to Google Inc. (“Google”) through November 2028. Google took possession of the Moffett Place Building 4 property on August 1, 2017 and is currently constructing its interior improvements. Google is currently in a rent abatement period through October 2018 (which has been fully reserved for). Google is expected to complete its build-out and take occupancy in Fall 2018. The Moffett Place Building 4 property is part of Moffett Place, a 55.25-acre campus containing six 314,352 square foot office buildings, totaling approximately 1.9 million square feet of office space, and a 52,500 square foot amenities building. Google has pre-leased the entirety of the Moffett Place campus. In Phase I of Moffett Place, Google took possession of Buildings 1, 2 and 5. In Phase II, Google took possession of Building 3 (the sister building of the Moffett Place Building 4 property). Building 6 is under construction and Google is expected to occupy it upon completion. The overall parking ratio for Moffett Place is 3.3 spaces per 1,000 square feet of net rentable area within three parking structures and surface parking. Additionally, the top level of one of the parking structures is improved with the High Garden, which features walking and running trails, outdoor volleyball/basketball courts, bocce ball courts, a putting green, and other recreational facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Moffett Place Building 4

The Moffett Place Building 4 property is located within the northern portion of Sunnyvale, California near the intersection of Bayshore Freeway (U.S. Highway 101) and State Highway 237. The Moffett Place Building 4 property is centrally located within 0.75 miles of five Santa Clara Valley Transportation Authority Light rail stations (the Moffett Park, Lockheed Martin, Borregas, Crossman and Fair Oaks stations). According to a third-party market research report, the 2017 estimated population within a three-, five- and 10-mile radius of the Moffett Place Building 4 property was 101,123, 342,356, and 1,320,658, respectively; while the 2017 estimated average household income within a three-, five- and 10-mile radius was $128,406, $144,058, $139,063, respectively.

According to the appraisal, the Moffett Place Building 4 property is located in the Sunnyvale submarket of the Silicon Valley and San Francisco Peninsula office market. As of the first quarter of 2017, the submarket contained approximately 10.9 million square feet of office space exhibiting a vacancy rate of approximately 2.2% and an average asking rental rate of $51.84 per square foot with an average Class A office asking rental rate of $58.20 per square foot. According to a third-party market research report, the Moffett Place Building 4 property is located in the Moffett Park office node within Sunnyvale, which contains approximately 6.9 million square feet of 4 & 5 star rated office inventory, exhibiting a vacancy rate of approximately 4.5% and an average asking rental rate of $61.42 per square foot.

Google does not directly lease the amenities building from the borrower. Instead, Google’s right to use the amenities building is contained within each individual lease. Google’s right to use the amenities building is exclusive during any period when Google leases the property and is non-exclusive for any period of time that an additional tenant leases space at the property in the future. Additionally, the amenities building and the parking structure are part of the common areas, which are owned in fee simple by an owners association, which is wholly owned by the borrower and affiliates of the borrower. The borrower has pledged its ownership interests in the owner’s association as collateral for the Moffett Place Building 4 Whole Loan.

The following table presents certain information relating to comparable office leasing for the Moffett Place Building 4 property:

Office Lease Comparables(1)
Address	Tenant	Lease Date	Tenant SF	Building SF	Term (yrs)	Actual Base Rent PSF	Free Rent (mos)	Tenant Improvement PSF	Lease Type	Rent Steps
Moffett Towers II	Lab126	Mar-2017	350,663	350,663	10	$47.40	6	$70.00	New	3.0%
Moffett Gateway	Google, Inc.	Nov-2016	298,924	298,924	11	$44.40	9	$70.00	New	3.0%
10900 Tantau Avenue	Panasonic	May-2017	43,034	102,540	5	$51.00	1	$0.00	Renewal	3.0%
Tree Farm	Toyota	Mar-2017	96,562	96,562	5.5	$63.00	NAV	$0.00	New	3.0%
Moffett Tower II Bldg. 2	NAV	Dec-2016	362,600	362,600	10	$48.00	6	$65.00	New	3.0%

(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical occupancy is not available as the property was constructed in 2017.

(2)	Current Occupancy is as of October 6, 2017. Google has taken possession of its space and is currently constructing its interior improvements. Google is currently in a rent abatement period through October 2018. At origination, $17,046,036 was reserved, which amount represents all future rent credits or abatements under the Google lease.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Google(4)	Aa2 / AA+ / NA	314,352	100.0%	$52.33	100.0%	11/30/2028
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field. The parent company of Google does not guarantee the lease.

(3)	Base Rent PSF reflects the average rent over the lease term. Google’s current base rent per square foot after its free rent period through October 2018 is $47.16 ($14,824,480 annually).

(4)	Google has two seven-year renewal options. The tenant does not have any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Moffett Place Building 4

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP(2)	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028 & Beyond	1	314,352	100.0	16,449,061	100.0	314,352	100.0%	$16,449,061	100.0%
Total	1	314,352	100.0%	$16,449,061	100.0%

(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring reflects the average rent over the lease term. The current base rent per square foot after the expiration of the free rent period through October 2018 is $47.16 or $14,824,480 annually.

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents In Place(2)	$16,449,061	$52.33	87.8%
Vacant Income	0	0.00	0.0
Total Reimbursements	1,829,948	5.82	9.8
Other Revenue(3)	451,863	1.44	2.4
Net Rental Income	$18,730,872	$59.59	100.0%
(Vacancy/Credit Loss)	(936,544)	(2.98)	(5.0)
Effective Gross Income	$17,794,328	$56.61	95.0%
Total Expenses	$2,240,410	$7.13	12.6%
Net Operating Income	$15,553,919	$49.48	87.4%
Total TI/LC, CapEx/RR	62,870	0.20	0.4
Net Cash Flow	$15,491,048	$49.28	87.1%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.

(2)	Rents in Place include contractual rents as of October 2018 ($14,824,840) and a straight line average of contractual rent steps through November 2028 ($1,624,221).

(3)	Other Revenue reflects amenities use fee with contractual steps taken through October 2018 plus a straight line average of contractual steps through lease expiration.

Property Management. The Moffett Place Building 4 property is managed by Paul Holdings, Inc., a loan sponsor affiliate.

Escrows and Reserves. At loan origination, the borrower deposited $17,046,036 into a tenant-specific rent concession reserve account, $13,247,677 into a tenant-specific TI/LC reserve account and $499,913 into a tax reserve account.

Tax Escrows - On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $71,416, into a tax reserve account.

Insurance Escrows - In the event that an acceptable blanket policy is no longer in place, the borrower is required on a monthly basis to escrow 1/12 of annual insurance premiums.

Lease Sweep Reserve - On each due date during the continuance of a Lease Sweep Period (as defined below), the Moffett Place Building 4 Whole Loan documents require the borrower to deposit into the cash management account all excess cash flow after payment of debt service, required reserves and operating expenses into a special rollover reserve until funds accumulated in such reserve equal the applicable Lease Sweep Reserve Threshold. Once funds in the special rollover reserve reach the Lease Sweep Reserve Threshold, all remaining excess cash flow are required to be deposited into a debt service reserve until funds accumulated in such reserve equal the applicable Lease Sweep Reserve Cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Moffett Place Building 4

The “Lease Sweep Reserve Threshold” means, if the Lease Sweep Period was caused by (x) the occurrence of September 6, 2024, (y) a default under the Lease Sweep Lease (as defined below) or (z) the failure of the tenant (or parent company) to be investment grade, an amount equal to $30.00 per square foot (currently $9,430,560) and if the Lease Sweep Period was caused by the tenant under the Lease Sweep Lease (as defined below) terminating its lease or going dark in at least 20.0% or more of its rentable area, the product of $30.00 multiplied by the aggregate amount of terminated or dark leasable square feet space.

The “Lease Sweep Reserve Cap” means, (1) if the Lease Sweep Period was caused by (x) the occurrence of September 6, 2024 or (y) a default under the Lease Sweep Lease (as defined below), an amount equal to $35.00 per square foot (currently $11,002,320), (2) if the Lease Sweep Period was caused by the tenant under the Lease Sweep Lease (as defined below) terminating its lease, the product of $35.00 multiplied by the aggregate amount of terminated leasable square feet space (3) if Lease Sweep Period was caused by the tenant under the Lease Sweep Lease going dark in at least 20.0% or more of its rentable area, the product of $50.00 multiplied by the aggregate amount of terminated or dark leasable square feet space and (4) if Lease Sweep Period was caused by the downgrade of the tenant under the Lease Sweep Lease (or its parent) below investment grade, an amount equal to $50.00 per square foot (currently $15,717,600).

A “Lease Sweep Period” is a period commencing on the first monthly payment date following the earliest to occur of (i) September 6, 2024, (ii) the tenant under a Lease Sweep Lease (or any successor or replacement tenant) cancels or terminates its lease (or gives notice of its intent to do so), (iii) the date on which the tenant under a Lease Sweep Lease “goes dark” in at least 20% of its space (unless the tenant or any sublessee is investment grade rated and paying full unabated rent greater than or equal to the sublessor rent), (iv) upon a default of a tenant under a Lease Sweep Lease, (v) upon the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or (vi) the date on which, with respect to the Google lease, neither Google nor the Google tenant’s parent company is an investment grade entity. A Lease Sweep Period will terminate on the earliest to occur of: (1) with respect to a Lease Sweep Period commencing as set forth in clauses (i), (ii), (iii) or (vi) above, one or more replacement leases have been executed and all conditions to such replacement tenants taking occupancy of the space, commencing the payment of full unabated rent have been satisfied and all leasing expenses under the lease have been paid, (2) with respect to a Lease Sweep Period commencing as set forth in clauses (i) or (ii) above, the Lease Sweep Lease has been renewed and all conditions to the payment of full unabated rent have occurred, (3) with respect to a Lease Sweep Period commencing as set forth in clauses (iii) or (vi) above, the tenant under the Lease Sweep Lease is restored to an investment grade entity or the entire space demised under the Lease Sweep Lease in question is subleased to an investment grade entity (and such sublessee has taken possession of such space and commenced payment of full unabated rent thereunder), (4) with respect to a Lease Sweep Period commencing as set forth in clause (iv), the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of 3 consecutive months following such cure, (5) with respect to a Lease Sweep Period commencing as set forth in clause (v), the date on which the insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned and (6) with respect to with respect to a Lease Sweep Period commencing as set forth in clauses (i) through (iv) and (vi) above, the date funds on deposit in the special rollover reserve and the debt service reserve equals the applicable Lease Sweep Reserve Cap. Additionally, the borrower may prevent the commencement (or terminate the existence) of a Lease Sweep Period by posting a letter of credit with the lender with a face amount equal to the applicable Lease Sweep Reserve Cap.

A “Lease Sweep Lease” means (i) the Google lease or (ii) any lease that is entered into by the borrower in replacement of the Google lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, demises space equal to or greater than the space under the Lease Sweep Lease.

Lockbox / Cash Management. The Moffett Place Building 4 loan is structured with a hard lockbox and in-place cash management. The loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower or the property manager with respect to the Moffett Place Building 4 property be deposited into the lockbox account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and applied as provided in the loan documents.

Additional Debt. A mezzanine loan, with an original principal balance of $98,000,000, was funded concurrently with the funding of the Moffett Place Building 4 Whole Loan. The mezzanine loan accrues interest at a rate of 5.65000%, is coterminous with the Moffett Place Building 4 Whole Loan and is interest-only for the first 60 months of its term, with principal and interest payments thereafter based on the assumed principal payment schedule. The mezzanine loan was co-originated by Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, Midland National Life Insurance Company and CPPIB Credit Investments III Inc. Based on the total combined debt of $225.0 million, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are 72.7%, 67.2%, 1.16x and 6.9%, respectively. An intercreditor agreement is in place with respect to the Moffett Place Building 4 Whole Loan and the related mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$69,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$68,859,925	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	6.2%	Net Rentable Area (SF):	1,149,651
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Fourteen SAC Self-Storage	Year Built / Renovated:	Various / Various
	Corporation, Fifteen SAC Self-	Occupancy:	94.0%
	Storage Corporation and Seventeen	Occupancy Date:	7/31/2017
	SAC Self-Storage Corporation	Number of Tenants:	N/A
Sponsor:	Blackwater Investments, Inc.	2014 NOI:	$11,446,791
Interest Rate:	3.70250%	2015 NOI:	$12,438,519
Note Date(2):	8/9/2017	2016 NOI:	$13,240,536
Anticipated Repayment Date(2):	9/6/2027	TTM NOI (as of 6/2017):	$13,241,633
Final Maturity Date(2):	9/6/2037	UW Economic Occupancy:	88.6%
Interest-only Period:	None	UW Revenues:	$18,742,353
Original Term(2):	120 months	UW Expenses:	$5,626,088
Original Amortization:	300 months	UW NOI:	$13,116,265
Amortization Type:	ARD-Balloon	UW NCF:	$12,882,844
Call Protection(3):	L(25),Def(91),O(4)	Appraised Value / Per SF:	$212,670,000 / $185
Lockbox / Cash Management:	Soft / Springing	Appraisal Date(4):	Various
Additional Debt:	Yes
Additional Debt Balance:	$59,878,195
Additional Debt Type:	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$112
Taxes:	$985,823	Springing	N/A	Maturity Date Loan / SF:	$80
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.5%
Replacement Reserves:	$116,711	Springing	$116,711	Maturity Date LTV:	43.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
Other:	$333,269	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$129,000,000	100.0%	Payoff Existing Debt	$91,373,752	70.8%
			Closing Costs	2,190,159	1.7
			Upfront Reserves	1,435,803	1.1
			Return of Equity	34,000,286	26.4
Total Sources	$129,000,000	100.0%	Total Uses	$129,000,000	100.0%

(1)	The U-Haul SAC Portfolios 14, 15, 17 loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $129.0 million. The Financial Information presented in the chart above reflects the aggregate Cut-off Date Balance of the $128,738,120 U-Haul SAC Portfolios 14, 15, 17 Whole Loan (as defined herein).

(2)	The U-Haul SAC Portfolios 14, 15, 17 Whole Loan has an anticipated repayment date of September 6, 2027 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of September 6, 2037. From and after the Anticipated Repayment Date, the U-Haul SAC Portfolios 14, 15, 17 Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 3.70250% plus 3.00000% and (ii) the then 10-year treasury yield plus 4.52000%.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date in October 2017. Defeasance of the full $129.0 million U-Haul SAC Portfolios 14, 15, 17 Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by October 6, 2021, the borrowers are permitted to prepay the U-Haul SAC Portfolios 14, 15, 17 Whole Loan with the payment of a yield maintenance premium. The assumed lockout period of 25 payments is based on the expected JPMDB 2017-C7 securitization closing date in October 2017. The actual lockout period may be longer.

(4)	The Appraisal Dates range from June 19, 2017 to June 26, 2017.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

The Loan. The U-Haul SAC Portfolios 14, 15, 17 loan is secured by a first mortgage lien on the borrowers’ fee interests in a portfolio of 22 self-storage properties totaling 1,149,651 gross square feet throughout 14,804 self-storage units located in 12 different states. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $128.7 million (the “U-Haul SAC Portfolios 14, 15, 17 Whole Loan”) and is comprised of four pari passu notes, each as described below. Note A-1, the controlling note, and the non-controlling Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $68.9 million, are being contributed to the JPMDB 2017-C7 Trust . The non-controlling Note A-3 and non-controlling Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $59.9 million, are each expected to be contributed to one or more future securitization trusts. The U-Haul SAC Portfolios 14, 15, 17 Whole Loan is structured with an ARD of September 6, 2027, a final maturity date of September 6, 2037 and will amortize on a 25-year schedule. The previous debt being refinanced by the U-Haul SAC Portfolios 14, 15, 17 Whole Loan was securitized in MLMT 2007-C1. The relationship between the holders of the U-Haul SAC Portfolios 14, 15, 17 Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$69,000,000	$68,859,925	JPMDB 2017-C7	Yes
A-3, A-4	$60,000,000	$59,878,195	DBNY	No
Total	$129,000,000	$128,738,120

The Borrowers. The borrowing entities for the U-Haul SAC Portfolios 14, 15, 17 Whole Loan are Fourteen SAC Self-Storage Corporation, Fifteen SAC Self-Storage Corporation and Seventeen SAC Self-Storage Corporation, each a Nevada corporation and recycled special purpose entity, each with two independent directors in its organizational structure. The borrowing entities are jointly and severally liable under the loan documents.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Blackwater Investments, Inc. Blackwater Investments, Inc. controls the majority of equity interest in SAC Holding Corporation (“SAC”). SAC owns self storage properties that (i) are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and (ii) act as independent U-Haul rental equipment dealers. SAC was formed in 1993 as a vehicle to further U-Haul International’s presence in the self-storage industry. Blackwater Investments, Inc. is controlled by Mark V. Shoen, a significant shareholder of AMERCO, the parent company of U-Haul International, Inc. and Edward J. Shoen, the Chairman and President of AMERCO.

The Properties. The U-Haul SAC Portfolios 14, 15, 17 Whole Loan is secured by 22 geographically diverse self-storage properties located across 12 states with an aggregate of 14,804 units totaling 1,149,651 square feet. Approximately 58.2% of the units in the portfolio are either climate-controlled or heated, and each property rents trucks, trailers, and support rental equipment on behalf of U-Haul, which has accounted for approximately 2.4% to 2.5% of the effective gross income from 2014 through the July 31, 2017 TTM. In addition, the portfolio contains 17 retail leases totaling 74,370 square feet with a total annual rent of $466,391. The weighted average rent per square foot for the retail leases is $6.27 per square foot (excluding antenna and signage), which is approximately 25.3% below the weighted average market rent of approximately $8.40 per square foot for such spaces. The properties were constructed between 1910 and 1997. As of July 31, 2017, individual property occupancy ranges from 71.9% to 99.0%, with a weighted average portfolio occupancy of 94.0%.

The top three states by allocated loan amount as of the Cut-off Date include Massachusetts (two properties, approximately 26.9% of the portfolio), New York (four properties, approximately 18.0% of the portfolio) and Texas (six properties, approximately 17.9% of the portfolio). No other state accounts for more than 8.4% of the allocated loan amount as of the Cut-off Date. The top three states by total square feet are Texas, with 334,758 square feet (29.1% of total square feet) throughout 3,251 units (22.0% of total units), Massachusetts, with 195,786 square feet (17.0% of total square feet) throughout 3,134 units (21.2% of total units) and New York, with 191,362 square feet (16.6% of total square feet) throughout 2,667 units (18.0% of total units). No other state accounts for more than 6.9% of total square feet or 7.6% of total units.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
83.8%	86.4%	86.1%	94.0%
(1)	Occupancies are based on the borrower operating statements and represent occupancy as of January 1st of the subsequent year for each respective year.

(2)	Current Occupancy is based on the July 31, 2017 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

U-Haul SAC Portfolios 14, 15, 17 Summary
Property Name	Location	Cut-off Date Balance	% of Cut-off Date Balance	Year Built	Square Feet	Occupancy (SF)(1)	Units	Occupancy (Units) (1)	Appraised Value
U-Haul of Medford	Somerville, MA	$12,530,583	18.2%	1910	127,736	94.7%	2,154	92.1%	$38,700,000
U-Haul Center of Salisbury	Salisbury, MA	5,970,645	8.7	1954, 1965, 1972, 1978	68,050	97.0%	980	96.3%	18,440,000
U-Haul Center North Rancho	Las Vegas, NV	5,756,945	8.4	1997	79,795	96.2%	930	97.1%	17,780,000
U-Haul Lincoln Park	Chicago, IL	5,368,400	7.8	1937	57,282	93.6%	1,130	93.6%	16,580,000
U-Haul of Inwood	Inwood, NY	4,727,300	6.9	1969	48,292	99.0%	708	98.9%	14,600,000
U-Haul Ctr Albany	Albany, NY	3,911,355	5.7	1935	73,544	98.3%	1,119	99.4%	12,080,000
U-Haul Storage Black Rock	Bridgeport, CT	3,221,687	4.7	1951	36,258	93.4%	766	91.1%	9,950,000
U-Haul Center of Rockville	Rockville Centre, NY	2,810,477	4.1	1966	28,426	98.5%	437	98.2%	8,680,000
U-Haul Storage Ivar Avenue	Rosemead, CA	2,664,772	3.9	1987	38,519	95.4%	437	95.4%	8,230,000
U-Haul Center of Round Rock	Round Rock, TX	2,480,214	3.6	1995	42,775	90.7%	564	87.1%	7,660,000
U-Haul Storage Glendora	Glendora, CA	2,441,359	3.5	1986	33,513	97.8%	395	96.7%	7,540,000
U-Haul Center Texas Avenue	College Station, TX	2,425,170	3.5	1996	45,050	98.2%	562	97.5%	7,490,000
U-Haul Storage Tarrant Road(2)	Grand Prairie, TX	2,062,528	3.0	1994	66,560	91.8%	582	86.3%	6,370,000
U-Haul Storage Hulen	Fort Worth, TX	1,897,395	2.8	1985	82,689	92.5%	637	93.7%	5,860,000
U-Haul Ctr Beaumont(3)	Beaumont, TX	1,729,026	2.5	1980	45,619	94.8%	483	93.0%	5,340,000
U-Haul Storage Waxahachie	Waxahachie, TX	1,709,599	2.5	1994	52,065	98.8%	423	98.8%	5,280,000
U-Haul Center of Olathe	Olathe, KS	1,631,889	2.4	1995	38,025	95.8%	456	95.0%	5,040,000
U-Haul Kings Highway	Saint Louis, MO	1,227,155	1.8	1947	23,445	98.3%	387	97.7%	3,790,000
U-Haul Storage I-30(4)	Little Rock, AR	1,181,825	1.7	1990	56,763	82.6%	437	80.1%	3,650,000
U-Haul Storage Laurelwood	Lindenwold, NJ	1,178,587	1.7	1988	33,150	94.9%	319	96.2%	3,640,000
U-Haul Ctr Downtown	Norfolk, VA	981,077	1.4	1924	30,995	71.9%	495	69.7%	3,030,000
U-Haul Storage Business Avenue	Cicero, NY	951,935	1.4	1977-1989	41,100	89.0%	403	84.4%	2,940,000
Total / Wtd. Avg.		$68,859,925	100.0%		1,149,651	94.0%	14,804	93.1%	$212,670,000
(1)	Current Occupancy is based on the July 31, 2017 rent roll.

(2)	Includes two recreational vehicle/boat units totaling 40 square feet.

(3)	Includes 13 recreational vehicle/boat units totaling 3,900 square feet.

(4)	Includes 29 recreational vehicle/boat units totaling 870 square feet.

Geographic Summary
State	Cut-off Date ALA	% of ALA	Property Count	Total Units	% of Units	Total Square Feet	% of Square Feet	Occupancy (% by Square Feet)(1)
Massachusetts	$18,501,228	26.9%	2	3,134	21.2%	195,786	17.0%	95.5%
New York	12,401,068	18.0	4	2,667	18.0	191,362	16.6	96.5%
Texas	12,303,931	17.9	6	3,251	22.0	334,758	29.1	94.2%
Nevada	5,756,945	8.4	1	930	6.3	79,795	6.9	96.2%
Illinois	5,368,400	7.8	1	1,130	7.6	57,282	5.0	93.6%
California	5,106,132	7.4	2	832	5.6	72,032	6.3	96.5%
Connecticut	3,221,687	4.7	1	766	5.2	36,258	3.2	93.4%
Kansas	1,631,889	2.4	1	456	3.1	38,025	3.3	95.8%
Missouri	1,227,155	1.8	1	387	2.6	23,445	2.0	98.3%
Arkansas	1,181,825	1.7	1	437	3.0	56,763	4.9	82.6%
New Jersey	1,178,587	1.7	1	319	2.2	33,150	2.9	94.9%
Virginia	981,077	1.4	1	495	3.3	30,995	2.7	71.9%
Total	$68,859,925	100.0%	22	14,804	100.0%	1,149,651	100.0%	94.0%
(1)	Occupancy as of the July 31, 2017 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

According to a 2017 self-storage almanac, which represents 2016 figures and estimates, there are approximately 52,151 storage facilities in the United States, with an estimated 2.3 billion rentable square feet. On a per unit basis, the national average physical occupancy rate has increased from 88.0% in the fourth quarter of 2014 by 3.2% to 91.2% by the second quarter of 2016. In 2016, physical occupancy was highest in the South Atlantic division at an average of 91.2% and lowest in the Midwest division at an average of 90.0% for the second quarter of 2016. In 2016, rental rates nationwide continued to increase, following a trend that began in 2011. This increasing trend can be seen in rental rates for both non-climate and climate controlled units.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,321,272	$15,507,587	$16,352,325	$16,467,797	$16,467,797	$14.32	77.9%
Vacant Income	0	0	0	0	2,405,525	2.09	11.4
Gross Potential Rent	$14,321,272	$15,507,587	$16,352,325	$16,467,797	$18,873,322	$16.42	89.2%
Other Income(4)	1,499,164	1,465,050	1,521,631	1,521,287	1,521,287	1.32	7.2%
Third Party Leases	846,364	751,154	773,228	753,268	753,268	0.66	3.6%
Net Rental Income	$16,666,800	$17,723,792	$18,647,183	$18,742,353	$21,147,877	$18.40	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,405,525)	(2.09)	(11.4)
Effective Gross Income	$16,666,800	$17,723,792	$18,647,183	$18,742,353	$18,742,353	$16.30	88.6%
Total Expenses	$5,220,009	$5,285,273	$5,406,647	$5,500,720	$5,626,088	$4.89	30.0%
Net Operating Income	$11,446,791	$12,438,519	$13,240,536	$13,241,633	$13,116,265	$11.41	70.0%
Total CapEx/RR	0	0	0	0	233,421	0.20	1.2%
Net Cash Flow	$11,446,791	$12,438,519	$13,240,536	$13,241,633	$12,882,844	$11.21	68.7%
(1)	The TTM column represents the trailing 12-months ending on June 30, 2017.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rents in Place are based on in-place rents as of June 30, 2017.

(4)	Other Income includes net sales, U-Box commissions, U-Move commissions, intercompany lease income and other miscellaneous income.

Property Management. The U-Haul SAC Portfolios 14, 15, 17 properties are managed by various affiliates of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $985,823 for real estate taxes, $116,711 for replacement reserves and $333,269 for deferred maintenance, which represents 125% of the immediate repairs identified in the engineering reports.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists and the borrowers deposit and maintain an amount sufficient to pay taxes for six months.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrowers to make monthly deposits of $19,451 (approximately $0.20 per square foot annually) into the replacement reserve escrow is waived so long as the amounts in the reserve are equal to or exceed $116,711 (approximately $0.10 per square foot).

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. The borrowers are required to cause the property managers to deposit all revenues into the lockbox account controlled by the lender within three business days. Prior to the occurrence of a Lockbox Event (as defined below), funds deposited into the deposit account will be disbursed to the borrower’s operating account within three business days of receipt. During a Lockbox Event, the funds in the deposit account will be swept to a segregated cash management account under the control of the lender. After the occurrence and during the continuance of a Lockbox Event, the funds in the deposit account will be disbursed in accordance with the U-Haul SAC Portfolios 14, 15, 17 Whole Loan documents.

A “Lockbox Event” means the occurrence of (i) an event of default; (ii) a DSCR Trigger Event (as defined below), (iii) a Tax/Insurance Trigger Event (as defined below), (iv) any bankruptcy or insolvency action of the borrower or property manager or (v) an Extension Term Trigger Event (as defined below).

A “DSCR Trigger Event” means the trailing twelve-month debt service coverage ratio calculated in accordance with the loan documents is less than 1.15x for two consecutive calendar quarters and will end if the trailing twelve-month debt service coverage ratio calculated in accordance with the loan documents is at least 1.15x for four consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

U-Haul SAC Portfolios 14, 15, 17

A “Tax/Insurance Trigger Event” means (i) the borrowers fail to provide timely evidence of the payment of taxes or (ii) the borrowers fail to provide timely evidence that the properties are insured according to provisions of the loan documents.

An “Extension Term Trigger Event” means the payment date that is three payment dates prior to the ARD, if the U-Haul SAC Portfolios 14, 15, 17 Whole Loan has not been repaid in full.

Partial Release. Certain of the mortgaged properties identified as U-Haul of Medford, U-Haul Ctr Albany, U-Haul Center Rockville, U-Haul Storage Hulen, U-Haul Ctr Downtown and U-Haul Center of Round Rock are currently identified as legal non-conforming as to use (each a “Non-Conforming Use Individual Property”). In the event that following a casualty or condemnation, or the occurrence of any other act (including without limitation, abandonment or modification of the property or the structure located thereon), the lender determines that operating the Non-Conforming Use Individual Property as it was operated as of the date of origination is no longer permissible, then the borrower is required (i) prior to the expiration of the lockout period, to deliver to lender an amount equal to the release amount for such property, plus the applicable yield maintenance premium minus any applicable net proceeds received by lender or (ii) following the expiration of the lockout period, deliver defeasance collateral in an amount equal to 110% of the release amount for such Mortgaged Property less any net proceeds received by lender, and in either case, the lender will release the Non-Conforming Use Property from the lien of the related mortgage. The release must also comply with REMIC Trust requirements. In the event the borrower fails to comply with the above, the guarantor will be obligated to satisfy such obligations. No other releases are permitted.

After Acquired Adjacent Property. The borrowers will have the right to acquire the fee simple estate in vacant land that is adjacent and contiguous to an existing mortgaged property, provided that, among other conditions, the borrowers provide the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the adjacent property, (iii) evidence that the adjacent property is insured in accordance with the loan documents and (iv) evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property is required to be encumbered by the lien of the mortgage on the related mortgaged property. Construction of additional storage units or construction for other ancillary purposes is permitted on the newly acquired property, as well as on the current properties, without the lender’s consent so long as it will not have a material adverse effect.

After Acquired Leasehold Property. The borrowers will have the right to acquire a leasehold interest in a property that is operating as a storage facility but that is not contiguous to an existing mortgaged property; provided that, among other conditions: (i) such facility is operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility, and does not include any office, showroom retail or administrative uses, (ii) the related borrower delivers (a) an environmental report showing no hazardous materials or risk of contamination at the property, (b) a current survey and (c) evidence that the property is insured in accordance with the Mortgage Loan documents and (iii) such leasehold property is owned in fee simple by an affiliate of the guarantor and the related borrower enters into a lease which provides, among other things, that (a) in the event that the debt service coverage ratio for the Mortgage Loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the related lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the lease. The lessee is permitted to construct additional storage units or to engage in construction for other ancillary purposes on the newly acquired leasehold property without the borrower’s consent so long as it will not have a material adverse effect.

Environmental Insurance. At origination, the borrowers were required to obtain an environmental insurance policy for the U-Haul Center of Rockville and U-Haul of Medford properties. The policy was provided by Steadfast Insurance Company (a subsidiary of Zurich Insurance Company), with an individual claim limit of $3.0 million, an aggregate claim limit of $3.0 million and a $100,000 deductible. The policy names the lender as an additional insured and has an expiration date of August 9, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$64,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$64,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	517,653
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	Seven Hundred 2nd Street	Year Built / Renovated:	2009 / N/A
	Holdings LLC	Occupancy:	98.6%
Sponsor(3):	Seven Hundred 2nd Street	Occupancy Date:	9/1/2017
	Holdings Mezz LLC	Number of Tenants:	4
Interest Rate:	3.60000%	2014 NOI:	$21,168,717
Note Date:	10/3/2017	2015 NOI:	$22,071,248
Maturity Date:	11/1/2027	2016 NOI:	$22,329,086
Interest-only Period(4):	121 months	TTM NOI (as of 7/2017):	$22,369,181
Original Term(4):	121 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$35,992,988
Amortization Type:	Interest Only	UW Expenses:	$13,463,618
Call Protection(4)(5):	L(24),Def(1),DeforGrtr1%orYM(92),	UW NOI:	$22,529,370
	O(4)	UW NCF:	$20,806,621
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$399,000,000 / $771
Additional Debt:	Yes	Appraisal Date:	8/22/2017
Additional Debt Balance:	$126,000,000
Additional Debt Type:	Pari Passu

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$367
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$367
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.6%
Replacement Reserves:	$8,628	$8,628	$310,592	Maturity Date LTV:	47.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	3.00x
Other:	$415,973	Springing	Various	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$190,000,000	100.0%	Payoff Existing Debt	$176,682,741	93.0%
			Closing Costs	1,689,829	0.9
			Upfront Reserves	424,600	0.2
			Return of Equity	11,202,829	5.9
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

(1)	The Station Place III Mortgage Loan was co-originated by JPMCB and Citi Real Estate Funding Inc. (“CREFI”).

(2)	The Station Place III loan is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $190.0 million. The information presented in the chart titled “Financial Information” above reflects the aggregate Cut-off Date balance of the $190.0 million Station Place III Whole Loan, as defined in “The Loan” below.

(3)	There is no nonrecourse carve-out guarantor or environmental indemnitor, other than the borrower, for the Station Place III Whole Loan (as defined below).

(4)	The first payment date for the Station Place III Whole Loan is December 1, 2017. On the closing date, JPMCB will deposit funds sufficient to pay the interest due for the November 2017 payment date. The Interest-only Period, Original Term and Call Protection presented in the Mortgage Loan Information above are inclusive of the additional November 2017 interest payment to be deposited by JPMCB.

(5)	Inclusive of the interest to be deposited by JPMCB for the November 2017 payment date, the defeasance lockout period will be at least 24 payments beginning with and including November 1, 2017. Defeasance of the full $190.0 million Station Place III Whole Loan is permitted at any time prior to the open period and after the earlier to occur of (i) the date that is two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2021 (the period prior to either of the foregoing, the “REMIC Prohibition Period”). The borrower is also permitted to prepay the Station Place III Whole Loan on or after December 1, 2019 with the payment of a yield maintenance premium.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

The Loan. The Station Place III loan is secured by a first mortgage lien on the borrower’s fee interest in a 517,653 square foot office building located in Washington, District of Columbia (“D.C.”). The loan is part of a whole loan (the “Station Place III Whole Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $190.0 million, and is comprised of five pari passu notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $64.0 million (the “Station Place III Mortgage Loan”), is being contributed to the JPMDB 2017-C7 Trust and is the controlling note. Note A-2, Note A-3, Note A-4 and Note A-5 will not be included in the trust, are held by JPMCB or an affiliate or CREFI or an affiliate and are expected to be contributed to one or more future securitization trusts. The Station Place III Whole Loan has a 10-year term and is interest-only for the entire term. The previous debt being refinanced by the Station Place III Whole Loan was securitized in MSC 2011-C1. The relationship between the holders of the Station Place III Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$64,000,000	$64,000,000	JPMDB 2017-C7	Yes
A-2	40,000,000	40,000,000	JPMCB	No
A-3	10,000,000	10,000,000	JPMCB	No
A-4	50,000,000	50,000,000	CREFI	No
A-5	26,000,000	26,000,000	CREFI	No
Total	$190,000,000	$190,000,000

The Borrower. The borrowing entity for the Station Place III Whole Loan is Seven Hundred 2nd Street Holdings LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor is Seven Hundred 2nd Street Holdings Mezz LLC (“700 SSH Mezz”). 700 SSH Mezz has two managing members, 700 Second Street Associates LP (“SSA”) and Fisher Brothers Washington LLC (“Fisher Brothers”) and an administrative member LD Residual V LLC. There is no separate nonrecourse carve-out guarantor, and the borrower is the sole party to the environmental indemnity. The loan documents require the borrower to maintain an environmental insurance policy with aggregate and individual limits of no less than $2,000,000. In addition, the environmental report recommended no further investigation of the subject property. SSA is majority owned by Morgan Stanley Prime Property Fund (“PPF”). PPF is a real estate fund managed by Morgan Stanley Real Estate. PPF’s assets include office, retail, multifamily, industrial, self-storage and hotel properties that are located in major real estate markets throughout the United States. Founded in 1915, Fisher Brothers is a real estate investment company headquartered in New York, New York. Fisher Brothers has built, owned and managed more than 10.0 million square feet of Class A commercial space with a geographic focus on urban markets along the east coast.

The Property. The Station Place III property is a 10-story, 517,653 square foot, Class A office building constructed in 2009 and located in the NoMa (north of Massachusetts Avenue) neighborhood of Washington, D.C. Together with Station Place I and Station Place II, Station Place III is part of the Station Place complex: Washington D.C.’s largest private office development that is comprised of approximately 1.5 million square feet of Class A office space situated on approximately 5.5 acres in Washington, D.C.’s NoMa submarket. Station Place III is connected with through-access to Station Place I and II on lower and upper floors and offers direct covered secure access to Union Station, a multimodal transportation hub with access to Metro, Amtrak and Marc train systems. Station Place III is LEED Silver Certification Energy certified. The property features a subterranean parking garage with 308 parking spaces, resulting in a parking ratio of approximately 0.60 spaces per 1,000 square feet of net rentable area. To meet the requirements of current tenant leases for an aggregate of 452 parking spaces, the borrower has leased an additional 178 spaces from an affiliate in the parking garage for Station Place II.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

As of September 1, 2017, the Station Place III property was 98.6% leased to four tenants. The largest tenant, the U.S. Securities and Exchange Commission (“SEC”), leases 209,530 square feet (40.5% of the net rentable area) through February 2021, with no renewal options, and has been a tenant at the property since March 2011. The SEC accounts for approximately 33.4% of the underwritten base rent at the property. The SEC is an agency of the United States federal government that regulates and supervises the securities industry. The SEC has six departments and approximately 590 employees at Station Place III. The SEC also leases space at Station Place I and Station Place II and the combined complex serves as the SEC’s headquarters. In total, the SEC leases approximately 1.6 million square feet across all three buildings. According to the property manager, the SEC has invested $14.3 million ($68 per square foot) into its space at Station Place III and approximately $66.2 million ($52 per square foot) across the entire complex. In July, the SEC issued a request for proposal to lease 1,274,000 square feet of space with offers due in November 2017. Some of the requirements in the request for proposal called for the site to be within 2,640 walkable feet of a Metrorail station, rent of $50.00 gross and delivery of the space by December 31, 2022. The second largest tenant, Kaiser Foundation Health Plan, Inc. (“Kaiser Permanente”) leases 206,875 square feet (40.0% of the net rentable area) through June 2024, with two five-year renewal options. Kaiser Permanente has been a tenant at the property since July 2009. Founded in 1945, Kaiser Permanente is an American health care provider headquartered in Oakland, California, which offers not-for-profit health plans. The company currently serves approximately 11.8 million members in eight states and the District of Columbia. Kaiser Permanente accounts for approximately 41.2% of the underwritten base rent at the property and its lease is guaranteed by Kaiser Foundation Health Plan, Inc. Kaiser Permanente, which utilizes most of the space for medical offices, has invested $78.1 million ($377 per square foot) for the overall improvement of their space as well as for specialized equipment. The third largest tenant, the American Chemistry Council (“ACC”), leases 93,168 square feet (18.0% of the net rentable area) through December 2025, with one five-year extension option (which may be exercised by the tenant only if it occupies at least 70% of its leased premises on the date it delivers notice of the extension) and has leased space at the property since December 2008. Originally founded in 1872, the ACC represents companies engaged in the business of chemistry. The ACC accounts for approximately 25.3% of the underwritten base rent at the property.

The Station Place III property is located at the convergence of the Capitol Hill and NoMa submarkets in Washington, D.C. The property is located on 2nd Street, northeast just south of H Street and east of the Amtrak train tracks. The neighborhood’s primary roadways include Massachusetts Avenue, Florida Avenue, New York Avenue, North Capitol Street, and Fourth and Fifth Streets. Both Pennsylvania and Massachusetts Avenues are northwest to southeast roads, with the former providing direct access to the United States Capitol and the latter providing access to Union Station. New York Avenue (U.S. Route 50) is a southwest to northeast roadway, which is a major commuter route into the city from Maryland. North Capital, Fourth and Fifth Streets are the main north to south right of ways, with North Capitol Street being the dominant traffic artery. The property is approximately 0.25 miles north of the Union Station train and Metrorail station, approximately one-third mile northeast of the Judiciary Square Metrorail station, and approximately 0.5 miles southwest of the New York Avenue-Florida Avenue-Gallaudet University Metrorail station. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the property was 54,620, 352,114 and 768,257, respectively, and the estimated average household income within a one-, three- and five-mile radius of the property was $136,876, $117,455 and $109,461, respectively.

According to the appraisal, the property is located in the NoMA office submarket of the greater District of Columbia office market. The NoMA office submarket consisted of approximately 11.0 million square feet of office space with an overall vacancy rate of 9.8% as of the second quarter of 2017. The appraisal identified six properties as directly competitive with the Station Place III property with a weighted average vacancy of 12.3%. The appraisal identified 13 comparable office leases in the NoMA office submarket in six buildings ranging in size from approximately 200,000 square feet to 839,000 square feet. Asking gross rents for the comparable leases ranged from $48.00 per square foot to $69.00 per square foot. The appraiser’s concluded gross market rent for office space is $68.00 per square foot, which is in-line with the underwritten gross rent at the Station Place III property of $69.63 per square foot.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
98.6%	98.6%	98.6%	98.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
U.S. Securities and Exchange Commission(3)	Aaa / AA+ / AAA	209,530	40.5%	$45.26	36.7%	2/28/2021
Kaiser Foundation Health Plan, Inc.(4)	NA / AA- / NA	206,875	40.0%	$48.90	39.1%	6/30/2024
American Chemistry Council(5)	NA / NA / NA	93,168	18.0%	$66.76	24.1%	12/31/2025
Pritchard Industries, Inc.	NA / NA / NA	833	0.2%	$27.60	0.1%	12/31/2018
(1)	Based on the underwritten rent roll dated September 1, 2017.

(2)	In each applicable case, ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company or government entity guarantees the lease.

(3)	Base rent per square foot represents the straight-line average of SEC’s rent steps over the course of the loan term. The current in-place rent is $38.27.

(4)	Base rent per square foot represents the straight-line average of Kaiser Permanente’s rent steps over the course of the loan term. The current in-place rent is $43.70.

(5)	The ACC leases its space on a modified gross basis.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,247	1.4%	NAP	NAP	7,247	1.4%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	7,247	1.4%	$0	0.0%
2018	1	833	0.2	$22,987	0.1%	8,080	1.6%	$22,987	0.1%
2019	0	0	0.0	$0	0.0%	8,080	1.6%	$22,987	0.1%
2020	0	0	0.0	$0	0.0%	8,080	1.6%	$22,987	0.1%
2021	1	209,530	40.5	$9,482,832	36.7%	217,610	42.0%	$9,505,819	36.8%
2022	0	0	0.0	$0	0.0%	217,610	42.0%	$9,505,819	36.8%
2023	0	0	0.0	$0	0.0%	217,610	42.0%	$9,505,819	36.8%
2024	1	206,875	40.0	$10,115,815	39.1%	424,485	82.0%	$19,621,634	75.9%
2025	1	93,168	18.0	$6,219,695	24.1%	517,653	100.0%	$25,841,329	100.0%
2026	0	0	0.0	$0	0.0%	517,653	100.0%	$25,841,329	100.0%
2027	0	0	0.0	$0	0.0%	517,653	100.0%	$25,841,329	100.0%
2028 & Beyond	0	0	0.0	$0	0.0%	517,653	100.0%	$25,841,329	100.0%
Total	4	517,653	100.0%	$25,841,329	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base rent per square foot is based on the underwritten rent roll dated September 1, 2017. Rents for the SEC and Kaiser Foundation Health Plan, Inc. leases were straight lined over the remainder of the lease term based on contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)(2)	Underwritten(2)(3)	Per Square Foot	%(4)
Rents in Place(5)	$22,205,311	$22,889,017	$23,517,574	$23,840,688	$25,841,329	$49.92	68.4%
Vacant Income	0	0	0	0	144,940	0.28	0.4
Gross Potential Rent	$22,205,311	$22,889,017	$23,517,574	$23,840,688	$25,986,269	$50.20	68.8%
CAM Reimbursements	10,250,909	11,135,446	10,797,352	11,105,091	11,778,506	22.75	31.2
Net Rental Income	$32,456,220	$34,024,463	$34,314,926	$34,945,779	$37,764,776	$72.95	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,888,239)	(3.65)	(5.0)
Other Income	73,799	106,810	178,763	133,734	116,451	0.22	0.3
Effective Gross Income	$32,530,019	$34,131,273	$34,493,689	$35,079,513	$35,992,988	$69.53	95.3%

Total Expenses	$11,361,302	$12,060,025	$12,164,603	$12,710,332	$13,463,618	$26.01	37.4%

Net Operating Income	$21,168,717	$22,071,248	$22,329,086	$22,369,181	$22,529,370	$43.52	62.6%

Total TI/LC, Capex/RR	0	0	0	0	1,722,748	3.33	4.8
Net Cash Flow	$21,168,717	$22,071,248	$22,329,086	$22,369,181	$20,806,621	$40.19	57.8%

(1)	TTM reflects the trailing 12-month period ending July 31, 2017.

(2)	The increase in UW NOI from TTM NOI is primarily driven by the inclusion of underwritten rent steps, which equate to (i) for non-investment grade tenants, base rent steps through July 2018 (an aggregate of $152,261 for ACC and Pritchard Industries, Inc.), and (ii) for investment grade tenants, the average base rent over the remainder of the lease term (an aggregate of $1,473,855 for SEC and Kaiser Permanente).

(3)	Rents for the SEC and Kaiser Permanente leases were straight lined over the remainder of the lease term based on contractual rent steps.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(5)	Pursuant to the terms of the SEC lease, the tenant elected to utilize their additional allowance for the improvement of their space, amortizing such amount as additional triple net rent over the 10-year firm lease term expiring February 2021.

Property Management. The property is managed by Property Group Partners LLC, a Delaware limited liability company, as successor-in-interest to Louis Dreyfus Properties, LLC and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $300,000 for service reserve funds related to the tri-party agreement among the lender, borrower and SEC, required to be on deposit with the lender pursuant to the lease between the borrower and SEC, approximately $115,973 for outstanding tenant improvements and leasing commissions and free rent reserves associated with the SEC lease and approximately $8,628 for replacement reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived provided that (i) no Cash Sweep Period (as defined below) is continuing and (ii) the borrower provides the lender with copies of receipts or other evidence reasonably satisfactory to the lender that taxes and other charges have been paid on or before the applicable due date.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided that (i) no event of default is then continuing and (ii) the borrower provides the lender with certificates of insurance reasonably satisfactory to the lender evidencing that the property is insured pursuant to a blanket insurance policy meeting the requirements specified in the loan agreement.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,628 (approximately $0.20 per square foot annually) for replacement reserves. This reserve is subject to a cap of $310,592 (approximately $0.60 per square foot).

TI/LC Reserves - During the continuance of a Cash Sweep Period (as defined below) caused solely by a Kaiser Permanente Trigger Event and/or an SEC Trigger Event, the borrower is required to pay to the lender on each payment date thereafter all excess cash flow after the payment of all required monthly debt service payments, required reserves and operating expenses for tenant improvements and leasing commissions incurred following the origination date. This reserve is subject to a cap of (i) with respect to a Kaiser Permanente Trigger Event, $60.00 per square foot of the unrenewed, “dark”, vacated or abandoned space currently leased by Kaiser Permanente (the “Kaiser Permanente Cap”), and (ii) with respect to a SEC Trigger Event, $60.00 per square foot of the unrenewed, “dark”, vacated or abandoned space currently leased by SEC (the “SEC Cap”). The SEC Cap currently equals $12,571,800 (approximately $24.29 per square foot). The Kaiser Permanente Cap currently equals $12,412,500 (approximately $23.98 per square foot).

“Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the payment date next occurring following the related Cash Sweep Event Cure (as defined below).

“Cash Sweep Event” means the occurrence of (i) an event of default; (i) any bankruptcy or insolvency action of the borrower; (iii) a DSCR Trigger Event (defined below), (iv) an SEC Trigger Event (defined below), or (v) a Kaiser Permanente Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Station Place III

“Cash Sweep Event Cure” means (a) if the Cash Sweep Event was caused by an event of default, the acceptance by the lender of a cure of such event of default (provided that the borrower may only cure a Cash Sweep Event caused by an event of default four times during the term of the Station Place III Whole Loan), (b) if the Cash Sweep Event is caused solely by a DSCR Trigger Event, a DSCR Trigger Event Cure has taken place, (c) if the Cash Sweep Event was caused by an SEC Trigger Event or a Kaiser Permanente Trigger Event, the occurrence of an SEC Trigger Event Cure or Kaiser Permanente Trigger Event Cure, respectively. Each Cash Sweep Event Cure is also subject to the following conditions: (1) no event of default has occurred and is continuing; (2) the borrower pays the lender’s reasonable expenses incurred in connection with the Cash Sweep Event Cure; and (3) the borrower does not have the right to cure a Cash Sweep Event caused by a bankruptcy or insolvency action of the borrower.

“DSCR Trigger Event” means the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.50x.

A “DSCR Trigger Event Cure” means the debt service coverage ratio, based on the trailing three month period immediately preceding the date of determination, is at least 1.50x for two consecutive quarters.

“Kaiser Permanente Trigger Event” means (i) if Kaiser Permanente does not either (a) exercise its renewal option or (b) enter into a new lease or amend the existing Kaiser Permanente lease on substantially the same terms as those set forth in the renewal provisions in the current Kaiser Permanente lease, in each case before the date that is 24 months prior to the expiration date of the Kaiser Permanente lease or (ii) if Kaiser Permanente “goes dark”, vacates or abandons 75% or more of its premises.

A “Kaiser Permanente Trigger Event Cure” means either (i) the subsequent extension of the Kaiser Permanente lease or the entering into of a new lease with Kaiser Permanente, or amendment of the existing Kaiser Permanente lease, on substantially the same terms as those set forth in the renewal provisions in the current Kaiser Permanente lease, (ii) the replacement of Kaiser Permanente with a tenant reasonably acceptable to the lender pursuant to a lease reasonably approved by the lender and such tenant being in occupancy of its premises and delivery of a tenant estoppel acceptable to the lender, or (iii) deposits into the Kaiser Permanente rollover reserve equal or exceed $60.00 per square foot of the unrenewed, “dark”, vacated or abandoned space currently leased by Kaiser Permanente.

“SEC Trigger Event” means (i) if the SEC does not either (a) exercise its renewal option or (b) enter into a new lease, or amend the existing SEC lease, that is on substantially the same terms as those set forth in the renewal provisions in the current SEC lease, in each case before the date that is 12 months prior to the expiration date of the SEC lease or (ii) if the SEC “goes dark”, vacates or abandons 75.0% or more of its premises.

An “SEC Trigger Event Cure” means either (i) the subsequent extension of the SEC lease, or the entering into of a new lease with the SEC or the amendment of the existing SEC lease on substantially the same terms as those set forth in the renewal provisions in the current SEC lease, (ii) the replacement of the SEC with a tenant reasonably acceptable to the lender pursuant to a lease reasonably acceptable to the lender, with such tenant being in occupancy and delivery of a “statement of lease” in form substantially similar to the “statement of lease” currently attached to the SEC lease, or (iii) deposits into the SEC rollover reserve equal or exceed $60.00 per square foot of the unrenewed, “dark”, vacated or abandoned space currently leased by the SEC.

Lockbox / Cash Management. The Station Place III Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to send a tenant direction letter to the tenants at the Station Place III property instructing them to deposit all rents and payments into the lockbox account. Prior to the occurrence of a Cash Sweep Period, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of mortgage and any mezzanine debt service (if applicable), required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

Permitted Mezzanine Debt. Any entity meeting the requirements of the loan documents and owning 100% of the equity interests in the borrower is permitted to obtain a mezzanine loan secured by the equity interests in the borrower upon satisfaction of the following conditions, among others: (i) no event of default is continuing; (ii) the loan-to-value ratio (including the mezzanine loan) does not exceed 47.6%; (iii) the projected debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) for the 12-month period following the origination date of the mezzanine loan is not less than 2.79x; and (iv) the mezzanine lender enters into a market intercreditor agreement in form and substance acceptable to the lender in its reasonable discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Treeview Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Treeview Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Treeview Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Industrial – Warehouse /
% of Pool by IPB:	5.4%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	3,168,642
Borrower:	Treeview Industrial I LLC	Location:	Various
Sponsor:	Treeview Income Properties	Year Built / Renovated:	Various / N/A
	Holdco LLC	Occupancy:	96.0%
Interest Rate:	4.24400%	Occupancy Date:	4/30/2017
Note Date:	7/6/2017	Number of Tenants:	26
Maturity Date:	8/1/2027	2014 NOI:	$9,461,517
Interest-only Period:	120 months	2015 NOI:	$10,020,978
Original Term:	120 months	2016 NOI:	$10,789,744
Original Amortization:	None	TTM NOI (as of 3/2017)(2):	$10,564,182
Amortization Type:	Interest Only	UW Economic Occupancy:	92.5%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$15,191,065
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,705,973
Additional Debt:	Yes	UW NOI(2):	$11,485,092
Additional Debt Balance:	$65,000,000	UW NCF:	$9,817,690
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$193,670,000 / $61
		Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$39
Taxes:	$735,171	$136,297	N/A	Maturity Date Loan / SF:	$39
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.5%
Replacement Reserves:	$71,924	$71,924	$2,589,264	Maturity Date LTV:	64.5%
TI/LC:	$66,013	$66,013	$2,376,468	UW NCF DSCR:	1.83x
Other:	$764,981	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$125,000,000	100.0%	Payoff Existing Debt(4)	$105,700,005	84.6%
			Upfront Reserves	1,963,499	1.6
			Closing Costs	1,638,089	1.3
			Return of Equity	15,698,407	12.6
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Treeview Industrial Portfolio loan is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $125.0 million. The information presented in the chart titled “Financial Information” above reflects the Cut-off Date balance of the $125.0 million Treeview Industrial Portfolio Whole Loan, as defined in “The Loan” below.

(2)	The increase in UW NOI from TTM NOI is driven by the inclusion of Grand Import which has signed a lease for 93,746 square feet (accounting for 2.8% of the underwritten base rent) which commenced on October 1, 2017 and underwritten rent steps though August 31, 2018.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	At origination, the loan sponsor additionally paid off approximately $70.3 million on four properties (which also partially secured the existing debt), which are not part of the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Treeview Industrial Portfolio

The Loan. The Treeview Industrial Portfolio loan is secured by the borrower’s fee interests in a portfolio of 14 industrial warehouse/distribution properties located across six states, totaling 3,168,642 square feet (the “Treeview Industrial Portfolio Properties”). The loan is part of a whole loan (the “Treeview Industrial Portfolio Whole Loan”) that has an outstanding principal balance as of the Cut-off Date of $125.0 million and is comprised of three pari passu senior notes, each as described below. Note A-2 and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million, are being contributed to the JPMDB 2017-C7 Trust. Note A-1 was securitized in the JPMCC 2017-JP7 trust as described below and is the controlling note. The Treeview Industrial Portfolio Whole Loan has a 10-year term and is interest-only for the entire term. The previous debt being refinanced by the Treeview Industrial Portfolio Whole Loan was securitized in the CSMC 2007-C5 transaction. The relationship between the holders of the Treeview Industrial Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2017-JP7	Yes
A-2 and A-3	60,000,000	60,000,000	JPMDB 2017-C7	No
Total	$125,000,000	$125,000,000

The Borrower. The borrowing entity for the Treeview Industrial Portfolio loan is Treeview Industrial I LLC, a Delaware limited liability company and special purpose entity with two independent directors in its borrower structure.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Treeview Income Properties Holdco LLC, an affiliate of Treeview Real Estate Advisors LP. Treeview Real Estate Advisors LP is a privately owned independent advisory firm headquartered in New York City that provides full-service investment advisory and real estate portfolio and asset management services to high net worth individuals, families and other private investors. Treeview Real Estate Advisors LP was founded in 2010 and currently operates and manages a geographically diverse portfolio consisting of over 10.0 million square feet of office, industrial and residential properties across the United States.

Portfolio Summary
Property Name	Location	Net Rentable Area (NRA)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value
Eastgate	San Diego, CA	200,000	1995 / N/A	$20,298,704	16.2%	$31,450,000	16.2%
1405 Worldwide	Hebron, KY	525,000	2000 / N/A	16,910,210	13.5	26,200,000	13.5
1200 Worldwide	Hebron, KY	520,000	1998 / N/A	16,264,780	13.0	25,200,000	13.0
Landmark	Salt Lake City, UT	328,717	1999 / N/A	14,199,411	11.4	22,000,000	11.4
100 Corporate Lakes	Lawrenceville, GA	346,614	1996 / N/A	9,358,703	7.5	14,500,000	7.5
Design Road	Arlington, TX	201,600	1999 / N/A	8,229,204	6.6	12,750,000	6.6
2055 Global Way	Hebron, KY	207,222	2000 / N/A	7,164,248	5.7	11,100,000	5.7
Sabre Street	Hayward, CA	83,854	1974 / N/A	6,789,900	5.4	10,520,000	5.4
2205 Global Way	Hebron, KY	184,800	1998 / N/A	6,454,278	5.2	10,000,000	5.2
1280 Corporate Lakes	Lawrenceville, GA	164,383	1997 / N/A	5,163,422	4.1	8,000,000	4.1
11 Boulden Circle	New Castle, DE	122,516	1989 / N/A	5,034,337	4.0	7,800,000	4.0
1300 Corporate Lakes	Lawrenceville, GA	139,980	1997 / N/A	4,517,995	3.6	7,000,000	3.6
7 Boulden Circle	New Castle, DE	82,118	1989 / N/A	2,355,811	1.9	3,650,000	1.9
2 Boulden Circle	New Castle, DE	61,838	1989 / N/A	2,258,997	1.8	3,500,000	1.8
Total		3,168,642		$125,000,000	100.0%	$193,670,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Treeview Industrial Portfolio

The Properties. The Treeview Industrial Portfolio consists of 14 industrial warehouse/distribution properties totaling approximately 3.2 million square feet. The properties are located across six states, with the largest concentration in Kentucky (45.4% of net rentable area), Georgia (20.5% of net rentable area) and Utah (10.4% of net rentable area). The properties were built between 1974 and 2000 and range in size from approximately 61,838 square feet to 525,000 square feet. According to the loan sponsor, since 2014, it has invested approximately $1.4 million ($0.44 per square foot) in order to maintain and improve the properties including repairs to the façade, exterior and interior painting, power washing, roof repairs, parking lot repairs and replacement of warehouse doors at certain properties. As of April 30, 2017, the portfolio was 96.0% leased to 26 tenants across a wide-range of industries including logistics, e-commerce, manufacturing, technology, pharmaceuticals, distribution, engineering, healthcare and ceramics among others. All of the properties within the Treeview Industrial Portfolio are leased on a triple net basis with the exception of Business Move Solutions at the 11 Boulden Circle property, which does not reimburse for structural expenses.

Eastgate. The largest property by allocated loan amount, Eastgate, is a one-story, 200,000 square foot industrial warehouse/distribution center situated on approximately 10.54 acres and located in San Diego, California. The property was constructed in 1995 and consists of a warehouse/distribution component (approximately 90.0% of net rentable area of the property) and an office component (approximately 10.0% of net rentable area of the property). The property features 56 dock-high loading doors and 13 grade-level loading doors. The property contains 208 parking spaces, resulting in a parking ratio of approximately 1.0 space per 1,000 square feet of net rentable area.

The Eastgate property is currently 100.0% leased to FedEx Ground and FedEx Express (collectively, “FedEx”) on a triple net basis through 2020. FedEx has been a tenant at the property since it was built in 1996 and has extended its lease multiple times. FedEx uses the Eastgate property for warehousing, package sorting and package distribution. FedEx accounts for approximately 6.3% and 15.1% of the net rentable area and underwritten base rent, respectively, of the Treeview Industrial Portfolio Properties.

The Eastgate property accounts for approximately 16.2% of the allocated loan amount of the Treeview Industrial Portfolio Whole Loan.

The Eastgate property is located in the Miramar area of San Diego, California and is approximately 13.9 miles north of downtown San Diego. Access to the property is provided via Miramar Road to the south, which connects to both Interstate 805 and Interstate 15, which are located approximately 2.0 miles west and 5.0 miles east from the property, respectively. San Diego International Airport is located approximately 15.0 miles south of the Eastgate property and serves approximately 20.0 million passengers per year. According to the appraisal, as of the first quarter of 2017, the Central San Diego industrial market consisted of approximately 64.9 million square feet with an overall vacancy rate of 4.5%. The appraisal identified seven comparable industrial facilities ranging in size from 61,121 square feet to 366,080 square feet and constructed between 1979 and 2001. Base rents for the comparable triple-net leases ranged from $8.76 per square foot to $11.40 per square foot, with a weighted average of approximately $10.00 per square foot, which is 8.3% above the underwritten base rent of $9.23 per square foot for the property. The appraisal did not identify any properties currently under construction that would compete with the Eastgate property. Additionally, the appraisal indicated that there is a lack of finished land for new industrial development and high site values in the submarket discourage future industrial redevelopment.

1405 Worldwide. The second largest property by allocated loan amount, 1405 Worldwide, is a 525,000 square foot industrial warehouse/distribution building situated on approximately 28.8 acres and located in Hebron, Kentucky. The property was constructed in 2000 and consists of a warehouse component (approximately 97.7% of net rentable area) and an office component (approximately 2.3% of net rentable area). The property features 25 dock-high doors alongside of the building along with 32 foot clear ceiling heights. The property contains 300 parking spaces resulting in a parking ratio of approximately 0.57 spaces per 1,000 square feet of net rentable area.

The 1405 Worldwide property is currently 100.0% leased to Wayfair on a triple net basis through March 2019 and its lease contains two remaining five-year extension options. Founded in 2002, Wayfair is an online home goods retailer offering over 8.0 million products from approximately 10,000 suppliers with more than 5,000 employees. Wayfair is publicly traded on the New York Stock Exchange and had a reported market capitalization of approximately $6.6 billion as of June 21, 2017 with reported revenue of more than $3.6 billion for the twelve months ended March 31, 2017. According to the appraisal, the 1405 Worldwide property accounts for over 25% of Wayfair’s United States leased fulfillment space. Wayfair accounts for approximately 16.6% and 13.7% of the net rentable area and underwritten base rent, respectively, of the Treeview Industrial Portfolio Properties.

The 1405 Worldwide property accounts for approximately 13.5% of the allocated loan amount of the Treeview Industrial Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The 1405 Worldwide property is located in Hebron, Kentucky and is part of the Park West International Industrial Park. Access to the property is provided via the adjacent Interstate 275, which provides access to Cincinnati, Ohio to the east and north and Lexington, Kentucky via Interstate 75 to the south. The 1405 Worldwide property is located approximately 2.5 miles from Cincinnati/Northern Kentucky International Airport and approximately 10.0 miles from the Cincinnati central business district. According to the appraisal, the property is located in the Cincinnati Industrial market, which consists of approximately 282.5 million square feet of industrial space with an overall vacancy rate of 4.0%. The appraisal identified five comparable triple net lease properties at industrial facilities ranging in size from 345,600 square feet to 898,560 square feet and constructed between 1998 and 2016. The appraisal concluded market rent of $3.25 per square foot, which is in-line with the underwritten base rent of $3.20 per square foot. The appraisal did not identify any properties currently under construction that would compete with the 1405 Worldwide property.

1200 Worldwide. The third largest property by allocated loan amount, 1200 Worldwide, is a 520,000 square foot industrial warehouse/distribution center situated on approximately 26.1 acres and located in Hebron, Kentucky. The property was constructed in 1998 and consists of a warehouse component (approximately 98.1% of net rentable area) and an office component (approximately 1.9% of net rentable area). The property features 35 dock doors alongside the building and 32 foot clear ceiling heights. The property contains 266 parking spaces, resulting in a parking ratio of approximately 0.51 spaces per 1,000 square feet of net rentable area.

The 1200 Worldwide property is currently 100.0% leased to Newgistics, Inc. on a triple net basis through October 2018 and its lease contains two remaining five-year extension options. Founded in 1999, Newgistics, Inc. is a privately-held provider of end-to-end e-commerce solutions offering technology-driven management of order fulfillment, parcel delivery and returns. Newgistics, Inc. has a national fulfillment network which encompasses 1.2 million square feet of warehouse space throughout nine markets within the United States. Newgistics, Inc. accounts for approximately 16.4% and 12.0% of the net rentable area and underwritten base rent, respectively, of the Treeview Industrial Portfolio Properties.

The 1200 Worldwide property accounts for approximately 13.0% of the allocated loan amount of the Treeview Industrial Portfolio Whole Loan.

The 1200 Worldwide property is located in Hebron, Kentucky and is part of the Park West International Industrial Park. Access to the property is provided via the adjacent Interstate 275, which provides access to Cincinnati to the east and north and Lexington via Interstate 75 to the south. The 1200 Worldwide property is located approximately 2.5 miles from Cincinnati/Northern Kentucky International Airport and approximately 10.0 miles from the Cincinnati central business district. According to the appraisal, the property is located in the Cincinnati industrial market, which consists of approximately 282.5 million square feet of industrial space with an overall vacancy rate of 4.0%. The appraisal identified five comparable triple net lease properties at industrial facilities ranging in size from 345,600 square feet to 898,560 square feet and constructed between 1998 and 2016. The appraisal concluded market rent of $3.25 per square foot, which is 15.2% above the underwritten base rent of $2.82 per square foot for the property. The appraisal did not identify any properties currently under construction that would compete with the 1200 Worldwide property.

The Treeview Industrial Portfolio Properties are diversified across seven different cities throughout six states. The properties are located in Kentucky (45.4% of net rentable area), Georgia (20.5% of net rentable area), Utah (10.4% of net rentable area), California (9.0% of net rentable area), Delaware (8.4% of net rentable area) and Texas (6.4% of net rentable area).

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
86.6%	93.1%	94.2%	96.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of April 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Treeview Industrial Portfolio

Tenant Summary(1)
Tenant	Property	Ratings(2) (Moody’s/S&P/Fitch)	Net Rentable Area (NRA)	% of NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Wayfair	1405 Worldwide	NA / NA / NA	525,000	16.6%	$3.20	13.7%	3/31/2019
Newgistics, Inc.	1200 Worldwide	NA / NA / NA	520,000	16.4%	$2.82	12.0%	10/31/2018
DSV Solutions, LLC	100 Corporate Lakes	NA / NA / NA	346,614	10.9%	$2.87	8.1%	9/30/2018
K & M Tire. Inc.	Design Road	NA / NA / NA	201,600	6.4%	$3.70	6.1%	11/30/2021
FedEx(3)	Eastgate	Baa2/ BBB / NA	200,000	6.3%	$9.23	15.1%	Various
Medline Industries, Inc.	Landmark	NA / NA / NA	190,000	6.0%	$4.53	7.0%	6/30/2019
Cascades Paperboard Int’l, Inc.	2205 Global Way	NA / NA / NA	114,400	3.6%	$3.75	3.5%	12/31/2018
Monoprice, Inc.	2055 Global Way	NA / NA / NA	103,690	3.3%	$3.65	3.1%	7/31/2018
Answers in Genesis, Inc.	2055 Global Way	NA / NA / NA	103,532	3.3%	$3.65	3.1%	6/30/2019
Grand Import	1300 Corporate Lakes	NA / NA / NA	93,746	3.0%	$3.70	2.8%	2/28/2025
(1)	Based on the underwritten rent roll dated April 30, 2017.

(2)	In each applicable case, certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	FedEx Ground leases 150,980 square feet through October 31, 2020 and FedEx Express leases 49,020 square feet through August 31, 2021.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	128,310	4.0%	NAP	NAP	128,310	4.0%	NAP	NAP
2017 & MTM	2	42,677	1.3	$201,629	1.6%	170,987	5.4%	$201,629	1.6%
2018	6	1,161,938	36.7	3,593,661	29.3	1,332,925	42.1%	$3,795,290	31.0%
2019	5	905,777	28.6	3,447,745	28.1	2,238,702	70.7%	$7,243,035	59.1%
2020	4	295,001	9.3	2,101,616	17.1	2,533,703	80.0%	$9,344,651	76.2%
2021	5	342,451	10.8	1,713,808	14.0	2,876,154	90.8%	$11,058,459	90.2%
2022	1	88,504	2.8	435,440	3.6	2,964,658	93.6%	$11,493,899	93.8%
2023	0	0	0.0	0	0.0	2,964,658	93.6%	$11,493,899	93.8%
2024	2	110,238	3.5	418,285	3.4	3,074,896	97.0%	$11,912,184	97.2%
2025	1	93,746	3.0	346,860	2.8	3,168,642	100.0%	$12,259,044	100.0%
2026	0	0	0.0	0	0.0	3,168,642	100.0%	$12,259,044	100.0%
2027	0	0	0.0	0	0.0	3,168,642	100.0%	$12,259,044	100.0%
2028 & Beyond	0	0	0.0	0	0.0	3,168,642	100.0%	$12,259,044	100.0%
Total	26	3,168,642	100.0%	$12,259,044	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2017.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,647,231	$10,446,059	$11,281,465	$11,127,612	$12,259,044	$3.87	74.6%
Vacant Income	0	0	0	0	474,747	0.15	2.9
Gross Potential Rent	$9,647,231	$10,446,059	$11,281,465	$11,127,612	$12,733,791	$4.02	77.5%
CAM Reimbursements	3,184,753	3,079,2206	3,131,503	3,036,002	3,688,982	1.16	22.5
Storage Rental Income	62,990	21,893	17,015	37,712	0	0.00	0.0
Net Rental Income	$12,894,974	$13,547,158	$14,429,983	$14,201,326	$16,422,773	$5.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,231,708)	(0.39)	(7.5)
Effective Gross Income	$12,894,974	$13,547,158	$14,429,983	$14,201,326	$15,191,065	$4.79	92.5%

Total Expenses	$3,433,457	$3,526,180	$3,640,239	$3,637,144	$3,705,973	$1.17	24.4%

Net Operating Income(3)	$9,461,517	$10,020,978	$10,789,744	$10,564,182	$11,485,092	$3.62	75.6%
Total TI/LC, Capex/RR	0	0	0	0	1,667,402	0.53	11.0

Net Cash Flow	$9,461,517	$10,020,978	$10,789,744	$10,564,182	$9,817,690	$3.10	64.6%

(1)	TTM represents the trailing 12-month period ended March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is driven by the inclusion of Grand Import which has signed a lease for 93,746 square feet (accounting for 2.8% of the underwritten base rent) with a start date of October 1, 2017 and underwritten rent steps though August 31, 2018.

Property Management. The Treeview Industrial Portfolio Properties are managed by Colliers International, a Pennsylvania limited liability company, Colliers International Management – Atlanta, LLC, a Georgia limited liability company, Colliers International North Texas, LLC, a Texas limited liability company, Colliers International Real Estate Management Services (CA), Inc., a Delaware corporation, Colliers International Real Estate Management Services (VA) LLC, Delaware limited liability company and Colliers Parrish Asset Management, Inc., a California corporation.

Escrows and Reserves. At origination, the borrower was required to deposit $735,171 for tax reserves, $620,455 for outstanding tenant improvements and leasing commissions, $144,525 for outstanding free rent, $71,924 for replacement reserves and $66,013 for tenant rollover reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of annual estimated tax payments, which currently equates to $136,297.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $71,924 for ongoing replacement reserves (approximately $0.27 per square foot annually). Upon a release of an individual property as described in “Partial Releases” below, the monthly deposit is required to be reduced by an amount equal to 1/12 of the product of the square footage for the applicable individual property multiplied by $0.29. The replacement reserve is currently subject to a cap of $2,589,264 (approximately $0.82 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $66,013 (approximately $0.25 per square foot annually) for tenant improvement and leasing commission reserves. In addition, the borrower is required to deposit all lease termination fees into such reserve and, during the existence of a Cash Sweep Event caused solely by a DSCR Trigger Event, the loan documents require that all excess cash flow be deposited into such reserve. Upon the release of an individual property, as set forth in the loan agreement, the tenant improvements and leasing commissions reserve monthly deposit is required to be reduced by an amount equal to 1/12 of the product of the square footage for the applicable individual property multiplied by $0.25. The reserve is currently subject to a cap (exclusive of lease termination fees) of $2,376,468 (approximately $0.75 per square foot) or, if a Cash Sweep Event exists, the amount of excess cash flow deposited in the tenant improvement and leasing commissions reserve account during such Cash Sweep Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lockbox / Cash Management. The Treeview Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver written instructions to tenants to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept to or at the direction of the borrower unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. During a Cash Sweep Event, except as described in “TI/LC Reserves” above, all excess cash flow after payment of the debt service, required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, its single purpose entity principal (if required by the loan documents) or a Property Manager Trigger Event (as defined below), or (iii) a DSCR Trigger Event (as defined below) has occurred and is ongoing.

A “DSCR Trigger Event” means the trailing three-month debt service coverage ratio as calculated in accordance with the loan documents is less than 1.55x.

A “Property Manager Trigger Event” means (i) any bankruptcy or insolvency action of any property manager that is not an affiliated manager (other than an involuntary bankruptcy action that is discharged or dismissed within 30 days following its filing) and the borrower has not replaced such manager with one or more qualified managers under one or more replacement management agreements within 60 days following the borrower’s knowledge of such filing (which period may be extended by an additional 30 days to the extent it has diligently found one or more otherwise reasonably acceptable replacement manager(s) and the failure to finalize such replacement is due solely to a delay in servicer approval or confirmation by rating agencies) or (ii) any bankruptcy action of an affiliated property manager.

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) of the definition of Cash Sweep Event, the acceptance by the lender of a cure of such event of default, (b) clause (ii) of such definition, only with respect to the property manager, the borrower replaces such property manager with a qualified manager under a replacement management agreement, (c) clause (ii) of such definition, solely with respect to an involuntary bankruptcy petition against the borrower or its principal in which none of the borrower, principal, guarantor nor any of their members or affiliates solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in, colluded in or joined in such involuntary petition, the discharge, stay or dismissal of any such proceeding within 90 days of such filing without any material adverse consequences to the Treeview Industrial Portfolio Whole Loan or the Treeview Industrial Portfolio Properties, as determined by the lender in its sole discretion and (d) clause (iii) of such definition, the debt service coverage ratio based on the trailing three-month period is 1.55x or greater.

Partial Release. After the lockout period, the borrower is permitted to obtain the release of one or more individual properties from the lien of the applicable security instrument through a partial defeasance of the Treeview Industrial Portfolio Whole Loan if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Treeview Industrial Portfolio Whole Loan in an amount equal to or greater than 115% of the allocated loan amount for such property, (iii) after giving effect to the release, the debt service coverage ratio (as calculated in the loan documents) of the remaining property(ies) based on the trailing 12-month period equals or is greater than the greater of (a) 1.84x and (b) the debt service coverage ratio for all of the properties (including the individual properties requested to be released) immediately preceding the release based on the trailing 12-month period, and (iv) after giving effect to the release, the loan to value ratio for the properties then remaining subject to the liens of the security instruments is at least equal to 64.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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AHIP Northeast Portfolio I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	5.0%	Net Rentable Area (Rooms):	612
Loan Purpose:	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	American Hotel Income Properties	Occupancy/ADR/RevPAR:	84.0% / $127.47 / $107.02
	REIT Inc.	Occupancy/ADR/RevPAR Date:	3/31/2017
Interest Rate:	4.53000%	Number of Tenants:	N/A
Note Date:	6/22/2017	2014 NOI:	$8,309,817
Maturity Date:	7/6/2027	2015 NOI:	$9,576,969
Interest-only Period:	60 months	2016 NOI:	$10,411,876
Original Term:	120 months	TTM NOI (as of 3/2017):	$10,312,489
Original Amortization:	360 months	UW Occupancy/ADR/RevPAR:	82.4% / $126.66 / $104.34
Amortization Type:	IO-Balloon	UW Revenues:	$25,731,586
Call Protection(3):	L(27),Def(89),O(4)	UW Expenses:	$15,974,234
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,757,352
Additional Debt:	Yes	UW NCF:	$8,728,088
Additional Debt Balance:	$14,600,000	Appraised Value / Per Room(4):	$124,000,000 / $202,614
Additional Debt Type:	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$113,725
Taxes:	$404,271	$45,000	N/A	Maturity Date Loan / Room:	$104,122
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	56.1%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(4):	51.4%
Other:	$4,554,024	$0	N/A	UW NCF DSCR:	2.06x
				UW NOI Debt Yield:	14.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$69,600,000	59.4%	Purchase Price(7)	$111,500,000	95.1%
Sponsor Equity	47,635,205	40.6	Upfront Reserves	4,958,295	4.2
			Closing Costs	776,910	0.7
Total Sources	$117,235,205	100.0%	Total Uses	$117,235,205	100.0%

(1)	The AHIP Northeast Portfolio I loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $69.6 million. The Financial Information presented in the chart above reflects the aggregate Cut-off Date Balance of the $69.6 million AHIP Northeast Portfolio I Whole Loan (as defined below).

(2)	The borrowers for the AHIP Northeast Portfolio I loan are: AHIP MD Baltimore 5015 Properties LLC, AHIP MD Baltimore 5015 Enterprises LLC, AHIP MD Hanover 7544 Properties LLC, AHIP MD Hanover 7544 Enterprises LLC, AHIP NJ Wall Properties LLC, AHIP NJ Wall Enterprises LLC, AHIP PA Allentown Properties LLC, AHIP PA Allentown Enterprises LLC, AHIP NJ Dover Properties LLC and AHIP NJ Dover Enterprises LLC. Each individual property has two related borrowers comprised of a fee owner and an operating lessee.

(3)	The lockout period will be at least 27 payments beginning with and including the first payment date in August 2017. Defeasance of the full $69.6 million AHIP Northeast Portfolio I Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the third anniversary of the origination date. The assumed lockout period of 27 payments is based on the expected JPMDB 2017-C7 securitization closing date in October 2017. The actual lockout period may be longer.

(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As Complete” value for the AHIP Northeast Portfolio I properties, which assumes the completion of the required property improvement plan (“PIP”) at each property. The estimated cost of each respective PIP was reserved in full at loan origination. Based on the aggregate “as-is” appraised value as of June 1, 2017 of $113,000,000, the loan has a Cut-off Date LTV and Maturity Date LTV of 61.6% and 56.4%, respectively.

(5)	The “As Complete” Appraised Values for each individual property are as of: June 1, 2018 for the Hilton Garden Inn - Baltimore White Marsh property, June 1, 2018 for the SpringHill Suites - Arundel Mills BWI Airport property, June 1, 2020 for the Courtyard by Marriott - Wall at Monmouth Shores property, June 1, 2019 for the Homewood Suites - Allentown West Fogelsville property and June 1, 2019 for the Homewood Suites - Dover Rockaway property.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

AHIP Northeast Portfolio I

(7)	The allocated purchase prices are as follows: Hilton Garden Inn - Baltimore White Marsh ($29,900,000), SpringHill Suites - Arundel Mills BWI Airport ($24,300,000), Courtyard by Marriott - Wall at Monmouth Shores ($20,900,000), Homewood Suites - Allentown West Fogelsville ($20,900,000) and Homewood Suites - Dover Rockaway ($15,500,000).

The Loan. The AHIP Northeast Portfolio I loan is secured by a first mortgage lien on the fee interests in one limited service hotel, two select service hotels and two extended stay hotels totaling 612 rooms. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $69.6 million (the “AHIP Northeast Portfolio I Whole Loan”) and is comprised of two pari passu notes, each as described below. The controlling Note A-1, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $55.0 million is being contributed to the JPMDB 2017-C7 Trust. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $14.6 million, is expected to be contributed to one or more future securitization trusts. The AHIP Northeast Portfolio I Whole Loan has a 10-year term and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. AHIP Northeast Portfolio I properties were not previously included in a securitization. The relationship between the holders of the AHIP Northeast Portfolio I Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	JPMDB 2017-C7	Yes
A-2	$14,600,000	$14,600,000	DBNY	No
Total	$69,600,000	$69,600,000

The Borrowers. The borrowing entities for the AHIP Northeast Portfolio I Whole Loan are AHIP MD Baltimore 5015 Properties LLC, AHIP MD Baltimore 5015 Enterprises LLC, AHIP MD Hanover 7544 Properties LLC, AHIP MD Hanover 7544 Enterprises LLC, AHIP NJ Wall Properties LLC, AHIP NJ Wall Enterprises LLC, AHIP PA Allentown Properties LLC, AHIP PA Allentown Enterprises LLC, AHIP NJ Dover Properties LLC and AHIP NJ Dover Enterprises LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”). AHIP REIT Inc. is the United States holding company for American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”). AHIP REIT L.P., (TSX:HOT.UN) is a publicly owned real estate investment trust that invests in transportation oriented select service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs serving as demand generators across the United States. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia. Following the acquisition of the AHIP Northeast Portfolio I properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States.

The Properties. The AHIP Northeast Portfolio I consists of five hotel properties totaling 612 rooms located in Maryland, New Jersey and Pennsylvania. The portfolio consists of the 155-room Hilton Garden Inn - Baltimore White Marsh located in Baltimore, Maryland, the 108-room Homewood Suites - Allentown West Fogelsville located in Allentown, Pennsylvania, the 113-room Courtyard by Marriott - Wall at Monmouth Shores located in Wall Township, New Jersey, the 128-room SpringHill Suites - Arundel Mills BWI Airport located in Hanover, Maryland, and the 108-room Homewood Suites - Dover Rockaway located in Dover, New Jersey. The properties were acquired by AHIP as part of an 18-property portfolio for a total purchase price of approximately $395,000,000. The AHIP Northeast Portfolio I properties have an allocated purchase price of $111,500,000. In connection with the loan origination, the AHIP Northeast Portfolio I borrowers escrowed $4,519,224 in a PIP renovation reserve, which represents 100% of the anticipated aggregate costs to complete the PIP work. See the “Portfolio Summary” table below and “Escrow and Reserves” for PIP reserve information on a property-by-property basis. The AHIP Northeast Portfolio I properties each operate under franchise agreements of at least 15-years (including renewals) with Marriott International, Inc. or Hilton Franchise Holding LLC, that were entered into at loan origination. The franchise agreements for the Hilton Garden Inn - Baltimore White Marsh, the Homewood Suites - Allentown West Fogelsville and the Homewood Suites - Dover Rockaway properties expire in June 2032, the franchise agreement for the Courtyard by Marriott - Wall at Monmouth Shores property expires in May 2032 and the franchise agreement for the SpringHill Suites - Arundel Mills BWI Airport property expires in June 2026, but has a ten year renewal option that is exercisable at the sole discretion of the borrower, which, if exercised, would extend the term of the franchise agreement to June 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

AHIP Northeast Portfolio I

Portfolio Summary
Property Name	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	PIP Amount
Hilton Garden Inn - Baltimore White Marsh	Baltimore, MD	155	1999 / 2014	$19,925,806	28.6%	$35,500,000	$2,455,571	28.1%	$894,271
Homewood Suites - Allentown West Fogelsville	Allentown, PA	108	2010 / NAP	13,470,968	19.4	24,000,000	1,710,447	19.6	1,440,682
Courtyard by Marriott - Wall at Monmouth Shores	Wall Township, NJ	113	2007 / 2014	13,190,323	19.0	23,500,000	1,521,413	17.4	543,173
SpringHill Suites - Arundel Mills BWI Airport	Hanover, MD	128	2006 / 2014	12,909,677	18.5	23,000,000	1,752,817	20.1	256,766
Homewood Suites - Dover Rockaway	Dover, NJ	108	2009 / 2016	10,103,226	14.5	18,000,000	1,287,840	14.8	1,384,332
Total		612		$69,600,000	100.0%	$124,000,000	$8,728,088	100.0%	$4,519,224
(1)	Represents the appraisal’s “As Complete” appraised value for the AHIP Northeast Portfolio I properties, which assumes the completion of the required PIP at each property. The Hilton Garden Inn - Baltimore White Marsh has an “as-is” appraised value of $33,000,000. The Homewood Suites - Allentown West Fogelsville has an “as-is” appraised value of $21,000,000. The Courtyard by Marriott - Wall at Monmouth Shores has an “as-is” appraised value of $21,000,000. The SpringHill Suites - Arundel Mills BWI Airport has an “as-is” appraised value of $22,000,000. The Homewood Suites - Dover Rockaway has an “as-is” appraised value of $16,000,000.

Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Hilton Garden Inn - Baltimore White Marsh	71.3%	78.0%	81.4%	82.2%	$123.70	$130.77	$132.73	$131.53	$88.14	$101.97	$108.10	$108.13
Homewood Suites - Allentown West Fogelsville	85.8%	87.7%	90.3%	89.1%	$118.92	$126.15	$132.12	$133.67	$102.04	$110.64	$119.25	$119.10
Courtyard by Marriott - Wall at Monmouth Shores	71.9%	76.1%	79.1%	78.7%	$123.67	$127.49	$130.33	$130.61	$88.91	$97.00	$103.06	$102.84
SpringHill Suites - Arundel Mills BWI Airport	80.8%	83.1%	86.2%	85.9%	$119.49	$120.93	$116.05	$115.75	$96.55	$100.53	$100.03	$99.45
Homewood Suites - Dover Rockaway	77.9%	80.1%	83.9%	84.5%	$122.10	$122.98	$124.46	$126.35	$95.15	$98.51	$104.42	$106.70
Weighted Average(3)	77.1%	80.8%	84.0%	84.0%	$121.55	$125.84	$127.16	$127.47	$93.73	$101.67	$106.80	$107.02

(1)	Based on operating statements provided by the borrowers.

(2)	TTM as of March 31, 2017.

(3)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy				ADR				RevPAR
Property	2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Hilton Garden Inn - Baltimore White Marsh	100.9%	111.8%	110.5%	113.3%	111.5%	113.4%	114.2%	112.1%	112.5%	126.8%	126.3%	127.0%
Homewood Suites - Allentown West Fogelsville	117.9%	123.9%	128.2%	129.1%	127.6%	125.9%	125.2%	127.9%	150.4%	156.0%	160.5%	165.0%
Courtyard by Marriott - Wall at Monmouth Shores	112.8%	113.1%	116.7%	117.0%	109.0%	112.5%	111.6%	112.1%	123.0%	127.2%	130.2%	131.1%
SpringHill Suites - Arundel Mills BWI Airport	106.7%	113.2%	114.2%	114.9%	111.9%	110.5%	108.1%	107.7%	119.4%	125.2%	123.4%	123.7%
Homewood Suites - Dover Rockaway	118.0%	113.3%	120.9%	134.2%	96.5%	94.7%	90.8%	103.5%	113.8%	107.3%	109.8%	138.8%
Weighted Average(3)	110.3%	114.7%	117.4%	120.8%	111.3%	111.5%	110.3%	112.4%	122.8%	128.3%	129.5%	135.9%

(1)	Penetration Rates are from reports provided by a third party data provider.

(2)	TTM is as of March 31, 2017.

(3)	Weighted by room count.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

AHIP Northeast Portfolio I

Hilton Garden Inn - Baltimore White Marsh

Hilton Garden Inn - Baltimore White Marsh is a 155-room six story, select service hotel located approximately 15 miles northeast of downtown Baltimore, adjacent to interstate 95. The hotel opened in 1999 and features a Garden Grille restaurant (52 seats), indoor pool, fitness center, guest laundry facilities, business center, sundry shop, and approximately 5,925 square feet of meeting space. The guestroom mix includes 93 king rooms (60.0% of total rooms), 52 double-double rooms (approximately 33.5% of total rooms) and 10 suites (6.5% of total rooms). The hotel was most recently renovated in 2014 at a total cost of approximately $1.5 million ($9,650 per room). Parking is provided by 198 on-site surface parking spaces for a ratio of approximately 1.28 spaces per room. The property operates under a new relicensing agreement with Hilton Franchise Holdings, LLC. The relicensing agreement has a 15-year term expiring in June 2032 and does not provide an option for renewal. According to the appraisal, the demand segmentation for the Hilton Garden Inn - Baltimore White Marsh property consists of 65% commercial, 25% leisure and 10% meeting and group. The appraisal noted one new hotel that is expecting to open in February 2018, a 120-room SpringHill Suites by Marriott, which is expected to be fully competitive with the Hilton Garden Inn - Baltimore White Marsh.

The property’s location along I-95 provides access to downtown Baltimore and the surrounding market. The Baltimore metropolitan statistical area has an estimated population of approximately 2.8 million and serves as the largest metro area in Maryland. The area is home to various headquarters and large regional offices especially in the health care, technology, financial, manufacturing, and retail industries, from which the property receives a substantial amount of its business. The property’s primary local negotiated rate contracts are with General Electric, Lockheed Martin, Amazon, Mariner Financial, and Caterpillar. Leisure attractions located near the property include Towson University (11 miles west), Oriole Park at Camden Yards (14 miles south), M&T Bank Stadium (16 miles south), and Pimlico Race Track (18 miles west).

Homewood Suites - Allentown West Fogelsville

Homewood Suites - Allentown West Fogelsville is a 108-room four-story, extended stay hotel located one mile from Interstate 78, approximately 60 miles northwest of downtown Philadelphia and 100 miles west of New York City. The hotel opened in 2010 and features a sundry shop, business center, fitness center, indoor pool, outdoor sports court, picnic area, guest laundry facilities, complimentary high-speed internet and approximately 640 square feet of meeting space. The guestroom mix includes 53 studio rooms (approximately 49.1% of total rooms), 42 one-bedroom suites (approximately 38.9% of total rooms) and 13 two-bedroom suites (approximately 12.0% of total rooms). The hotel has not undergone extensive renovation since its opening in 2010. Parking is provided by 120 on-site surface parking spaces for a ratio of approximately 1.11 spaces per room. The property operates under a new relicensing agreement with Hilton Franchise Holding LLC. The relicensing agreement has a 15-year term expiring in June 2032 and does not provide an option for renewal. According to the appraisal, the demand segmentation for the Homewood Suites - Allentown West Fogelsville property consists of 50% leisure, 40% commercial and 10% meeting and group. The appraisal noted one new hotel that is expected to open in fall of 2017, a 110-room Fairfield Inn & Suites located approximately one mile north of the Homewood Suites Allentown West Fogelsville property.

Homewood Suites - Allentown West Fogelsville is located in Allentown, the third largest city in Pennsylvania after Philadelphia and Pittsburgh. According to the appraisal, the immediate area surrounding the property is home to numerous large and medium-sized regional offices from which the property receives a large amount of its business. The majority of the property’s commercial business is in the form of extended-stay, with nearby corporate headquarters and regional offices including Volvo, Amazon, Kraft, Whole Foods Market, Nestle, General Electric and Home Depot. The region also has two airports and several four-year colleges and universities, including Lehigh University (13 miles east of the property) and Moravian College (approximately 17 miles northeast of the property). The Lehigh Valley International Airport (“LVIA”), located 13 miles northeast of the property, is a public airport served by major airlines including Allegiant Air, Delta Airlines, United Express and US Airways. According to the appraisal, leisure demand is drawn by local weddings, family reunions and other social events. Additionally, demand is generated by motorists traveling via the surrounding major thoroughfares. Nearby festivals and attractions include Dorney Park & Wildwater Kingdom, Sands Casino Resort, MusikFest, Agri-Plex Allentown Fairgrounds, Crayola Experience and Coca Cola Park.

Courtyard by Marriott - Wall at Monmouth Shores

Courtyard by Marriott - Wall at Monmouth Shores is a 113-room three-story, select service hotel located in Wall Township, New Jersey, approximately 40 miles south of midtown Manhattan. The hotel opened in 2007 and features the Courtyard Bistro restaurant (40 seats), fitness center, business center, indoor pool, sundry shop, guest self-service laundry, complimentary high-speed internet access, and 975 square feet of meeting space. The guestroom mix includes 73 king rooms (approximately 64.6% of total rooms), 30 queen rooms (approximately 26.5% of total rooms), six king suites (approximately 5.3% of total rooms), and four spa king suites (approximately 3.5% of total rooms). The hotel was most recently renovated in 2014 at a total cost of approximately $0.5 million ($4,515 per room). Parking is provided by 144 on-site surface parking spaces for a parking ratio of approximately 1.27 spaces per room. The property operates under a new relicensing agreement with Marriott International, Inc. The relicensing agreement has a 15-year term expiring in May 2032, with one 10-year renewal option. According to the appraisal, the demand segmentation for the Courtyard by Marriott – Wall at Monmouth Shores property consists of 40% meeting and group, 35% commercial and 25% leisure. According to the appraisal, no new supply is planned within the market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

AHIP Northeast Portfolio I

The property is located within Monmouth County, which contains the northernmost portion of the Jersey Shore, a popular beach, boating and fishing area during the summer months. Monmouth County is in proximity to Garden State Parkway, which connects to Interstates 195 and 95, and provides access to Trenton, New York City and Philadelphia. The property’s neighborhood is situated within the Monmouth Shores Corporate Office Park. The Monmouth Shores Corporate Office Park contains offices for major corporations such as MetLife, Allstate, Waterford Wedgwood USA, Meridian Health and Blue Cross Blue Shield. Other office parks located in the area include Industrial Way Complex (five miles north), which is home to many corporate offices of companies in the tech, pharmaceutical and health industries. The property’s top accounts include Monmouth Executive Airports, NJ Resources, Jersey Mike’s Subs, Trinity Solar, and Zodiac Aerospaces. Employment sectors in Monmouth County include transportation, utilities, education, health services, professional services, and leisure hospitality services. The area is also home to several colleges and universities, including Monmouth University (nine miles northeast) and Fairleigh Dickinson University (eight miles north), in addition to Rutgers University (39 miles northwest) in New Brunswick.

SpringHill Suites - Arundel Mills BWI Airport

SpringHill Suites - Arundel Mills BWI Airport is a 128-room five-story, limited-service hotel located approximately five miles southwest of BWI Airport and 13 miles southwest of downtown Baltimore. The hotel opened in 2006 and features an indoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, sundry shop, and approximately 1,144 square feet of meeting space. The guestroom mix includes 70 double-double rooms (approximately 54.7% of total rooms), 55 king rooms (approximately 43.0% of total rooms), and three Jacuzzi kings (approximately 2.3% of total rooms). The hotel was most recently renovated in 2014 at a total cost of approximately $0.55 million (approximately $4,311 per room). Parking is provided by 103 on-site surface parking spaces for a ratio of 0.80 spaces per room. The property operates under a relicensing agreement with Marriott International, Inc. The relicensing agreement expires in June 2026 and has a 10-year renewal option. According to the appraisal, the demand segmentation for the Courtyard by Marriott - Wall at Monmouth Shores property consists of 50% commercial, 30% leisure and 20% meeting and group. The appraisal noted one new hotel being built in the market. The Live! Hotel will be a 17-story, full service hotel anticipated to open in 2018. Given the full service product along with leisure amenities, the appraisal expects the new hotel to be partially competitive with SpringHill Suites - Arundel Mills BWI Airport property.

The property is located in Hanover, Maryland approximately 13 miles southwest of Baltimore and 28 miles northeast of Washington D.C. According to the appraisal, Anne Arundel County had a population of approximately 568,000 people as of 2016, an increase over the 2010 population of approximately 539,000. The neighborhood serves as a retail corridor in proximity to MD 295 and I-95, two major thoroughfares that provide access to Washington D.C. and Baltimore. The neighborhood includes the Baltimore/Washington International Thurgood Marshall Airport (“BWI Airport”), Fort Meade and Guinness Brewing Factory. BWI Airport is one of three major airports serving the Baltimore-Washington metro area and the airport serves as the second largest airport by departures for Southwest Airlines. Corporate demand comes from numerous large regional offices in the immediate area, as well as from government entities located at Fort Meade. The market also draws demand from nearby corporations, such as Aerotech, TEKsystems, Verizon, Keller Foundation, and Sienna. In addition, the approximately 1.23 million square foot Baltimore Convention Center is located 13 miles north of the property.

Homewood Suites - Dover Rockaway

Homewood Suites - Dover Rockaway is a 108-room four-story, extended stay hotel located approximately 40 miles northwest of New York City. The hotel opened in 2009 and features a sundry shop, business center, fitness center, indoor swimming pool, outdoor sports court, picnic area, guest laundry facilities, complimentary high-speed internet, and approximately 615 square feet of meeting space. The guestroom mix includes 51 studio rooms (approximately 47.2% of total rooms), 50 one-bedroom suites (approximately 46.3% of total rooms), and seven two-bedroom suites (approximately 6.5% of total rooms). The hotel most recently underwent capital improvements in 2016 at a total cost of $142,703 (approximately $1,321 per room). Parking is provided by 107 on-site surface parking spaces for a ratio of approximately 0.99 spaces per room. The property operates under a new relicensing agreement with Hilton Franchise Holding LLC. The relicensing agreement has a 15-year term expiring in June 2032 and does not provide an option for renewal. According to the appraisal, the demand segmentation for the Homewood Suites - Dover Rockaway property consists of 60% commercial, 30% leisure and 10% meeting and group. The appraisal noted one competitive hotel that opened in March 2017, the 102-room TownePlace Suites Dover Rockaway, which is located next to the Homewood Suites - Dover Rockaway property.

The property is located within Morris County, the 10th most populous county in the state of New Jersey. Morris County is home to six Fortune 500 companies, including Honeywell International, PBF Energy, Avis Budget Group, Quest Diagnostics, Realogy Holdings and Wyndham Worldwide. The city of Dover primarily serves as a suburban residential community within Morris County and accommodates a number of small and medium-sized retail, education, healthcare and manufacturing companies. The majority of group business at the property is derived from meetings, incentives, conferencing and exhibitions from the various headquarters and large regional offices located in the immediate area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

AHIP Northeast Portfolio I

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.1%	80.8%	84.0%	84.0%	82.4%
ADR	$121.55	$125.84	$127.16	$127.47	$126.66
RevPAR	$93.73	$101.67	$106.80	$107.02	$104.34

Room Revenue	$20,937,644	$22,711,117	$23,922,274	$23,906,319	$23,306,616	$38,083	90.6%
Food & Beverage Revenue	1,845,509	1,975,403	1,997,084	1,940,689	1,885,270	3,081	7.3
Other Departmental Revenue	430,868	466,078	563,355	550,199	539,700	882	2.1
Total Revenue	$23,214,021	$25,152,598	$26,482,713	$26,397,207	$25,731,586	$42,045	100.0%

Room Expense	$5,010,997	$5,086,621	$5,227,983	$5,285,478	$5,298,460	$8,658	22.7%
Food & Beverage Expense	1,232,783	1,299,565	1,348,745	1,366,532	1,327,506	2,169	70.4
Other Departmental Expenses	220,085	219,700	208,650	210,175	205,789	336	38.1
Departmental Expenses	$6,463,865	$6,605,886	$6,785,378	$6,862,185	$6,831,755	$11,163	26.6%

Departmental Profit	$16,750,156	$18,546,712	$19,697,335	$19,535,022	$18,899,831	$30,882	73.4%

Management Fees	$754,454	$817,468	$860,717	$857,927	$771,948	$1,261	3.0%
Franchise Fees	1,723,327	1,868,933	1,974,744	1,980,559	2,039,373	3,332	7.9
Property Taxes	1,089,843	1,067,471	1,087,688	1,099,261	1,126,391	1,841	4.4
Property Insurance	240,212	229,012	224,388	224,959	241,778	395	0.9
Other Expenses	4,632,503	4,986,859	5,137,922	5,059,827	4,962,990	8,109	19.3
Total Expenses	$8,440,339	$8,969,743	$9,285,459	$9,222,533	$9,142,479	$14,939	35.5%

Net Operating Income	$8,309,817	$9,576,969	$10,411,876	$10,312,489	$9,757,352	$15,943	37.9%
FF&E	928,561	1,006,104	1,059,309	1,055,888	1,029,263	1,682	4.0%
Net Cash Flow	$7,381,256	$8,570,865	$9,352,567	$9,256,601	$8,728,088	$14,262	33.9%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2017.

(2)	Per Room values are based on 612 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items.

Property Management. The AHIP Northeast Portfolio I properties are managed by One MD Baltimore HGI Management LLC (with respect to the Hilton Garden Inn - Baltimore White Marsh property), One MD Hanover 7544 Management LLC (with respect to the SpringHill Suites - Arundel Mills BWI Airport property), One NJ Wall 1302 Management LLC (with respect to the Courtyard by Marriott - Wall at Monmouth Shores property), One PA Allentown HW Management LLC (with respect to the Homewood Suites - Allentown West Fogelsville property), and One NJ Dover HW Management LLC (with respect to the Homewood Suites - Dover Rockaway property), which are ultimately controlled by One Lodging Management, a third-party management company that serves as AHIP’s exclusive hotel manager.

Escrows and Reserves. At loan origination, the borrowers deposited $4,519,224 into a PIP reserve account, $404,271 into a tax reserve account and $34,800 into an immediate repairs reserve account. The PIP reserve funds consists of $1,440,682 for Homewood Suites – Allentown West Fogelsville, $1,384,332 for Homewood Suites – Dover Rockaway, $894,271 for Hilton Garden Inn – Baltimore White Marsh, $543,173 for Courtyard by Marriott – Wall at Monmouth Shores and $256,766 for SpringHill Suites – Arundel Mills BWI Airport.

Tax Escrows - On a monthly basis, the borrowers are required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $45,000, into a tax reserve account.

Insurance Escrows - If an acceptable blanket policy is no longer in place, the borrower are required on a monthly basis to escrow 1/12 of annual insurance premiums.

FF&E Reserves - On a monthly basis beginning in July 2019, the borrowers are required to escrow the greater of (i) 1/12th of 4.0% of annual rents (as defined in the AHIP Northeast Portfolio I Whole Loan documents) of each property estimated in the applicable borrower’s approved annual budget for the fiscal year and (ii) the then-current amount required under the franchise agreements for approved capital expenditures and repair and replacement of FF&E.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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AHIP Northeast Portfolio I

Lockbox / Cash Management. The AHIP Northeast Portfolio I Whole Loan is structured with a hard lockbox and springing cash management. Prior to a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily into the borrowers’ operating account. During a Trigger Period, any transfers to the borrowers’ operating account are required to cease and such sums on deposit in the clearing account will be required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the AHIP Northeast Portfolio I Whole Loan documents, with any excess funds being held by the lender as additional collateral for the AHIP Northeast Portfolio I Whole Loan.

A “Trigger Period” will commence (i) upon an event of default under the AHIP Northeast Portfolio I Whole Loan documents or (ii) if the debt service coverage ratio falls below 1.25x at the end of any calendar quarter. The Trigger Period will cease to exist if (a) the applicable event of default is cured pursuant to the AHIP Northeast Portfolio I Whole Loan documents or (ii) the debt service coverage ratio exceeds 1.30x for two consecutive quarters.

Partial Releases - In connection with an arm’s length sale of an individual property to an unrelated third party, the borrowers may release an individual property or properties as security for the AHIP Northeast Portfolio I Whole Loan after the expiration of the lockout period by defeasing, 110% of the allocated loan amount of the property or properties being released and subject to terms and conditions set forth in the AHIP Northeast Portfolio I Whole Loan documents, including but not limited to: (i) the debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.95x and (y) the aggregate debt service coverage ratio immediately prior to such sale or (ii) the loan to value ratio after giving effect to such release is no more than the lesser of (x) 56.1% and (y) the aggregate loan to value ratio immediately prior to such release; and (iii) no event of default under the AHIP Northeast Portfolio I Whole Loan will be continuing. Notwithstanding the above, provided the remaining portfolio after such release has a minimum debt yield of 15.0%, section (ii) above is not required to be satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$54,800,000	Title:	Fee
Cut-off Date Principal Balance(2):	$54,800,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	810,471
Loan Purpose:	Refinance	Location:	Stamford, CT
Borrower:	ESRT First Stamford Place	Year Built / Renovated:	1986 / 2015
	SPE, L.L.C.	Occupancy:	90.8%
Sponsor:	Empire State Realty OP, L.P.	Occupancy Date:	5/1/2017
Interest Rate:	4.08780%	Number of Tenants:	52
Note Date:	6/5/2017	2014 NOI:	$17,997,472
Maturity Date:	7/1/2027	2015 NOI:	$19,350,728
Interest-only Period:	120 months	2016 NOI:	$21,441,056
Original Term:	120 months	TTM NOI: (as of 3/2017)	$20,442,412
Original Amortization:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$34,742,601
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$13,991,349
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$20,751,251
Additional Debt:	Yes	UW NCF:	$18,446,561
Additional Debt Balance:	$109,200,000 / $16,000,000	Appraised Value / Per SF:	$285,000,000 / $352
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	5/3/2017

Escrows and Reserves(3)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$202
Taxes:	$2,486,098	$334,939	N/A	Maturity Date Loan / SF:	$202
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves:	$0	$15,458	$556,493	Maturity Date LTV:	57.5%
TI/LC:	$0	$168,848	N/A	UW NCF DSCR:	2.71x
Other:	$9,387,178	$0	N/A	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$164,000,000	65.9%	Payoff Existing Debt	$234,583,792	94.2%
Mezzanine Loan	16,000,000	6.4	Upfront Reserves	11,873,276	4.8
Sponsor Equity	68,968,545	27.7	Closing Costs	2,511,477	1.0
Total Sources	$248,968,545	100.0%	Total Uses	$248,968,545	100.0%

(1)	The First Stamford Place Whole Loan was co-originated by JPMCB and Wells Fargo Bank, National Association (“Wells Fargo”).

(2)	The First Stamford Place loan is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $164.0 million. The information presented in the chart titled “Financial Information” above reflects the aggregate Cut-off Date balance of the $164.0 million First Stamford Place Whole Loan, as defined in “The Loan” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The First Stamford Place loan is secured by a first mortgage lien on the borrower’s fee interest in a three-building, 810,471 square foot Class A office complex located in Stamford, Connecticut. The whole loan has an outstanding principal balance as of the Cut-off Date of $164.0 million (the “First Stamford Place Whole Loan”) and is comprised of five pari passu notes, each as described below. Two of those notes, Note A-1-B and Note A-1-C, with an aggregate outstanding principal balance as of the Cut-off Date of $54.8 million (collectively, the “First Stamford Place Mortgage Loan”), will be contributed to the JPMDB 2017-C7 Trust. The remaining notes (collectively, the “First Stamford Place Pari Passu Companion Loan”) are currently held by the parties described in the “Whole Loan Summary” chart below. The First Stamford Place Whole Loan has a 10-year term and is interest-only for the entire term. The previous debt secured by the property was securitized in MSC 2007-IQ15. The relationship between the holders of the First Stamford Place Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$60,000,000	$60,000,000	JPMCC 2017-JP7	Yes
A-1-B	27,400,000	27,400,000	JPMDB 2017-C7	No
A-1-C	27,400,000	27,400,000	JPMDB 2017-C7	No
A-2-A	25,000,000	25,000,000	BANK 2017-BNK7	No
A-2-B	24,200,000	24,200,000	WFCM 2017-C39	No
Total	$164,000,000	$164,000,000

The Borrower. The borrowing entity for the First Stamford Place Whole Loan is ESRT First Stamford Place SPE, L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the First Stamford Place Whole Loan is Empire State Realty OP, L.P., an affiliate of Empire State Realty Trust, Inc. (“Empire”) (NYSE: ESRT). Headquartered in New York, New York, Empire is a real estate investment trust that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area. Empire’s portfolio consists of 15 office properties and six standalone retail properties totaling approximately 10.1 million rentable square feet. Nine of the office properties are located in Manhattan, four are located in Fairfield County, Connecticut and two are located in Westchester County, New York.

The Property. The First Stamford Place property is an 810,471 square foot Class A office complex located in the central business district (“CBD”) of Stamford, Connecticut. Constructed in 1986, the property consists of two seven-story buildings and one four-story building situated on approximately 9.82 acres. The property features a cafeteria, a café with extended hours, a hair salon, a fitness center, a conference center, a day care center, a dry cleaning service, a shoe shine service and a car wash and detailing area. Tenants at the property also have access to a tennis court and swimming pool at the adjacent Hilton Stamford Hotel. The property is currently undergoing an approximately $750,000 renovation to the plaza of one building and, according to the property management, the loan sponsor plans to spend at least $850,000 to upgrade the plazas of the other two buildings by 2018. Such renovations have not been escrowed for and are not required under the First Stamford Place Whole Loan. Capital expenditures include upgrades to the lobby, corridors, restrooms and parking garage, among other interior and exterior renovations. Additionally, the property features a subterranean parking garage with 1,853 parking spaces, resulting in a parking ratio of approximately 2.29 per 1,000 square feet of space.

As of May 1, 2017, the property was 90.8% leased to 52 tenants. The property has experienced recent leasing momentum, signing 17 new and renewal leases (17.2% of net rentable area) since June 2015. The largest tenant, Legg Mason & Co., LLC (“Legg Mason”), leases 137,583 square feet (17.0% of the net rentable area) through September 2024 and has been a tenant at the property since 1997. Founded in 1899, Legg Mason (NYSE: LM) is a diversified asset management firm headquartered in Baltimore, Maryland. Legg Mason serves individual and institutional investors across six continents and had approximately $728.0 billion of assets under management as of March 31, 2017. Legg Mason accounts for approximately 20.0% of the underwritten base rent at the property and its lease does not contain any renewal options. Legg Mason subleases 47,015 square feet to United Rentals, Inc. and 10,884 square feet to Northern Fund, each through September 2024. The second largest tenant, Odyssey Reinsurance Company (“Odyssey Reinsurance”), leases 101,619 square feet (12.5% of the net rentable area) through September 2022 and has been a tenant at the property since 1997. Odyssey Reinsurance is the flagship reinsurer of OdysseyRe Holdings Corp., an international multi-line reinsurer and specialty insurer founded in 1900. Odyssey Reinsurance is headquartered at the property, where it underwrites casualty, property, surety, accident and health, marine and aviation insurance. Odyssey Reinsurance accounts for approximately 13.0% of the underwritten base rent at the property and its lease contains two five-year renewal options remaining. Odyssey Reinsurance subleases 3,259 square feet to Fresh Nation LLC through May 2018. The third largest tenant, Partner Reinsurance Company of the U.S. (“Partner Reinsurance”), leases 56,690 square feet (7.0% of the net rentable area) through January 2029 and has been a tenant since January 2017. Partner Reinsurance’s lease commenced in January 2017 and is expected to commence paying rent in February 2019. Rent through this date was reserved for at origination. Partner Reinsurance is a subsidiary of Partner Re Ltd., an international reinsurer, servicing more than 2,000 clients in more than 150 countries. Partner Reinsurance accounts for approximately 7.9% of the underwritten base rent at the property and its lease contains two remaining five-year renewal options remaining.

The First Stamford Place property is located in the CBD of Stamford, Connecticut. The property benefits from being located directly adjacent to Interstate 95, which provides access to New York City, Boston and Hartford, and is approximately 0.3 miles from the Stamford Metro North Train Station, which has direct service to Grand Central Station and access to both Amtrak and Acela Express. The property is located approximately 25.1 miles and 30.0 miles north of LaGuardia Airport and Midtown Manhattan, respectively, and is also located within a 50.0 mile radius of Kennedy International Airport, Newark Liberty International Airport, Westchester County Airport and Bradley International Airport in Hartford, Connecticut. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the property was 29,870, 123,088 and 174,836, respectively, and the average household income within a one-, three- and five-mile radius of the property was $77,410, $128,920 and $149,203, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

According to the appraisal, the property is located in the Stamford CBD submarket of the greater Fairfield County market. According to CBRE Research, as of the first quarter of 2017, the Stamford central business district submarket consisted of approximately 9.7 million square feet of office space with an overall vacancy rate of 33.2% and average rents of $42.79 per square foot. However, a significant amount of office vacancy in the Stamford CBD is situated in three buildings (677 Washington Boulevard, 695 East Main Street and 1 Elmcroft Road) that comprise 16.1% of the total submarket office inventory. According to the appraisal, 677 Washington Boulevard, 695 East Main Street and 1 Elmcroft Road are not directly competitive with the property since they were designed as corporate headquarters with very large floor plans, long corridors and are inefficiently designed for a multi-tenant building, while the property caters to small and medium sized tenants. The appraisal identified five properties as directly competitive with the First Stamford Place property, with a weighted average vacancy of 7.8%. The appraisal identified six comparable office leases in the Stamford market in six buildings ranging in size from approximately 133,000 square feet to 590,440 square feet. Asking rents for the comparable leases ranged from $40.00 per square foot to $59.00 per square foot, with a weighted average of approximately $45.57 per square foot. The weighted average underwritten base rent for office space at the First Stamford Place is $42.32, which is in-line with the appraisal’s concluded weighted average office rent of $42.54 per square foot for the property.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
91.4%	95.5%	96.1%	90.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 1, 2017.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Legg Mason(3)(4)(5)	Baa1 / BBB / NA	137,583	17.0%	$43.88	20.0%	9/30/2024
Odyssey Reinsurance(6)	A3 / A- / NA	101,619	12.5%	$38.95	13.0%	9/30/2022
Partner Reinsurance(7)	NA / A- / BBB+	56,690	7.0%	$42.50	7.9%	1/31/2029
Elizabeth Arden, Inc.	NA / B+ / NA	39,775	4.9%	$41.00	5.4%	10/31/2021
Ernst & Young U.S. LLP	NA / NA / NA	35,661	4.4%	$42.00	4.9%	5/31/2020
Crane Company	Baa2 / BBB / NA	32,801	4.0%	$39.96	4.3%	6/30/2018
Citibank N.A.(8)	Baa1 / BBB+ / A	30,590	3.8%	$51.00	5.1%	7/31/2018
Novitex Enterprise Solutions, Inc.(9)	NA / A / NA	22,429	2.8%	$41.00	3.0%	7/31/2021
Aircastle Advisors LLC(10)	Ba1 / BB+ / NA	19,214	2.4%	$39.00	2.5%	12/31/2022
National Indemnity Company	Aa2 / AA / A+	16,851	2.1%	$33.00	1.8%	10/31/2020

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	In each applicable case, certain ratings are those of the parent company whether or not such parent company has guaranteed the applicable lease.

(3)	Legg Mason occupies 136,958 square feet at an underwritten base rent of $44.00 per square foot and 625 square feet of storage space at $18.50 per square foot.

(4)	Legg Mason subleases 47,015 square feet to United Rentals, Inc. and 10,884 square feet to Northern Fund at $29.00 and $24.00 per square foot, respectively. Each sublease is through September 2024.

(5)	Legg Mason has the right to contract its space by not less than 20,000 square feet and up to 30,000 square feet by February 28, 2019 with 19 months’ notice and payment of a termination fee equal to unamortized leasing costs plus brokerage fee to re-lease the space.

(6)	Odyssey Reinsurance subleases 3,259 square feet to Fresh Nation LLC at $30.00 per square foot through May 2018.

(7)	Partner Reinsurance has the right to terminate its lease on or after January 31, 2027 with 12 months’ notice and payment of a termination fee equal to approximately $2.3 million.

(8)	Citibank N.A. subleases its entire space to Cenevo Corporation at $25.50 per square foot through June 30, 2018.

(9)	Novitex Enterprise Solutions, Inc. has the right to terminate its lease on July 31, 2019 with 14 months’ notice and payment of a termination fee equal to unamortized leasing costs.

(10)	Aircastle Advisors LLC has the right to terminate its lease on December 31, 2019 with 15 months’ notice and payment of a termination fee equal to approximately $542,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	74,759	9.2%	NAP	NAP	74,759	9.2%	NAP	NAP
2017 & MTM	2	2,849	0.4	$161,371	0.5%	77,608	9.6%	$161,371	0.5%
2018	12	119,904	14.8	4,844,693	16.0	197,512	24.4%	$5,006,064	16.5%
2019	5	25,476	3.1	763,378	2.5	222,988	27.5%	$5,769,442	19.0%
2020	8	76,263	9.4	3,154,821	10.4	299,251	36.9%	$8,924,263	29.4%
2021	9	96,428	11.9	4,078,634	13.4	395,679	48.8%	$13,002,897	42.8%
2022	4	125,686	15.5	4,927,938	16.2	521,365	64.3%	$17,930,835	59.1%
2023	4	25,385	3.1	1,057,809	3.5	546,750	67.5%	$18,988,643	62.6%
2024	3	159,993	19.7	7,028,627	23.2	706,743	87.2%	$26,017,270	85.7%
2025	2	23,756	2.9	979,020	3.2	730,499	90.1%	$26,996,290	88.9%
2026	0	0	0.0	0	0.0	730,499	90.1%	$26,996,290	88.9%
2027	2	21,822	2.7	947,935	3.1	752,321	92.8%	$27,944,225	92.1%
2028 & Beyond(3)	1	58,150	7.2	2,409,325	7.9	810,471	100.0%	$30,353,550	100.0%
Total	52	810,471	100.0%	$30,353,550	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2028 & Beyond includes 1,460 square feet associated with a conference room with no attributable base rent.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$27,553,719	$28,798,659	$30,588,461	$29,951,724	$30,353,550	$37.45	81.0%
Vacant Income	0	0	0	0	3,135,221	3.87	8.4
Gross Potential Rent	$27,553,719	$28,798,659	$30,588,461	$29,951,724	$33,488,771	$41.32	89.3%
Total Reimbursements	4,142,764	4,306,506	4,421,671	4,208,928	4,000,245	4.94	10.7
Net Rental Income	$31,696,483	$33,105,165	$35,010,132	$34,160,653	$37,489,016	$46.26	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,135,221)	(3.87)	(8.4)
Other Income	264,219	424,523	435,492	388,806	388,806	0.48	1.0
Effective Gross Income	$31,960,702	$33,529,688	$35,445,624	$34,549,458	$34,742,601	$42.87	92.7%

Total Expenses	$13,963,230	$14,178,960	$14,004,568	$14,107,046	$13,991,349	$17.26	40.3%

Net Operating Income	$17,997,472	$19,350,728	$21,441,056	$20,442,412	$20,751,251	$25.60	59.7%

Total TI/LC, Capex/RR	0	0	0	0	2,304,691	2.84	6.6
Net Cash Flow	$17,997,472	$19,350,728	$21,441,056	$20,442,412	$18,446,561	$22.76	53.1%

(1)	TTM reflects the trailing 12-month period ending March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The property is managed by ESRT Management, L.L.C., a Delaware limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $5,248,949 for outstanding tenant improvements and leasing commissions related to four tenants, $4,138,229 for outstanding free rent related to six tenants and $2,486,098 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $334,939.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists under the loan documents or the mezzanine loan documents and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $15,458 (approximately $0.23 per square foot annually) for replacement reserves. The reserve is subject to a cap of $556,493 (approximately $0.69 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

First Stamford Place

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $168,848 (approximately $2.50 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The First Stamford Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Event, except as described below, all excess cash flow after payment of mortgage and mezzanine debt service, required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account. To the extent that a Cash Sweep Event is caused solely by a DSCR Trigger Event (as defined below), the lender is required to release funds from the excess cash flow subaccount in an amount sufficient (as reasonably determined by the borrower) to enable Empire to satisfy distribution requirements applicable to real estate investment trusts and to otherwise avoid the imposition of federal and state income and excise taxes with respect to any taxable year, up to a maximum amount of $100,000 annually (and in no event more than 1/12 of such capped amount for each month of the period during such Cash Sweep Event).

A “Cash Sweep Event” means the occurrence of (i) an event of default under the loan documents or the mezzanine loan, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan), based on the trailing three months, is less than 1.35x for two consecutive calendar quarters (a “DSCR Trigger Event”).

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above, only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy or insolvency action, (c) with respect to clause (ii) above, only with respect to an involuntary bankruptcy or insolvency action of the borrower that is not solicited, consented to or otherwise acquiesced or joined in by the borrower, guarantor or any of their affiliates, upon the dismissal, stay or discharge of such action within 90 days of the date of filing or (d) with respect to clause (iii) above, (x) the achievement of a debt service coverage ratio equal to or greater than 1.35x for two consecutive calendar quarters based on the trailing three month period or (y) the borrower depositing cash or a letter of credit reasonably acceptable to the lender in an amount that if used to pay down the First Stamford Place Whole Loan, would result in the achievement of the foregoing debt service coverage ratio (each of the foregoing (a) through (d), a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following limitations: (1) a Cash Sweep Event Cure may occur no more than five times during the term of the loan, except that the borrower is not limited in the number of times it may cure a DSCR Trigger Event; (2) the borrower pays all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure and (3) the borrower may not cure a voluntary bankruptcy or insolvency action of the borrower.

Additional Debt. There is a $16.0 million mezzanine loan that is coterminous with the First Stamford Place Whole Loan. The mezzanine loan has a 6.25000% coupon and is interest-only until the payment date occurring on August 1, 2022. On and after such date, the mezzanine loan documents require the mezzanine borrower to make amortizing payments in accordance with a schedule attached to the mezzanine loan agreement. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR (based on the sum of the first 12 payments after the expiration of the interest-only period for the mezzanine loan) and cumulative UW NOI Debt Yield are 63.2%, 1.73x and 11.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loan has been sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype(3):	Mixed Use – Office/Multifamily
% of Pool by IPB:	4.5%	Net Rentable Area (SF)(3):	99,316
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	521 East 72nd St. Realty	Year Built / Renovated:	1920 / 1991
	Company II, L.L.C.	Occupancy:	98.8%
Sponsor:	Sheldon H. Solow	Occupancy Date:	5/3/2017
Interest Rate:	3.95000%	Number of Tenants(4):	3
Note Date:	7/6/2017	2014 NOI(5):	$6,213,206
Maturity Date:	8/1/2027	2015 NOI(5):	$5,793,821
Interest-only Period:	120 months	2016 NOI:	$5,863,030
Original Term:	120 months	TTM NOI (as of 3/2017)(6):	$5,911,843
Original Amortization:	None	UW Economic Occupancy:	98.8%
Amortization Type:	Interest Only	UW Revenues:	$10,210,206
Call Protection(2):	L(26),Def(88),O(6)	UW Expenses:	$3,538,075
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$6,672,131
Additional Debt:	Yes	UW NCF:	$6,576,517
Additional Debt Balance:	$35,000,000	Appraised Value / Per SF:	$144,100,000 / $1,451
Additional Debt Type:	Pari Passu	Appraisal Date:	5/11/2017

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$856
Taxes:	$380,472	$190,236	N/A	Maturity Date Loan / SF:	$856
Insurance:	$9,647	$4,823	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	59.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.93x
Other:	$1,231,285	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000	100.0%	Payoff Existing Debt	$48,948,617	57.6%
			Closing Costs	1,869,301	2.2
			Upfront Reserves	1,621,404	1.9
			Return of Equity	32,560,678	38.3
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The 521-523 East 72nd Street loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $85.0 million. The information presented in the chart titled “Financial Information” reflects the Cut-off Date balance of the $85.0 million 521-523 East 72nd Street Whole Loan (as defined below).
(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of September 1, 2017. Defeasance of the full 521-523 East 72nd Street Whole Loan is permitted at any time after the earlier to occur of (i) July 6, 2020 and (ii) two years after the closing date of the final securitization that holds a promissory note evidencing all or a portion of the 521-523 East 72nd Street Whole Loan (the “REMIC Prohibition Period”).

(3)	The property includes a total of 99,316 square feet of rentable area which consists of 90,609 square feet of medical office space, 8,207 square feet of multifamily space and 500 square feet of retail space.

(4)	Excludes 10 multifamily units. There are three free market multifamily units, five rent regulated multifamily units and two vacant multifamily units at the property.

(5)	The decrease in 2015 NOI from 2014 NOI was primarily due to a decrease in occupancy from 94.2% to 93.6%.

(6)	The increase in UW NOI from TTM NOI is primarily due to a new lease with HSS for 3,413 square feet totaling $355,635 in annual rent which commenced on January 30, 2017 and the inclusion of rent steps for commercial tenants through June 2018 totaling $208,895.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

The Loan. The 521-523 East 72nd Street loan is secured by a first mortgage lien on the borrower’s fee interest in a 99,316 square foot mixed-use building located within the Upper East Side neighborhood of Manhattan, New York. The loan is a part of a whole loan (the “521-523 East 72nd Street Whole Loan”), which has an outstanding principal balance as of the Cut-off Date of $85.0 million and is comprised of two pari passu notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is the controlling note and is being contributed to the JPMDB 2017-C7 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $35.0 million, is expected to be contributed to one or more future securitization trusts. The relationship between the holders of the 521-523 East 72nd Street Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 521-523 East 72nd Street Whole Loan has a 10-year term and will be interest only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMDB 2017-C7	Yes
A-2	35,000,000	35,000,000	JPMCB	No
Total	$85,000,000	$85,000,000

The Borrower. The borrowing entity for the 521-523 East 72nd Street Whole Loan is 521 East 72nd St. Realty Company II, L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Sheldon H. Solow, who has been an owner and developer of commercial and residential properties in New York since 1950. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City including 9 West 57th Street, 265 East 66th Street, One East River Place and 419 East 60th Street.

The Property. The 521-523 East 72nd Street property is a nine-story, 99,316 square foot, Class B mixed-use building located between York Avenue and FDR Drive on East 72nd Street within the Upper East Side neighborhood of Manhattan, New York. As of May 3, 2017, the property was 98.8% leased to two medical office tenants, a dry cleaner, three tenants occupying free market multifamily units and five tenants occupying rent regulated multifamily units, and the property also includes two vacant market rate multifamily units.

The property’s largest tenant is HSS Properties Corporation (“HSS”), an affiliate of the Hospital of Special Surgery, which utilizes the 521-523 East 72nd Street property as medical office space and leases 86.7% of the net rentable area (excluding multifamily space) through May 2031. HSS has been a tenant at the 521-523 East 72nd Street property since 1993 and has expanded its space multiple times over the past 23 years. HSS utilizes its space at the property for physicians’ offices and women’s sports medicine. The Hospital of Special Surgery is a New York City based hospital which is currently ranked by U.S. News & World Report as the number one hospital in the world for orthopedics and third in the world for rheumatology. Founded in 1863, the Hospital of Special Surgery is the oldest orthopedic hospital in the United States and performs more than 29,000 surgeries annually. The Hospital of Special Surgery is affiliated with the New York-Presbyterian Healthcare System (rated Aa3 by Moody’s and AA by Fitch) through a corporate relationship agreement and serves as the principal orthopedic and rheumatology facility for its Upper East Side campus. The Hospital of Special Surgery is also affiliated with Weill Cornell Medical College, Memorial Sloan-Kettering Cancer Center and Rockefeller University and is able to borrow through Government National Mortgage Association (GNMA) collateralized taxable revenue bonds. HSS has one five-year renewal option which would extend its lease to May 2036. The second largest tenant, East River Medical Imaging (“ERMI”), leases 12.7% of the net rentable area (excluding multifamily space) through May 2031 and has been a tenant at the 521-523 East 72nd Street property since 1991. ERMI is a privately owned, independent imaging center which has been in business for over 40 years and offers various patient services including bone densitometry, computed tomography (CT) scans, magnetic resonance imaging (MRI), interventional radiology and musculoskeletal ultrasound scans. ERMI has one five-year renewal option which would extend its lease to May 2036.

The 521-523 East 72nd Street property is located among six other properties on the Upper East Side which collectively serve as the Hospital of Special Surgery’s main campus. The 521-523 East 72nd Street property is located in close proximity to other major medical centers and medical education institutions including New York Presbyterian Hospital, Lenox Hill Hospital, Memorial Sloan-Kettering, Weill Cornell Medical College and The Rockefeller University. The 521-523 East 72nd Street property is located within 0.4 miles of the 72nd Street Q subway line on Second Avenue and within 0.2 miles of the 71st Street exit of FDR Drive.

According to the appraisal, the Upper East Side is one of the most affluent neighborhoods in the borough of Manhattan and is home to many of New York City’s attractions including the Metropolitan Museum of Art, the Guggenheim Museum, the Frick Museum, the Cooper-Hewitt Smithsonian National Design Museum, the Jewish Museum, the Neue Galerie, numerous art galleries and entertainment options along with world-class luxury retailers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

According to the appraisal, the 521-523 East 72nd Street property is located in the East Side submarket of the New York City office market. As of the first quarter of 2017, the East Side had a total office inventory of 20.9 million square feet consisting of 44 buildings, average asking rents of $70.79 per square foot and a vacancy rate of 6.1%. According to a third party market report, as of June 2017, the Upper East Side medical office submarket had approximately 309,780 square feet of medical office inventory consisting of 10 buildings with a vacancy rate of 1.5%. The appraisal identified four comparable medical office buildings including 261 East 78th Street, 429 East 75th Street, 1421 Third Avenue and 115 East 61st Street, each of which had an occupancy of 100.0%. The property’s weighted average in place office rent of $104.73 per square foot is approximately 4.7% above the appraisal’s concluded office market rent of $100.00 per square foot.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
94.2%	93.6%	98.3%	98.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 3, 2017.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA(2)	Base Rent PSF	% of Total Base Rent(2)	Lease Expiration Date
HSS Properties Corporation	NA / NA / NA	78,999	86.7%	$106.42	88.0%	5/31/2031
East River Medical Imaging	NA / NA / NA	11,610	12.7%	$93.27	11.3%	5/31/2031
East River David Cleaners	NA / NA / NA	500	0.5%	$136.99	0.7%	11/14/2021
(1)	Based on the underwritten rent roll dated May 3, 2017.

(2)	Based on 91,109 square feet which excludes 8,207 square feet and $106,000 of base rent from multifamily units.

Lease Rollover Schedule(1)(2)(3)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	500	0.5	68,495	0.7	500	0.5%	$68,495	0.7%
2022	0	0	0.0	0	0.0	500	0.5%	$68,495	0.7%
2023	0	0	0.0	0	0.0	500	0.5%	$68,495	0.7%
2024	0	0	0.0	0	0.0	500	0.5%	$68,495	0.7%
2025	0	0	0.0	0	0.0	500	0.5%	$68,495	0.7%
2026	0	0	0.0	0	0.0	500	0.5%	$68,495	0.7%
2027	0	0	0.0	0	0.0	500	0.5%	$68,495	0.7%
2028 & Beyond	2	90,609	99.5%	9,489,899	99.3	91,109	100.0%	$9,558,394	100.0%
Total	3	91,109	100.0%	$9,558,394	100.0%
(1)	Based on the underwritten rent roll dated May 3, 2017 and includes rent steps for commercial tenants through June 2018 totaling $208,895.

(2)	Based on 91,109 square feet which excludes 8,207 square feet and $106,000 of base rent from multifamily units.

(3)	Certain tenants may have termination options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 160

Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$8,879,005	$8,553,912	$8,838,063	$8,963,782	$9,664,394	$97.31	94.5%
Vacant Income	0	0	0	0	65,725	0.66	0.6
Gross Potential Rent	$8,879,005	$8,553,912	$8,838,063	$8,963,782	$9,730,119	$97.97	95.2%
Total Reimbursements	481,190	573,958	380,511	307,373	493,608	4.97	4.8
Net Rental Income	$9,360,195	$9,127,870	$9,218,574	$9,271,155	$10,223,727	$102.94	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(120,687)	(1.22)	(1.2)
Other Income(4)	142,261	100,807	140,009	107,166	107,166	1.08	1.0
Effective Gross Income	$9,502,456	$9,228,677	$9,358,583	$9,378,321	$10,210,206	$102.81	99.9%

Total Expenses	$3,289,250	$3,434,856	$3,495,553	$3,466,478	$3,538,075	$35.62	34.7%

Net Operating Income(5)(6)	$6,213,206	$5,793,821	$5,863,030	$5,911,843	$6,672,131	$67.18	65.3%

Total TI/LC, Capex/RR	0	0	0	0	95,614	0.96	0.9

Net Cash Flow	$6,213,206	$5,793,821	$5,863,030	$5,911,843	$6,576,517	$66.22	64.4%
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Based on 99,316 square feet which includes 8,207 square feet of multifamily space.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income consists of additional tenant fees and laundry operations income.

(5)	The decrease in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to a decrease in occupancy from 94.2% to 93.6%.

(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily due to a new lease with HSS for 3,413 square feet totaling $355,635 in annual rent which commenced on January 30, 2017 and the inclusion of rent steps for commercial tenants through June 2018 totaling $208,895.

Property Management. The property is managed by Solow Management Corp., an affiliate of the borrower, under a management agreement that is automatically renewed monthly.

Escrows and Reserves. At origination, the borrower deposited $1,231,285 for outstanding tenant improvements and leasing commissions related to the HSS lease, $380,472 for real estate taxes and $9,647 for insurance reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of annual estimated tax payments, which currently equates to $190,236.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $4,823.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no event of default or DSCR Trigger Event (as defined below) has occurred and is continuing. Following the occurrence and during the continuance of an event of default or DSCR Trigger Event, the borrower is required to deposit $1,655 monthly (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no event of default or DSCR Trigger Event has occurred and is continuing. Following the occurrence and during the continuance of an event of default or DSCR Trigger Event, the borrower is required to deposit $8,276 monthly (approximately $1.00 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The 521-523 East 72nd Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all commercial tenants at the property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept on a daily basis into the borrower’s operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. During any Trigger Period, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be deposited into the excess cash flow subaccount and held as additional collateral for the 521-523 East 72nd Street Whole Loan. The lender has been granted a first priority security interest in the cash management account.

A “Trigger Period” means the period after the occurrence of (a) an event of default, (b) the bankruptcy or insolvency of the borrower or property manager or (c) a DSCR Trigger Event, in each case continuing until the earlier of the payment date occurring after the date the Trigger Period is cured as described below or the payment in full of all principal and interest under the 521-523 East 72nd Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

521-523 East 72nd Street

A “DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing three months falls below 1.30x.

A Trigger Period may be cured by (i) with respect to clause (a) above, the acceptance of a cure by the lender of the related event of default, (ii) with respect to clause (b) above, solely with respect to a bankruptcy or insolvency of the property manager, if the borrower replaces such property manager within 60 days of such action in accordance with the loan documents, and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio (as calculated in the loan documents and based on the trailing three month period) of at least 1.30x for two consecutive calendar quarters.

Permitted Mezzanine Debt. The sole member of the borrower is permitted to obtain a single tier of mezzanine indebtedness secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions (or a written waiver of such conditions by the lender) which include, without limitation, the following (i) the mezzanine lender meets a qualified lender definition in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 59.0%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 1.93x and (iv) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment (DBRS)(2):	BBB(high)	Title(7):	Fee / Leasehold
Original Principal Balance(3):	$50,000,000	Property Type - Subtype:	Various / Various
Cut-off Date Principal Balance(3):	$50,000,000	Net Rentable Area (SF)(8):	5,296,943
% of Pool by IPB:	4.5%	Location:	Various
Loan Purpose:	Acquisition	Year Built / Renovated:	Various / Various
Borrowers(4):	Various	Occupancy(8):	100.0%
Sponsor(4):	ETCL Venture LP	Occupancy Date:	10/5/2017
Interest Rate(5):	3.56283%	Number of Tenants:	41
Note Date:	5/19/2017	2014 NOI(9):	N/A
Maturity Date:	6/5/2024	2015 NOI(9) :	N/A
Interest-only Period:	84 months	2016 NOI(9) :	N/A
Original Term:	84 months	TTM NOI(9):	N/A
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$79,004,104
Call Protection(6):	L(24),Grtr1%orYM(4),	UW Expenses:	$29,231,519
	DeforGrtr1%orYM(52),O(4)	UW NOI:	$49,772,586
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$45,081,162
Additional Debt:	Yes	Appraised Value / Per SF(10):	$785,215,000 / $148
Additional Debt Balance:	$303,000,000 / $170,000,000	Appraisal Date:	Various
Additional Debt Type:	Pari Passu / B-Notes

Escrows and Reserves(11)				Financial Information(3)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$67	$99
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$67	$99
Replacement Reserves:	$0	Springing	$2,648,472	Cut-off Date LTV(10):	45.0%	66.6%
TI/LC:	$0	Springing	$7,945,415	Maturity Date LTV(10):	45.0%	66.6%
Other:	$10,720,000	Springing	N/A	UW NCF DSCR:	3.54x	2.04x
				UW NOI Debt Yield:	14.1%	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$353,000,000	42.5%	Purchase Price	$818,097,509	98.6%
B-Notes(3)	170,000,000	20.5	Upfront Reserves	10,720,000	1.3
Sponsor Equity	307,050,139	37.0	Closing Costs	1,232,630	0.1
Total Sources	$830,050,139	100.0%	Total Uses	$830,050,139	100.0%
(1)	The Gateway Net Lease Portfolio Whole Loan was co-originated by JPMCB and Bank of America, N.A.
(2)	DBRS has confirmed that the Gateway Net Lease Portfolio loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	The Gateway Net Lease Portfolio Mortgage Loan is part of a whole loan evidenced by seven senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $353.0 million (the “A-Notes”) and 10 subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million (the “B-Notes”). The information presented under the column titled “A-Notes” in the chart titled “Financial Information” above reflects the Cut-off Date balance of the A-Notes, but excludes the related B-Notes. The information presented under the column titled “Whole Loan” in the chart titled “Financial Information” above reflects the Cut-off Date balance of the A-Notes and B-Notes evidencing the Gateway Net Lease Portfolio Whole Loan.
(4)	There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio Whole Loan. For a full description of the Borrowers, see “The Borrowers” below.
(5)	Interest Rate reflects the interest rate with respect to the Gateway Net Lease Portfolio A-Notes. The interest rate on the Gateway Net Lease Portfolio Subordinate Companion Loan is 5.40000%.
(6)	Defeasance of the full $523.0 million Gateway Net Lease Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 19, 2020. The assumed defeasance lockout period of 28 payments is based on the expected JPMDB 2017-C7 securitization’s closing date in October 2017. The actual lockout period may be longer. The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan after June 5, 2019 in connection with the release of an individual property and the payment of a yield maintenance premium.
(7)	The following properties are secured by the applicable borrowers’ leasehold interest: FedEx (Baltimore), GoDaddy, Sikorsky Aircraft R&D Facility and Hitachi. See “Ground Leases” below.
(8)	Net Rentable Area (SF) and Occupancy include two properties, Baxalta (Barry Pointe) (16,686 square feet) and Baxalta (Casselberry) (16,694 square feet), which are currently under construction and are expected to be added to the collateral upon distribution of the Earnout Reserve (see “Escrows and Reserves” below), provided that certain conditions for such distribution and addition of collateral are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(9)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no historical financial information is presented above.
(10)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As Complete” appraised value for two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction and are expected to be added to the collateral upon distribution of the Earnout Reserve (see “Escrows and Reserves” below), provided that certain conditions for such distribution and addition of collateral are satisfied. These values assume each property is 100.0% leased upon completion of the construction. According to the loan sponsor, each such property is expected to open in the fourth quarter of 2017. Based on the aggregate “as is” appraised value of $769.115 million, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), the Cut-off Date LTV and Maturity Date LTV are 45.9%. Appraisal Dates are in February and March 2017, except for Baxalta (Barry Pointe) and Baxalta (Casselberry).
(11)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Gateway Net Lease Portfolio loan is secured by the borrowers’ fee or leasehold interests in a portfolio of 41 single tenant industrial and office properties located across 20 states, totaling 5,296,943 square feet (the “Gateway Net Lease Portfolio Properties”). The loan is part of a whole loan (the “Gateway Net Lease Portfolio Whole Loan”) that has an outstanding principal balance as of the Cut-off Date of $523.0 million and is comprised of seven pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of $353.0 million (collectively, the “Gateway Net Lease Portfolio A-Notes”), and 10 subordinate B-Notes with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million (the “Gateway Net Lease Portfolio Subordinate Companion Loan”). Note A-1-3, with an outstanding principal balance as of the Cut-off Date of $50.0 million (the “Gateway Net Lease Portfolio Mortgage Loan”), is being contributed to the JPMDB 2017-C7 Trust. Notes A-1-1, A-1-2, A-2-1, A-2-2 and A-2-3 have been securitized as described below. Note A-1-4 will not be included in the trust, is held by JPMCB or an affiliate, and is expected to be contributed to one or more future securitization trusts. The Gateway Net Lease Portfolio Subordinate Companion Loans have been sold to a third party investor. The relationship between the holders of the Gateway Net Lease Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Gateway Net Lease Portfolio Whole Loan has a seven-year term and will be interest-only for the entire loan term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	DBJPM 2017-C6	No(1)
A-1-2	70,000,000	70,000,000	JPMCC 2017-JP7	No
A-1-3	50,000,000	50,000,000	JPMDB 2017-C7	No
A-1-4	42,100,000	42,100,000	JPMCB	No
A-2-1	45,000,000	45,000,000	BANK 2017-BNK5	No
A-2-2, A-2-3	60,900,000	60,900,000	BANK 2017-BNK6	No
B-Notes	170,000,000	170,000,000	Apollo(2)	Yes(3)
Total	$523,000,000	$523,000,000
(1)	The Gateway Net Lease Portfolio Whole Loan will be serviced pursuant to the DBJPM 2017-C6 pooling and servicing agreement.
(2)	The B-Notes are held by Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, American Equity Investment Life Insurance Company, Midland National Life Insurance Company and American Equity Investment Life Insurance Company, which are managed by Apollo.
(3)	Note B-1-1 is the controlling note with respect to the Gateway Net Lease Portfolio Whole Loan, until the occurrence and continuance of a control appraisal period, after which Note A-1-1 will be the controlling note, as described above.

The Borrowers. The borrowers, ETCL Richmond, LLC; ETCL Westerville ADS, LLC; ETCL Fort Wayne, LLC; ETCL Ankeny, LLC; ETCL Grand Rapids, LLC; ETCL Mounds View, LLC; ETCL Springfield, LLC; ETCL Wausau, LLC; ETCL Mansfield, LLC; KIRCO ETCL CH Distribution II, LLC; ETCL Carrier, LLC; ETCL Fort Myers, LLC; ETCL Fort Myers Parking, LLC; ETCL Woodlands, LLC; ETCL Seguin Dist, LLC; ETCL Staunton, LLC; ETCL Stratford, LLC; ETCL Pompano, LLC; ETCL Pure Lafayette, LLC; ETCL Vegas, LLC; ETCL Tempe, LLC; ETCL H&E Columbia, LLC; ETCL H&E Greer, LLC; ETCL H&E New Orleans, LLC; ETCL H&E Oklahoma City, LLC; ETCL H&E San Antonio, LLC; ETCL Novi HB, LLC; ETCL Dallas I, LLC; ETCL New Braunfels, LLC; ETCL Salisbury, LLC; ETCL Toledo, LLC; ETCL Franklin Pro-Packaging, LLC; ETCL Franklin Trans-Packaging, LLC; ETCL Russellville, LLC; ETCL Fort Worth Ski, LLC; ETCL Longwood, LLC; ETCL Birmingham, LLC; ETCL Shakopee, LLC; ETCL Northpark, LLC and ETCL Sparrows Point, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in each borrower structure. Upon distribution of the initial reserve related to ongoing construction, ETCL Barry Pointe Plasma, LLC and ETCL Casselberry Plasma, LLC (individually and jointly the “Construction Borrower”) are required to deliver a joinder agreement, which will provide that the Construction Borrower is added to, and will be bound by the Gateway Net Lease Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Summary
Property Name	Location	Net Rentable Area (NRA)	Year Built / Renovated	Allocated A-Note Amount	% of ALA	Appraised Value	% of Appraised Value
BAE Facility	Fort Wayne, IN	333,750	2015 / NAP	$29,400,918	8.3%	$65,400,000	8.3%
FedEx Ground (Stratford)	Stratford, CT	225,198	2016 / NAP	28,320,994	8.0	63,000,000	8.0
FedEx (Baltimore)	Edgemere, MD	306,016	2016 / NAP	26,073,403	7.4	58,000,000	7.4
Harman Becker	Novi, MI	188,042	2015 / NAP	20,768,279	5.9	46,200,000	5.9
GE Aviation (Lafayette)	Lafayette, IN	306,406	2015 / NAP	19,782,849	5.6	44,000,000	5.6
GoDaddy	Tempe, AZ	150,000	2014 / NAP	17,535,258	5.0	39,000,000	5.0
Carrier	San Antonio, TX	517,000	2014 / NAP	17,305,774	4.9	38,500,000	4.9
Emerus	The Woodlands, TX	95,640	2000 / NAP	14,072,753	4.0	31,300,000	4.0
Cardinal Health	Detroit, MI	275,951	2015 / NAP	13,688,031	3.9	30,450,000	3.9
Tyco Electronics	Shakopee, MN	176,648	2014 / NAP	13,553,040	3.8	30,150,000	3.8
FCA/Caterpillar	Seguin, TX	300,000	2012 / NAP	12,770,096	3.6	28,400,000	3.6
FedEx Ground (Staunton)	Staunton, VA	225,198	2016 / NAP	10,745,239	3.0	23,900,000	3.0
Quad Packaging (Proteus)	Franklin, WI	205,000	2006 / NAP	8,990,363	2.5	20,000,000	2.5
Quad Packaging (Transpak)	Franklin, WI	218,000	2006 / NAP	8,902,620	2.5	19,800,000	2.5
T-Mobile Call Center	Birmingham, AL	66,500	1996 / 2014	8,308,662	2.4	18,475,000	2.4
Sikorsky Aircraft R&D Facility	Dallas, TX	150,975	2008 / NAP	8,045,430	2.3	17,900,000	2.3
Vatterott College	Berkeley, MO	90,000	2007 / NAP	7,464,971	2.1	16,600,000	2.1
Comcast	Fort Myers, FL	57,260	2008 / NAP	6,695,526	1.9	14,900,000	1.9
Alfa Laval Plant	Richmond, VA	180,252	1990 / 2005	6,108,317	1.7	13,600,000	1.7
LKQ (New Braunfels)	New Braunfels, TX	98,771	2016 / NAP	6,027,323	1.7	13,400,000	1.7
Hitachi	Irving, TX	72,056	2000 / 2012	5,757,342	1.6	12,800,000	1.6
Cameron International	Mansfield, PA	75,000	2013 / NAP	5,473,862	1.6	12,175,000	1.6
Alliance Data Systems Office	Westerville, OH	100,800	1990 / 2005	5,190,382	1.5	11,550,000	1.5
Synchrony Financial	Longwood, FL	67,775	1983 / NAP	4,832,658	1.4	10,750,000	1.4
Baxalta (Barry Pointe)(1)	Kansas City, MO	16,686	2017 / NAP	3,705,488	1.0	8,250,000	1.1
Baxalta (Casselberry)(1)	Casselberry, FL	16,694	2017 / NAP	3,530,000	1.0	7,850,000	1.0
Baxalta (Mounds View)	Mounds View, MN	16,694	2015 / NAP	3,334,264	0.9	7,420,000	0.9
Baxalta (Grand Rapids)	Grand Rapids, MI	16,694	2014 / NAP	3,327,514	0.9	7,400,000	0.9
Gerdau	Las Vegas, NV	46,976	1986 / 2015	3,327,514	0.9	7,400,000	0.9
Baxalta (Wausau)	Wausau, WI	16,694	2015 / NAP	3,239,771	0.9	7,200,000	0.9
Baxalta (Springfield)	Springfield, MO	16,694	2015 / NAP	3,145,277	0.9	7,000,000	0.9
LKQ (Salisbury)	Charlotte, NC	205,100	1960 / 2005	3,145,277	0.9	7,000,000	0.9
Baxalta (Ankeny)	Ankeny, IA	16,694	2015 / NAP	2,969,790	0.8	6,600,000	0.8
H&E Equipment Services (San Antonio)	San Antonio, TX	26,535	2015 / NAP	2,605,315	0.7	5,800,000	0.7
H&E Equipment Services (New Orleans)	New Orleans, LA	18,808	2015 / NAP	2,450,076	0.7	5,450,000	0.7
GE Aviation (Pompano)	Pompano Beach, FL	30,892	1985 / 2012	2,294,837	0.7	5,100,000	0.6
Saint-Gobain Warehouse	Russellville, AL	102,950	2009, 2014 / NAP	2,065,354	0.6	4,600,000	0.6
H&E Equipment Services (Columbia)	Columbia, SC	19,380	2015 / NAP	2,045,105	0.6	4,550,000	0.6
H&E Equipment Services (Yukon)	Yukon, OK	19,608	2015 / NAP	2,018,107	0.6	4,490,000	0.6
LKQ (Toledo)	Toledo, OH	207,998	1975, 2012 / 2013	2,011,358	0.6	4,475,000	0.6
H&E Equipment Services (Greer)	Greer, SC	19,608	2015 / NAP	1,970,860	0.6	4,380,000	0.6
Total		5,296,943		$353,000,000	100.0%	$785,215,000	100.0%
(1)	“As Complete” values were used for Baxalta (Barry Pointe) and Baxalta (Casselberry), which assume each property is 100.0% leased upon completion of the construction. Each such property is expected to open in the fourth quarter of 2017. Both the Cut-off Date LTV and Maturity Date LTV, based on the aggregate $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), are 45.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan Sponsor. The loan sponsor is ETCL Venture LP, a joint venture between China Life Insurance (Overseas) Company Limited (“China Life”) (94.6%) and ET II-CL 2016, LLC and ElmTree Managing Member II, LLC (collectively, “ElmTree”) (5.4%). At origination, China Life purchased 94.6% of ElmTree’s stake in the portfolio. There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio Whole Loan and the borrowers are the sole parties liable for any breach or violation of the nonrecourse carve-out provisions in the Whole Loan documents or the related environmental indemnity. Headquartered in Beijing, China, China Life and its subsidiaries comprise the largest commercial insurance group in mainland China with over 130,000 employees. Ranked on Fortune’s Global 500 Company list, China Life has approximately $361.6 billion in assets under management as of June 30, 2016. As of May 24, 2017, China Life had a market capitalization of approximately $111.6 billion and is the first insurance company to be triple-listed in New York, Hong Kong and Shanghai. ElmTree is a real estate investment firm led by managing principal and founder James Koman, focusing primarily on commercial real estate net lease, sale-leaseback and build-to-suit opportunities. ElmTree has completed in excess of $4.0 billion in commercial real estate transactions.

The Properties. The Gateway Net Lease Portfolio consists of 41 single tenant industrial and office properties totaling approximately 5.3 million square feet (inclusive of the Baxalta (Barry Pointe) and Baxalta (Casselberry) properties, which are under construction and are not yet included in the collateral, as described below). The properties are located across 20 states, with the largest concentration in Texas (23.8% of net rentable area), Indiana (12.1% of net rentable area) and Michigan (9.1% of net rentable area). The properties were built between 1960 and 2017, and 24 of the properties (58.3% of net rentable area) were built-to-suit (including the two properties under construction) for the respective tenants. Eight properties were built prior to 2000, with seven having since been renovated. According to the loan sponsor, approximately $249.9 million has been spent at the build-to-suit properties in addition to the landlord provided tenant improvements. Two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), are currently under construction and expected to open in the fourth quarter of 2017. At origination, $10,720,000 was reserved in connection with these two properties. The loan documents provide for release of the applicable reserve to the borrowers upon completion of these properties and addition of such properties to the collateral, among other conditions, as further described in “Escrows and Reserves” below. The properties are all leased on a triple net basis and range in size from approximately 16,686 square feet to 517,000 square feet. The weighted average remaining lease term for the portfolio is approximately 9.1 years. The portfolio consists of 26 industrial properties (approximately 82.3% of the net rentable area), eight suburban office properties (15.5% of the net rentable area) and seven medical office properties (2.2% of the net rentable area). As of October 5, 2017, the portfolio is 100.0% leased to 25 individual tenants.

BAE Facility. The largest property by allocated loan amount, BAE Facility, is a 333,750 square foot manufacturing facility situated on approximately 39.2 acres and located in Fort Wayne, Indiana. The property was constructed in 2015 on a build-to-suit basis and consists of a manufacturing component (approximately 86.5% of net rentable area) and an office component (approximately 13.5% of net rentable area). The manufacturing component of the property features 24-foot ceilings, two dock doors, LED lighting and air conditioning throughout approximately 93.6% of the area. The office component features a café, full commercial grade kitchen and an employee gym. The property contains 948 parking spaces resulting in a parking ratio of approximately 2.8 spaces per 1,000 square feet of net rentable area.

The BAE Facility property is currently 100.0% leased to BAE Systems Controls, Inc. (“BAE Systems”) on a triple net basis through August 2025 and its lease contains four remaining five-year extension options. BAE Systems is a subsidiary of BAE Systems PLC, a British multinational defense, security and aerospace company headquartered in London, United Kingdom and traded publicly on the London Stock Exchange (LSE:BA). BAE Systems uses the property for electronics manufacturing for the commercial aviation and defense industries. BAE Systems accounts for approximately 6.3% and 8.6% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The BAE Facility property is located in Fort Wayne, Indiana and is approximately 6.6 miles southwest of the Fort Wayne central business district. Access to the property is provided via Ardmore Avenue to the east and Airport Expressway to the south and the property benefits from its proximity to both Interstate 69 and Interstate 469, which are located approximately 5.0 miles east and 4.5 miles south, respectively. Fort Wayne International Airport is located less than 1.0 mile south of the Gateway Net Lease Portfolio Property and serves approximately 600,000 passengers per year. According to the appraisal, the property is located in the Fort Wayne industrial market. According to a market data provider, as of year-end 2016, the Fort Wayne industrial market consisted of 76 industrial facilities over 100,000 square feet and totaling approximately 20.8 million square feet with an overall vacancy rate of 4.7%. Additionally, the average age of the industrial properties identified was approximately 44.4 years as compared to the BAE Facility property, which was constructed in 2015. The appraisal identified six comparable single tenant industrial facilities ranging in size from 81,578 square feet to 393,817 square feet and constructed between 2000 and 2016. Base rents for the comparable triple-net leases ranged from $6.89 per square foot to $13.73 per square foot, with a weighted average of approximately $8.97 per square foot. The underwritten base rent for the Gateway Net Lease Portfolio properties is $13.90 per square foot. The appraisal did not identify any properties currently under construction that would compete with the BAE Facility property, but noted the large inventory of available development land in the subject neighborhood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FedEx Ground (Stratford). The second largest property by allocated loan amount, FedEx Ground (Stratford), is a 225,198 square foot warehouse and distribution facility situated on approximately 28.2 acres and located in Stratford, Connecticut. The property was constructed in 2016 on a build-to-suit basis and consists of a warehouse component (approximately 88.8% of net rentable area) and an office component (approximately 11.2% of net rentable area). The distribution-warehouse component of the property features a clear height of approximately 26 feet, 61 loading docks and seven overhead drive-in steel doors, accommodates the turning radius of 18-wheel semi-trucks and has additional areas for equipment trailer storage and truck parking. The property contains 230 parking spaces resulting in a parking ratio of approximately 1.0 space per 1,000 square feet of net rentable area.

The FedEx Ground (Stratford) property is currently 100.0% leased to FedEx Ground Package System, Inc., a division of FedEx Corporation (“FedEx”) on a triple net basis through June 2026 and its lease contains two remaining five-year extension options. Founded in 1971 and based in Memphis, Tennessee, FedEx provides transportation, e-commerce and business services in the United States and internationally. According to Hoovers, FedEx is the world’s leading express transportation provider, delivering approximately 3.5 million packages daily to more than 220 countries and territories from about 1,800 FedEx locations. The fleet consists of approximately 650 aircrafts and more than 55,000 motor vehicles and trailers. FedEx Ground Package System, Inc., the tenant at the property, provides small-package ground delivery in North America. FedEx Ground (Stratford) accounts for approximately 4.3% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The FedEx Ground (Stratford) property is located in Stratford, Connecticut within Fairfield County. Access to the property is provided via Interstate 95 to the north and west and benefits from its proximity to U.S. Route 1 and Route 130, which are located approximately 2.9 and 2.3 miles north, respectively, and Route 113 approximately 1.6 miles east. Interstate 95 provides access to New England to the east and north and New York to the west. The property is less than five miles from the Metro North Stratford Center Rail Station and the Bridgeport Transit center, which provide train access to New York City (approximately 48.9 miles southwest) and Stamford and New Haven, Connecticut. According to the appraisal, the property is located in the Stratford industrial market. According to a market data provider, the Stratford industrial market consisted of approximately 9.4 million square feet of industrial space located in 207 buildings with an overall vacancy rate of 19.2%. The appraisal identified six comparable triple net lease rentals at industrial facilities ranging in size from 50,000 square feet to 362,474 square feet and constructed between 1970 and 2016. These comparable rentals were either located in Fairfield County or were similar leases to FedEx in the tri-state area. The appraisal concluded a market rent of $16.00 per square foot, which is in-line with the underwritten base rent of $16.31 per square foot. The appraisal did not identify any properties currently under construction that would compete with the FedEx Ground (Stratford) property.

FedEx (Baltimore). The third largest property by allocated loan amount, FedEx (Baltimore), is a 306,016 square foot warehouse and distribution facility situated on approximately 47.4 acres and located in Edgemere, Maryland. The property was constructed in 2016 and consists of a warehouse component (approximately 95.7% of net rentable area) and an office component (approximately 4.3% of net rentable area). The distribution-warehouse component of the property features a clear height of approximately 32 feet and is a sorting facility that can accommodate up to 450 trucks on site and has an additional service center, which can accommodate five trucks. The property contains 631 parking spaces resulting in a parking ratio of approximately 2.1 spaces per 1,000 square feet of net rentable area.

The FedEx (Baltimore) property is currently 100.0% leased to FedEx Ground Package System, Inc. on a triple net basis through December 2031 and its lease contains two remaining five-year extension options. FedEx (Baltimore) accounts for approximately 5.8% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The FedEx (Baltimore) property is located in Edgemere, Maryland in the Sparrows Point area of Baltimore County, approximately 10.0 miles southeast of the Baltimore central business district. Access to the property is provided via the Baltimore Beltway (Interstate 695), which crosses the Baltimore Harbor less than 1.0 mile west of the property. Sparrows Point Terminal LLC purchased Sparrows Point in 2014 and entered into an agreement with the State of Maryland and the U.S. Environmental Protection Agency to prepare industrially zoned land on the peninsula for new sites like the FedEx (Baltimore) property. Sparrows Point includes the Sparrows Point Peninsula with more than 3,000 acres of industrially zoned land. According to the appraisal, the property is located in the Baltimore County East submarket of the Baltimore industrial market. As of the fourth quarter of 2016, the Baltimore County East warehouse market consisted of approximately 14.3 million square feet of industrial space located in 140 buildings with an overall vacancy rate of approximately 9.9%. The appraisal identified five comparable triple net lease rentals by FedEx at industrial facilities ranging in size from 11,957 square feet to 371,778 square feet and constructed between 1970 and 2017. Base rents for the comparable triple-net leases ranged from $10.70 per square foot to $15.78 per square foot, with a weighted average of approximately $12.95 per square foot. The appraisal concluded a market rent of $16.00 per square foot, which is above the underwritten base rent of $11.99 per square foot. The appraisal identified approximately 1,402,144 square feet of warehouse space currently under construction in the Baltimore industrial market that would compete with the FedEx (Baltimore) property.

The Gateway Net Lease Portfolio Properties are geographically diverse, located in 39 different cities across 20 states. The properties are located in Texas (23.8% of net rentable area), Indiana (12.1%), Michigan (9.1%), Wisconsin (8.3%), Virginia (7.7%), Ohio (5.8%), and Maryland (5.8%) with 27.4% located across 13 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The table below displays the tenancy for each of the Gateway Net Lease Portfolio Properties.

Tenant Summary
Tenant	Ratings(1) (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BAE Systems	Baa2/BBB/BBB	333,750	6.3%	$13.90	8.6%	8/31/2025
FedEx (Stratford)	Baa2/BBB/NA	225,198	4.3	$16.31	6.8	6/30/2026
FedEx (Baltimore)	Baa2/BBB/NA	306,016	5.8	$11.99	6.8	12/31/2031
Harman	A1/A+/A+	188,042	3.6	$19.56	6.8	10/31/2030
GE Aviation (Lafayette)	A1/AA-/AA-	306,406	5.8	$9.49	5.4	9/13/2030
GoDaddy	NA/NA/NA	150,000	2.8	$17.64	4.9	5/31/2025
Carrier(2)	A3/A-/A-	517,000	9.8	$4.58	4.4	9/30/2026
Emerus	NA/NA/NA	95,640	1.8	$24.25	4.3	12/31/2026
Cardinal Health(3)	NA/NA/NA	275,951	5.2	$6.90	3.5	4/30/2030
TE Connectivity	NA/A-/NA	176,648	3.3	$11.33	3.7	4/30/2024
FCA LLC(4)	NA/NA/NA	300,000	5.7	$6.25	3.5	8/31/2022
FedEx (Staunton)	Baa2/BBB/NA	225,198	4.3	$6.64	2.8	3/31/2026
QuadPackaging (Proteus)	NA/NA/NA	205,000	3.9	$6.04	2.3	12/16/2021
QuadPackaging (Transpak)(3)	NA/NA/NA	218,000	4.1	$5.63	2.3	12/16/2021
T-Mobile	Baa1/BBB+/BBB+	66,500	1.3	$18.50	2.3	2/28/2025
Sikorsky Aircraft R&D Facility(5)	Baa1/BBB+/BBB+	150,975	2.9	$8.40	2.4	1/31/2019
Vatterott College	NA/NA/NA	90,000	1.7	$16.14	2.7	12/31/2024
Comcast	A3/A-/A-	57,260	1.1	$19.87	2.1	6/30/2020
Alfa Laval	NA/BBB+/NA	180,252	3.4	$6.48	2.2	12/31/2021
LKQ Corporation (New Braunfels)	Ba2/BB/NA	98,771	1.9	$10.01	1.8	1/31/2034
Hitachi	NA/NA/NA	72,056	1.4	$12.99	1.7	4/30/2022
Cameron	NA/AA-/NA	75,000	1.4	$14.74	2.0	12/14/2023
Alliance Data	NA/NA/NA	100,800	1.9	$9.45	1.8	7/31/2024
Synchrony Financial	NA/BBB-/BBB-	67,775	1.3	$11.01	1.4	5/31/2025
Baxalta (Barry Pointe)(6)	NA/BBB-/NA	16,686	0.3	$29.66	0.9	8/31/2032
Baxalta (Casselberry) (6)	NA/BBB-/NA	16,694	0.3	$29.86	0.9	10/31/2032
Baxalta (Mounds View)	NA/BBB-/NA	16,694	0.3	$28.83	0.9	11/30/2030
Baxalta (Grand Rapids)	NA/BBB-/NA	16,694	0.3	$28.91	0.9	11/30/2030
Gerdau	NA/BBB-/NA	46,976	0.9	$13.31	1.2	3/31/2025
Baxalta (Wausau)	NA/BBB-/NA	16,694	0.3	$26.81	0.8	10/31/2030
Baxalta (Springfield)	NA/BBB-/NA	16,694	0.3	$27.03	0.8	11/30/2030
LKQ Corporation (Salisbury)	Ba2/BB/NA	205,100	3.9	$2.33	0.9	8/6/2030
Baxalta (Ankeny)	NA/BBB-/NA	16,694	0.3	$25.41	0.8	11/30/2030
H&E Equipment Services (San Antonio)	B3/BB-/NA	26,535	0.5	$15.81	0.8	11/30/2030
H&E Equipment Services (New Orleans)	B3/BB-/NA	18,808	0.4	$22.41	0.8	12/31/2030
GE Aviation (Pompano)	A1/AA-/AA-	30,892	0.6	$12.36	0.7	8/14/2022
Saint-Gobain(7)	Baa2/BBB/BBB	102,950	1.9	$3.73	0.7	9/1/2024
H&E Equipment Services (Columbia)	B3/BB-/NA	19,380	0.4	$17.10	0.6	12/31/2030
H&E Equipment Services (Yukon)	B3/BB-/NA	19,608	0.4	$16.53	0.6	6/30/2030
LKQ Corporation (Toledo)	Ba2/BB/NA	207,998	3.9	$1.56	0.6	6/17/2027
H&E Equipment Services (Greer)	B3/BB-/NA	19,608	0.4	$17.06	0.6	11/30/2030
Total / Wtd. Avg.		5,296,943	100.0%	$10.18	100.0%
(1)	In each applicable case, certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Carrier has the right to terminate its lease on October 1, 2019 or October 1, 2021, with six months’ notice.
(3)	According to the loan sponsor, Cardinal Health, Quad Packaging (Transpak) and Sikorsky Aircraft R&D Facility are planning to expand their respective spaces during the term of the Gateway Net Lease Portfolio Whole Loan. The expansion will be funded through the use of loan proceeds and the sale of seven properties which are part of the joint venture, but are unencumbered by the loan. The estimated cost of expansion is approximately $23.9 million. The tenants are expected to collectively spend up to $30.0 million as part of the expansions.
(4)	FCA LLC has the right to terminate its lease if the related service agreement between FCA LLC and Caterpillar Inc. with respect to contracting services performed by FCA for Caterpillar Inc. at the property is terminated and not assumed by a transferee permitted under the related lease, with the payment of a termination fee.
(5)	Sikorsky Aircraft has the right to terminate its lease with 12 months’ notice and the payment of a termination fee.
(6)	Baxalta (Barry Pointe) and Baxalta (Casselberry) are currently under construction, expected to open in the fourth quarter of 2017 and are expected to be added to the collateral upon distribution of the Earnout Reserve, provided that certain conditions for such distribution of the Earnout Reserve and addition of collateral are satisfied. See “Escrows and Reserves.”
(7)	Saint-Gobain has the right to terminate its lease if the tenant’s annual sales have fallen by at least 20.0% compared to the annual sales for the first 12 months of the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
N/A	N/A	N/A	100.0%
(1)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no Historical Occupancy information is presented above.

(2)	Current Occupancy is as of October 5, 2017 and includes Baxalta (Barry Pointe) (16,686 square feet) and Baxalta (Casselberry) (16,694 square feet), which have not yet been completed and are not yet included in the collateral.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	NAP	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	1	150,975	2.9	1,268,452	2.4	150,975	2.9%	$1,268,452	2.4%
2020	1	57,260	1.1	1,137,828	2.1	208,235	3.9%	$2,406,280	4.5%
2021	3	603,252	11.4	3,634,593	6.7	811,487	15.3%	$6,040,873	11.2%
2022	3	402,948	7.6	3,193,478	5.9	1,214,435	22.9%	$9,234,352	17.1%
2023	1	75,000	1.4	1,105,181	2.0	1,289,435	24.3%	$10,339,533	19.2%
2024	4	470,398	8.9	4,790,695	8.9	1,759,833	33.2%	$15,130,228	28.1%
2025	5	665,001	12.6	9,887,409	18.3	2,424,834	45.8%	$25,017,637	46.4%
2026	4	1,063,036	20.1	9,852,497	18.3	3,487,870	65.8%	$34,870,134	64.7%
2027	1	207,998	3.9	324,000	0.6	3,695,868	69.8%	$35,194,134	65.3%
2028 & Beyond	18	1,601,075	30.2	18,736,562	34.7	5,296,943	100.0%	$53,930,697	100.0%
Total	41	5,296,943	100.0%	$53,930,697	100.0%
(1)	Based on each tenant’s lease.
(2)	Certain tenants have lease termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow(1)
	In-Place(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$51,948,929	$53,930,697	$10.18	64.9%
Vacant Income	0	0	0.0	0.0
Gross Potential Rent	$51,948,929	$53,930,697	$10.18	64.9%
Total Reimbursements(6)	0	29,231,519	5.52	35.2
Net Rental Income	$51,948,929	$83,162,215	$15.70	100.0%
(Vacancy/Credit Loss)	0	(4,158,111)	(0.79)	(5.0)
Effective Gross Income	$51,948,929	$79,004,104	$14.92	95.0%

Total Expenses(6)	$0	$29,231,519	$5.52	37.0%

Net Operating Income(7)	$51,948,929	$49,772,586	$9.40	63.0%

Total TI/LC, Capex/RR	0	4,691,424	0.89	5.9

Net Cash Flow	$51,948,929	$45,081,162	$8.51	57.1%
(1)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no historical financial information is presented above.

(2)	In-Place Rents in Place based on each tenant’s lease.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Base Rent includes income from Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction and are expected to open in the fourth quarter of 2017 and to be added to the collateral upon distribution of the Earnout Reserve, provided that certain conditions for such distribution of the Earnout Reserve and addition of collateral are satisfied.

(5)	The increase in Underwritten Rents in Place from In-Place Rents in Place is a result of contractual rent steps underwritten through April 2017 for non-investment grade tenants and the straight line average rent through the sooner of lease expiration and the end of the loan term for investment grade rated tenants.

(6)	All leases are triple net. Underwritten Total Reimbursements and Underwritten Total Expenses are shown for illustrative purposes.

(7)	The decrease in Underwritten Net Operating Income from In-Place Net Operating Income is a result of an underwritten 5.0% vacancy factor, despite the portfolio being 100.0% leased on a triple net basis to single tenant users as of the Cut-off Date.

Property Management. The Gateway Net Lease Portfolio Properties are managed by ElmTree Funds, LLC, a Delaware limited liability company and an affiliate of the borrowers, SW Management & Realty, LLC, a Florida limited liability company, Ryan Companies US, Inc., a Minnesota corporation, and Northern Equities Management Company, a Michigan corporation.

Escrows and Reserves. At origination, $10,720,000 was funded into an escrow account (the “Earnout Reserve”) in connection with the two properties under construction, Baxalta (Barry Pointe) and Baxalta (Casselberry). Under the Gateway Net Lease Portfolio Whole Loan documents, the borrowers are entitled to disbursements from the Earnout Reserve upon satisfaction of the following terms and conditions, among others: (i) no event of default has occurred and is continuing on either the date of the request or the date of the advance, (ii) the net operating income for each of the two properties under construction provides for a debt yield (as calculated in the Gateway Net Lease Portfolio Whole Loan documents) of at least 9.8% based on the outstanding principal balance of the allocated Gateway Net Lease Portfolio Whole Loan amount for such property (including the amount requested for disbursement from the Earnout Reserve), (iii) the owners of the properties deliver a joinder to the loan documents, reasonably acceptable organizational and authority documents, security documents, any amendments to the Gateway Net Lease Portfolio Whole Loan documents reasonably requested by the lender, title and survey updates and third party reports reasonably acceptable to the lender, (iv) the loan-to-value ratio based on the allocated loan amount for each property is not greater than 65.5% and (v) the applicable property is 100.0% occupied by tenants paying full and unabated rent pursuant to one or more leases approved by the lender in accordance with the Gateway Net Lease Portfolio Whole Loan documents.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as (a) no Cash Sweep Period (as defined below) is continuing or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Insurance Escrows - The requirement for the borrowers to make deposits into the insurance escrow is waived so long as (a) no Cash Sweep Period (as defined below) is continuing, or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents) (1) the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods or (2) the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as (a) no Cash Sweep Period is continuing or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods. In the event the borrowers are required to make deposits into the replacement reserve, the borrowers are required to deposit approximately $110,353 ($0.25 per square foot annually) on a monthly basis. The reserve is subject to a cap of $2,648,472 ($0.50 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits to the tenant improvement and leasing commission reserve is waived so long as (a) no Cash Sweep Period is continuing or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods. In the event the borrowers are required to make deposits into the tenant improvement and leasing commission reserve, the borrowers are required to deposit approximately $331,059 ($0.75 per square foot annually) on a monthly basis. The reserve is subject to a cap of $7,945,415 ($1.50 per square foot).

Lockbox / Cash Management. The Gateway Net Lease Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to deliver written instructions to tenants to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are required to be transferred to an account controlled by the borrowers until the occurrence of a Cash Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Event, all funds are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account after payment of debt service, required reserves and operating expenses is required to be held in the excess cash flow subaccount as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy or insolvency action of a borrower or an affiliated property manager or (iii) the date that the debt yield (as calculated in the loan documents based on the Gateway Net Lease Portfolio Whole Loan) based on the trailing three-month period immediately preceding the date of determination is less than 8.5% for one calendar quarter. A “Cash Sweep Period” means the period during which a Cash Sweep Event is occurring until the occurrence of a cure or repayment or defeasance of the Gateway Net Lease Portfolio Whole Loan in full.

A Cash Sweep Event may be cured (a) with respect to clause (i) above, upon the acceptance by lenders of a cure of such event of default, (b) with respect to clause (ii) above, if the property manager is replaced with a qualified property manager in accordance with the loan documents or (c) with respect to clause (iii) above, upon the achievement of a debt yield of 8.5% or greater for one calendar quarter based upon the trailing three-month period immediately preceding the date of determination. Each cure is subject to the following conditions: (1) no event of default has occurred and is continuing and (2) the borrowers must pay all of the lender’s reasonable expenses incurred in connection with the cure (including actual, reasonable, out-of-pocket attorney’s fees and expenses).

Partial Releases. After June 5, 2019, the borrowers are permitted to obtain the release of individual properties, provided, among other terms and conditions, (a) no event of default has occurred and is continuing, (b) the borrowers prepay the Gateway Net Lease Portfolio Whole Loan by the applicable Adjusted Release Amount (as defined below) for such individual property (together with the payment of the yield maintenance premium, if applicable), and (c) after giving effect to the release of such individual property, the debt yield (as calculated in the loan documents) for the then remaining properties is equal to or greater than (i) the debt yield for all the properties then remaining immediately prior to giving effect to the release or (ii) 14.0% (collectively, the “Release Debt Yield”). The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan in order to satisfy the Release Debt Yield requirements set forth above, in each case in accordance with the loan documents (including the payment of the yield maintenance premium, if applicable).

“Adjusted Release Amount” means, for each individual property, the sum of: (a) the allocated Gateway Net Lease Portfolio Whole Loan amount for such individual property shown in the loan documents and (b) 10.0% of the allocated Gateway Net Lease Portfolio Whole Loan amount for such individual property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Ground Leases. Four of the properties are subject to ground leases: (i) the FedEx (Baltimore) property, which has a current annual base rent of $1,324,400 and expires on August 31, 2021, with 17 successive five-year extension options, (ii) the GoDaddy property, which has a current annual base rent of approximately $568,222 and expires on December 31, 2101, with no renewal options, (iii) the Sikorsky Aircraft R&D Facility property, which has a current annual base rent of approximately $275,748 and expires on February 21, 2049, with no renewal options and (iv) the Hitachi property, which has a current annual base rent of approximately $93,455 and expires on April 13, 2040, with no renewal options. Please see “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”, as well as representation and warranty number 36 and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with these ground leases.

Environmental Insurance. At origination, the borrowers were required to obtain an environmental insurance policy. The policy was provided by Great American E&S Insurance Company, with individual claim limits of $5.0 million, an aggregate claim limit of $35.0 million and a $50,000 deductible. The policy names the lender as an additional insured and has an expiration date of May 19, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Starwood Capital Group Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$46,817,500	Title:	Fee / Leasehold
Cut-off Date Principal Balance(2):	$46,817,500	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	4.2%	Net Rentable Area (Rooms):	6,366
Loan Purpose:	Refinance	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Sponsor:	SCG Hotel Investors Holdings, L.P.	Occupancy / ADR / RevPAR:	74.6% / $119.07 / $88.81
Interest Rate:	4.48600%	Occupancy / ADR / RevPAR Date:	3/31/2017
Note Date:	5/24/2017	Number of Tenants:	N/A
Maturity Date:	6/1/2027	2014 NOI:	$68,551,763
Interest-only Period:	120 months	2015 NOI:	$74,006,639
Original Term:	120 months	2016 NOI:	$74,469,397
Original Amortization:	None	TTM NOI (as of 3/2017):	$72,574,924
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	74.6% / $118.83 / $88.67
Call Protection:	L(12),Grtr1%orYM(105),O(3)	UW Revenues:	$213,600,210
Lockbox / Cash Management:	Soft Springing / Springing	UW Expenses:	$142,270,818
Additional Debt:	Yes	UW NOI:	$71,329,392
Additional Debt Balance:	$530,452,500	UW NCF:	$71,329,392
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(4):	$956,000,000 / $150,173
		Appraisal Date:	4/23/2017

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$90,680
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$90,680
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	60.4%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(4):	60.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.72x
Other:	$12,268,991	Springing	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$577,270,000		100.0%	Payoff Existing Debt	$425,033,863	73.6%
				Upfront Reserves	12,268,991	2.1
			%	Closing Costs	8,975,399	1.6
			%	Return of Equity	130,991,748	22.7
Total Sources	$577,270,000		100.0%	Total Uses	$577,270,000	100.0%

(1)	The Starwood Capital Group Hotel Portfolio (“SCG Hotel Portfolio”) Whole Loan was co-originated by JPMCB, Bank of America, N.A., Barclays Bank PLC and Deutsche Bank AG, New York Branch.

(2)	The SCG Hotel Portfolio loan is part of a whole loan evidenced by 21 pari passu notes with an aggregate original principal balance of $577.27 million. The information presented in the chart titled “Financial Information” above reflects the Cut-off Date balance of the $577.27 million SCG Hotel Portfolio Whole Loan, as defined in “The Loan” below.

(3)	For a full description of the borrowers, please refer to the “The Borrowers” below.

(4)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $956.0 million, which reflects an 8.1% premium attributable to the aggregate value of the SCG Hotel Portfolio properties as a whole. The sum of the values of each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV of 64.9%. The sum of the individual appraised values of $889.2 million includes valuations of nine properties based on their hypothetical “as renovated” values, which assume that property improvement plans required by each respective franchise agreement have been completed. At origination, the borrowers were required to reserve the full estimated cost of the property improvement plans or other renovations or capital improvements, which was estimated by the loan sponsors to be approximately $5.9 million. The aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million, which represents a Cut-off Date LTV and Maturity Date LTV of 65.3%.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

The Loan. The SCG Hotel Portfolio loan is secured by a first mortgage lien on the borrowers’ fee or leasehold interests in a hotel portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States. The loan is part of a whole loan that was co-originated by JPMCB, Deutsche Bank AG, New York Branch (“DBNY”), Bank of America, N.A. (“BANA”) and Barclays Bank PLC (“Barclays”) and has an outstanding principal balance as of the Cut-off Date of $577.27 million (the “SCG Hotel Portfolio Whole Loan”). The SCG Hotel Portfolio Whole Loan is comprised of 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $577.27 million. Three of those notes, Note A-2-2, Note A-9 and Note A-14, will be contributed to the JPMDB 2017-C7 Trust (collectively, the “SCG Hotel Portfolio Mortgage Loan”) and the remaining notes (collectively, the “SCG Hotel Portfolio Pari Passu Companion Loan”) are currently held by the parties described in the “Whole Loan Summary” chart below. The controlling Note A-1 and non-controlling Note A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million, were contributed to the DBJPM 2017-C6 securitization. The relationship between the holders of the SCG Hotel Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The SCG Hotel Portfolio Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes
A-2-1, A-16-1	60,000,000	60,000,000	JPMCC 2017-JP7	No
A-2-2, A-9, A-14	46,817,500	46,817,500	JPMDB 2017-C7	No
A-3	72,500,000	72,500,000	BANK 2017-BNK5	No
A-4	59,317,500	59,317,500	BANK 2017-BNK6	No
A-5	50,000,000	50,000,000	WFCM 2017-C38	No
A-6-1	40,000,000	40,000,000	WFCM 2017-C39	No
A-6-2, A-17	41,817,500	41,817,500	Barclays	No
A-11, A-12, A-13-2	37,500,000	37,500,000	UBS 2017-C2	No
A-13-1	14,317,500	14,317,500	DBNY	No
A-8, A-10	40,000,000	40,000,000	CD 2017-CD5	No
A-15, A-16-2(1)	35,000,000	35,000,000	SMF II	No
Total	$577,270,000	$577,270,000
(1)	The borrowing entities, loan sponsor and nonrecourse carve-out guarantor under the SCG Hotel Portfolio Whole Loan are affiliates of Starwood Mortgage Funding II LLC (“SMF II”), which currently holds Notes A-15 and A-16-2.

The Borrowers. The borrowing entities for the SCG Hotel Portfolio Whole Loan are 92 single purpose, Delaware limited liability companies and 36 single purpose Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). SCG is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil and gas. SCG has raised over $40 billion of equity capital since its inception in 1991 and currently manages approximately $51 billion in assets. SCG has invested in various categories of real estate on a global basis. Over the past 26 years, SCG and its affiliates have acquired over $86.5 billion of assets across various major real estate asset classes. The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple or leasehold and operating leasehold interests in 65 hotel properties located across 21 states, totaling 6,366 rooms (together, the “SCG Hotel Portfolio Properties”). A summary of each individual portfolio property is provided below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0	43,900,000	3,562,157	5.0	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4	38,600,000	3,199,426	4.5	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6	31,800,000	2,426,585	3.4	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5	31,100,000	2,438,362	3.4	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1	27,700,000	2,173,526	3.0	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3	20,700,000	1,816,912	2.5	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3	20,200,000	1,836,126	2.6	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3	20,200,000	1,708,763	2.4	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3	20,000,000	1,694,132	2.4	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2	19,200,000	1,537,247	2.2	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2	19,000,000	1,468,871	2.1	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1	18,200,000	1,358,744	1.9	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9	16,800,000	1,414,791	2.0	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9	16,500,000	1,388,767	1.9	72.9%	102.1%
Courtyard Tyler(6)	Tyler, TX	121	2010 / 2016	10,593,141	1.8	16,200,000	1,253,360	1.8	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8	16,200,000	1,317,397	1.8	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8	16,000,000	1,689,847	2.4	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	10,331,582	1.8	15,800,000	1,106,127	1.6	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8	15,700,000	1,158,027	1.6	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8	15,600,000	1,396,943	2.0	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7	15,300,000	1,439,185	2.0	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7	14,800,000	1,255,566	1.8	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7	14,800,000	1,232,210	1.7	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6	14,100,000	1,095,610	1.5	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	8,958,397	1.6	13,700,000	1,094,065	1.5	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5	13,300,000	1,208,180	1.7	88.0%	166.0%
Courtyard Lufkin(6)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4	12,700,000	738,285	1.0	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4	12,600,000	1,116,905	1.6	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4	12,600,000	876,108	1.2	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4	12,500,000	1,271,230	1.8	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4	12,200,000	912,234	1.3	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3	11,400,000	951,428	1.3	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3	11,100,000	858,864	1.2	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2	10,500,000	667,822	0.9	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2	10,400,000	798,480	1.1	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	6,800,535	1.2	10,400,000	944,205	1.3	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1	10,100,000	739,572	1.0	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1	9,400,000	753,591	1.1	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1	9,400,000	657,471	0.9	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0	9,200,000	886,115	1.2	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0	8,700,000	786,149	1.1	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0	8,700,000	850,105	1.2	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0	8,600,000	728,609	1.0	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0	8,500,000	752,132	1.1	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0	8,400,000	650,443	0.9	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0	8,400,000	470,046	0.7	63.3%	89.1%
Hampton Inn Suites Buda(6)	Buda, TX	74	2008 / NAP	5,427,350	0.9	8,300,000	853,603	1.2	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	5,427,350	0.9	8,300,000	618,775	0.9	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	5,296,570	0.9	8,100,000	603,823	0.8	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9	7,900,000	687,279	1.0	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8	7,500,000	605,485	0.8	84.0%	183.5%
Westchase Homewood Suites(6)	Houston, TX	96	1998 / 2016	4,746,774	0.8	9,800,000	379,742	0.5	63.4%	142.9%
Holiday Inn Express & Suites Tyler South(6)	Tyler, TX	88	2000 / 2015	4,708,062	0.8	7,200,000	599,880	0.8	65.9%	132.5%
Holiday Inn Express & Suites Huntsville(6)	Huntsville, TX	87	2008 / 2013	4,511,893	0.8	6,900,000	689,387	1.0	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7	6,300,000	400,369	0.6	62.9%	132.2%
Comfort Suites Buda Austin South(6)	Buda, TX	72	2009 / NAP	3,465,657	0.6	5,300,000	541,569	0.8	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6	5,000,000	311,718	0.4	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5	4,600,000	211,948	0.3	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4	3,600,000	251,060	0.4	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4	3,600,000	180,212	0.3	64.6%	228.4%
Holiday Inn Express & Suites Texarkana East	Texarkana, AR	88	2009 / NAP	2,086,036	0.4	4,100,000	166,883	0.2	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3	3,600,000	149,548	0.2	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3	2,600,000	115,624	0.2	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(5)(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2	3,200,000	109,807	0.2	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

(1)	The Portfolio Appraised Value of $956.0 million reflects a premium attributed to the aggregate value of the SCG Hotel Portfolio Properties as a whole. The sum of the values of each of the properties as of April 23, 2017 on an individual basis was $889.2 million. The sum of the individual appraised values of $889.2 million includes valuations of nine properties (the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn and Racine Fairfield Inn) based on their hypothetical “as renovated” values, which assume that proposed property improvement plans required by each respective franchise agreement have been completed. At origination, the borrowers were required to reserve the full estimated cost of the property improvement plans or other renovations or capital improvements, which was estimated by the loan sponsors to be approximately $5.9 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is based on data provided by a third party hotel research report.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the loan sponsor, which may be cancelled by either party on 60 days’ notice.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent equal to $275,517.

(5)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrower used insurance proceeds of nearly $1.1 million to renovate the property, bringing the property back online and in ramp up. On August 27, 2017, the property closed due to Hurricane Harvey-related flooding and is expected to reopen sometime in the first quarter of 2018.

(6)	Courtyard Tyler, Courtyard Lufkin, Hampton Inn Suites Buda, Westchase Homewood Suites, Holiday Inn Express & Suites Tyler South, Holiday Inn Express & Suites Huntsville and Comfort Suites Buda Austin South have experienced minor storm-related damage due to Hurricane Harvey. Country Inn & Suites Houston Intercontinental Airport East has been closed since August 27, 2017 due to Hurricane Harvey-related flooding and is expected to reopen sometime in the first quarter of 2018.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for greater than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels) (each of the foregoing managers as defined below). The hotels range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the portfolio and maintain competitiveness within each asset’s market. Additionally, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans or other renovations or capital improvements required by the related franchise agreements. The $5.9 million in capital expenditures related to brand mandated property improvement plans/renovations were reserved at origination. At origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the loan sponsor, which may be terminated upon 60 days’ notice, as further described below. The remaining budgeted capital expenditures have not been reserved for and the borrowers are not required to complete the related capital improvements.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the portfolio generally has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the portfolio by property sub-type, the portfolio has outperformed across the limited service, extended stay and full service sectors.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SCG Hotel Portfolio(3)		Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	66.0%	$103.25	$67.56	73.7%	$112.28	$82.80	111.7%	108.7%	122.6%
2015	66.6%	$108.28	$71.42	74.8%	$116.76	$87.29	112.2%	107.8%	122.2%
2016	65.9%	$110.28	$71.95	74.7%	$119.48	$89.23	113.4%	108.3%	124.0%
TTM(5)	65.9%	$110.31	$72.05	74.6%	$119.07	$88.81	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hotel research report and above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property provided from a third party hotel research report.

(3)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

(4)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hotel research report. Portfolio level statistics are weighted based on total room count.

(5)	TTM represents the trailing 12-month period ending on March 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Sub-Type(1)
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	RevPAR Penetration Index(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7	32,572,979	45.7	403,300,000	108,007	131.5%
Full Service	3	388	6.1	3,678,146	5.2	44,200,000	113,918	106.4%
Total / Weighted Average	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%
(1)	The “as portfolio” appraised value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as is” value of the individual properties. The sum of the value of the “as is” and “as renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. The sum of the individual appraised values of $889.2 million includes valuations of nine properties based on their hypothetical “as renovated” values, which assume that proposed property improvement plans required by the franchise agreements have been completed. At origination, the borrowers were required to reserve the full estimated cost of the property improvement plans or other renovations or capital improvements, which was estimated by the loan sponsors to be approximately $5.9 million. Additionally, the aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party research report. The individual property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017 Budget	2018 Budget	2019 Budget	Total
Capital Expenditures	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837
(1)	Based on actual and budgeted capital expenditures as provided by the loan sponsor.

A summary of franchise agreement expirations during the term of the loan is provided below:

Franchise Expiration Rollover
Year	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8	1,158,027	2.5	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6	2,892,322	6.2	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0	0	0.0	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2	603,823	1.3	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8	18,055,211	38.8	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0	0	0.0	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0	0	0.0	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4	4,634,247	10.0	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5	1,396,943	3.0	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8	1,022,042	2.2	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9	16,729,941	36.0	5,089	100.0%	$46,492,556	100.0%
Total(1)	54	5,089	100.0%	$46,492,556	100.0%
(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the loan sponsor, which is subject to cancellation by either party upon 60 days’ notice. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

The SCG Hotel Portfolio benefits from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% (based on room count) and 53.0% (based on underwritten net cash flow) of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional quality brand affiliations across the majority of the portfolio. Approximately 20.1% (based on room count) and 34.8% (by underwritten net cash flow) of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select-service and extended-stay brand. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group, L.P. (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrowers during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, an excess cash flow sweep will be triggered, as further described in “Lockbox / Cash Management” below. Additionally, there is a recourse carve-out for any losses resulting from the material amendment or modification or expiration, cancellation or termination of any franchise or license agreement without the prior written consent of the lender.

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided below:

Flag Breakdown
Brand/Flag	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing(2)	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6
Fairfield Inn & Suites	6	483	7.6	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3
SpringHill Suites	3	372	5.8	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8
TownePlace Suites	1	83	1.3	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2
Total Marriott(2)	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2
Homewood Suites	3	252	4.0	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2
Candlewood	1	80	1.3	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%
(1)	The “as portfolio” appraised value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as is” value of the individual properties. The sum of the value of the “as is” and “as renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	The Marriott and Larkspur Landing brand/flag are affiliated with Starwood Capital Group, L.P. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the loan sponsor, which may be terminated by either party upon 60 days’ notice, as further described below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Starwood Capital Group Hotel Portfolio

The SCG Hotel Portfolio Properties are located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

A summary demonstrating exposure across all states in the SCG Hotel Portfolio is provided below:

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5	70.2%	$105.64	$74.18	131.2%	13,438,906	18.8
Indiana	5	525	8.2	77.4%	$107.72	$83.34	114.0%	5,560,538	7.8
Washington	2	253	4.0	79.6%	$122.62	$97.56	105.9%	3,867,658	5.4
Michigan	3	297	4.7	76.2%	$130.98	$99.85	118.5%	3,681,825	5.2
Ohio	3	287	4.5	76.3%	$121.84	$92.95	121.8%	3,299,191	4.6
Illinois	3	380	6.0	67.1%	$105.14	$70.56	103.1%	2,534,810	3.6
Pennsylvania	3	243	3.8	77.1%	$123.04	$94.83	191.7%	2,532,793	3.6
Virginia	2	228	3.6	72.3%	$119.08	$86.15	131.4%	2,234,852	3.1
Minnesota	2	177	2.8	72.4%	$122.88	$88.92	127.6%	1,839,395	2.6
Oregon	1	124	1.9	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4
Kentucky	1	106	1.7	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9
New Jersey	1	132	2.1	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8
Arizona	1	90	1.4	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6
North Carolina	1	118	1.9	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5
Oklahoma	2	131	2.1	72.3%	$95.08	$68.74	148.7%	830,723	1.2
Wyoming	1	60	0.9	74.6%	$118.88	$88.74	117.6%	753,591	1.1
Connecticut	1	135	2.1	56.7%	$131.41	$74.49	116.3%	752,132	1.1
Maryland	1	109	1.7	79.9%	$97.48	$77.87	139.2%	657,471	0.9
Wisconsin	1	62	1.0	68.6%	$115.68	$79.34	154.1%	603,823	0.8
Arkansas	1	88	1.4	66.5%	$75.50	$50.18	100.5%	166,883	0.2
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%
(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017. TTM RevPAR Penetration is based on data provided by a third party hotel research report. The minor variances between the underwriting, the hotel research report and the above table with respect to TTM Occupancy, TTM ADR and TTM RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.67

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367	96.5%
Food and Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856	2.6
Other Departmental Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331	1.0

Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553	100.0%

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493	23.2%
Food and Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601	70.2
Other Departmental Expenses	2,076,802	754,103	883,759	857,468	857,390	135	40.7
Departmental Expenses	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229	24.5%

Departmental Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	$25,324	75.5%

Operating Expenses	$56,768,412	$60,404,169	$61,876,151	$62,127,172	$62,263,971	$9,781	29.1%
Gross Operating Profit	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	$15,544	46.3%

Management Fee	$6,387,948	$6,809,293	$6,853,190	$6,818,728	$7,967,134	$1,252	3.7%
Property Taxes	8,481,331	8,752,425	8,874,165	8,811,094	8,818,912	1,385	4.1
Property Insurance	1,772,892	1,800,134	1,821,444	1,812,439	1,809,568	284	0.8
Ground Rent	261,733	287,860	284,102	292,098	292,098	46	0.1
Other Expenses	76,316	0	0	0	0	0	0.0
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372	4.1
Total Other Expenses	$24,960,579	$26,233,225	$26,589,396	$26,428,058	$27,620,544	$4,339	12.9%

Net Operating Income	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205	33.4%
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205	33.4%
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, bringing the property back online and in ramp up. On August 27, 2017, the property closed due to Hurricane Harvey-related flooding and is expected to reopen sometime in the first quarter of 2018.

(3)	Per Room values based on 6,366 rooms.

(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management, L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4	12,107,023	17.0	137,400,000	$140,061
TMI	9	666	10.5	6,259,518	8.8	87,600,000	$131,532
Schulte	6	692	10.9	5,458,243	7.7	69,700,000	$100,723
Pillar	2	168	2.6	2,647,365	3.7	28,600,000	$170,238
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173
(1)	The “as portfolio” appraised value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as is” value of the individual properties. The sum of the value of the “as is” and “as renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Starwood Capital Group Hotel Portfolio

Escrows and Reserves. At origination, the borrowers deposited $6,385,000 into a Larkspur Landing capital work reserve account to be used towards future capital work and FF&E expenditures only at the Larkspur Landing flagged properties and $5,883,991 into a general capital work reserve account for existing capital improvement and property improvement plans.

Tax Escrows - During the continuance of a Trigger Period (as defined below), the borrowers will be required to deposit 1/12 of annual estimated taxes on a monthly basis.

Insurance Escrows - During the continuance of a Trigger Period, the borrowers will be required to deposit 1/12 of annual estimated insurance premiums on a monthly basis. In addition, the requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrowers provide satisfactory evidence that the SCG Hotel Portfolio Properties are insured under a blanket policy meeting the requirements of the loan documents.

FF&E Reserves - On a monthly basis, the borrowers are required to escrow 1/12 of the greater of (i) 4.0% of the aggregate gross revenue for the 12-month period ending in the month that is two months prior to the applicable payment date and (ii) the amount of the annual deposit required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the loan, the borrowers are required to make deposits into a reserve account in an amount equal to 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposits).

Ground Rent Reserve - During the continuance of a Trigger Period, the borrowers will be required to deposit 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the single ground leased property on a monthly basis.

Lockbox / Cash Management. The SCG Hotel Portfolio Whole Loan is structured with a soft springing lockbox and springing cash management. At origination, the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deliver tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the applicable lender-controlled lockbox account and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox account are required to be swept each business day into the applicable lender-controlled cash management account and then to the applicable borrower operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the date that the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falls below 2.00x. A Cash Management Trigger Period will cease to exist upon the date that the debt service coverage ratio is at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of the property managers or involuntary bankruptcy or insolvency action of the borrowers, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the loan documents or (iv) the date that the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falls below 1.75x.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion; (b) with respect to clause (ii) above caused by the bankruptcy or insolvency action of a property manager, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), and with respect to clause (ii) above caused by the involuntary bankruptcy or insolvency action of a borrower, the dismissal, discharge or stay of such action; (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination date (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion); and (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) by the underwritten net cash flow increasing to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by applicable yield maintenance charges). In addition, to the extent a Trigger Period is caused by an individual property, the borrowers may cure such Trigger Period by releasing such property in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

Partial Release. After June 1, 2018, the borrowers may obtain the release of an individual property or multiple properties from the collateral subject to the satisfaction of certain terms and conditions including, without limitation: (i) no event of default has occurred and is continuing (unless the event of default is non-monetary and would be cured by the release of the property and such non-monetary default is not the result of the willful misconduct, negligence or bad faith actions or omissions of a borrower party), (ii) the remaining collateral has a debt service coverage ratio that is equal to or greater than (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release, (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, (iv) satisfaction of customary REMIC requirements, (v) payment of all interest which would have accrued on the portion of the outstanding principal balance being prepaid through, but not including, the next occurring monthly payment date and (vi) payment of all other costs and expenses of lender in connection with the release, provided the debt service coverage ratio test in (ii) above may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test. The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any such release is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

Permitted Mezzanine Debt. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date on which all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, the owners of the borrowers are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (as calculated in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the borrowers obtain an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike price that provides for a debt service coverage ratio of not greater than 1.75x (as determined by the mortgage lender), (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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General Motors Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS)(2):	Aaa / AAA / AAA	Property Type - Subtype:	Mixed Use – Office / Retail
Original Principal Balance(3):	$45,200,000	Net Rentable Area (SF):	1,989,983
Cut-off Date Principal Balance(3):	$45,200,000	Location:	New York, NY
% of Pool by IPB:	4.1%	Year Built / Renovated:	1968 / 2017
Loan Purpose:	Refinance	Occupancy(6):	95.0%
Borrower:	767 Fifth Partners LLC	Occupancy Date:	6/1/2017
Sponsors(4):	Boston Properties Limited	Number of Tenants:	36
	Partnership, 767 LLC and Sungate	2014 NOI:	$165,315,617
	Fifth Avenue LLC	2015 NOI:	$150,511,664
Interest Rate:	3.43000%	2016 NOI:	$151,425,346
Note Date:	6/7/2017	TTM NOI:	NAV
Maturity Date:	6/9/2027	UW Economic Occupancy:	95.1%
Interest-only Period:	120 months	UW Revenues:	$334,764,418
Original Term:	120 months	UW Expenses:	$107,458,009
Original Amortization:	None	UW NOI(7):	$227,306,409
Amortization Type:	Interest Only	UW NCF:	$221,544,794
Call Protection(5):	L(28),Def(85),O(7)	Appraised Value / Per SF:	$4,800,000,000 / $2,412
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	5/8/2017
Additional Debt:	Yes
Additional Debt Balance(3):	$1,424,800,000 / $830,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(8)				Financial Information(3)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$739	$1,156
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$739	$1,156
FF&E:	$0	$0	N/A	Cut-off Date LTV:	30.6%	47.9%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	30.6%	47.9%
Other:	$0	$0	N/A	UW NCF DSCR:	4.33x	2.77x
				UW NOI Debt Yield:	15.5%	9.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes(3)	$1,470,000,000		63.9%	Payoff Existing Debt	$1,606,000,000	69.8%
Junior Notes(3)	830,000,000		36.1%	Closing Costs	41,107,676	1.8
				Return of Equity	652,892,324	28.4
Total Sources	$2,300,000,000		100.0%	Total Uses	$2,300,000,000	100.0%

(1)	The General Motors Building Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch, Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp. and Wells Fargo Bank, National Association.

(2)	Moody’s, Fitch and DBRS have confirmed that the General Motors Building Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The General Motors Building Mortgage Loan is part of a whole loan comprised of (i) the mortgage loan (comprised of three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $45,200,000), (ii) 31 pari passu companion notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,424,800,000 and (iii) four Junior Notes (defined below) with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000. The Pari Passu Debt Financial Information presented in the chart above reflects the $1,470,000,000 aggregate Cut-off Date Balance of the General Motors Building Senior Notes (defined below), and excludes the General Motors Building Junior Notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the full $2,300,000,000 General Motors Building Whole Loan, as defined in “The Loan” below.

(4)	There is no nonrecourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan. For a full description of the borrower, see “The Borrower” and “The Loan Sponsors” below.

(5)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of July 9, 2017. Defeasance of the full $2.3 billion General Motors Building Whole Loan is permitted after the date that is the earlier of (i) June 7, 2020 and (ii) two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 28 payments is based on the expected JPMDB 2017-C7 securitization closing date in October 2017. The actual lockout period may be longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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General Motors Building

(6)	The General Motors Building property is 95.0% leased and 92.5% physically occupied as of June 1, 2017. Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building property until January 2019.

(7)	UW NOI includes underwritten gross potential rent which has been underwritten based on the June 1, 2017 rent roll and includes (i) rent steps through June 2018, (ii) net present value step rent credit equal to $11,269,632 for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration, (iii) mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and (iv) a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the Operating History and Underwritten Net Cash Flow table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The General Motors Building loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed use office and retail building located in New York, New York, consisting of 1,989,983 total square feet. The General Motors Building loan is evidenced by the senior non-controlling notes A-2-C2-2-B, A-2-A2, and A-2-A3, with an aggregate original principal balance of $45.2 million (the “General Motors Building Mortgage Loan”) and is a part of a $2.3 billion whole loan that is evidenced by 38 promissory notes: 34 pari passu senior notes with an aggregate original principal balance of $1.47 billion (the “Senior Notes”) and four subordinate notes with an aggregate original principal balance of $830.0 million (the “Junior Notes” and, together with the Senior Notes, the “General Motors Building Whole Loan”). Only the General Motors Building Mortgage Loan will be included in the JPMDB 2017-C7 Mortgage Trust. The remaining notes of the General Motors Building Whole Loan are detailed in the Whole Loan Summary table below. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM trust. The relationship between the holders of the General Motors Building Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus. The General Motors Building Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
General Motors Building Mortgage Loan
A-2-C2-2-B, A-2-A2, A-2-A3	$45,200,000	$45,200,000	JPMDB 2017-C7	No

General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-1-C2, A-1-C3-1, A-4-A3	$90,000,000	$90,000,000	BANK 2017-BNK6	No
A-1-C4, A-1-A3	$111,900,000	111,900,000	BANK 2017-BNK7	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-2-C2-2-A, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-2-C2-1, A-3-C2, A-3-C3-2	$100,000,000	$100,000,000	CD 2017-CD5	No
A-1-A2, A-3-C3-1, A-1-C3-2,	$92,700,000	$92,700,000	CGCMT 2017-B1	No
A-3-A2-2
A-3-A2-1, A-3-A3	$55,200,000	$55,200,000	CGCMT 2017-P8	No
A-1-A1, A-2-A1, A-3-A1, A-4-A1	$85,000,000	$85,000,000	CCRE	No

General Motors Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes
Total	$2,300,000,000	$2,300,000,000

The Borrower. The borrowing entity for the General Motors Building Whole Loan is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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General Motors Building

The Loan Sponsors. The loan sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate nonrecourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan. In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty from BPLP. The General Motors Building property is covered by an environmental insurance policy issued by Chartis Specialty Insurance Company (a member company of American International Group Inc.) with limits of $20 million per incident and $40 million in the aggregate, subject to a $50,000 deductible. The policy period ends September 15, 2018. Upon expiration of the existing policy, the mortgage loan documents require the borrower to provide a replacement policy, issued by an insurer having a minimum A.M. Best’s rating of “A-/VIII” that is maintained and renewed annually with a combined single limit of $5 million and a deductible no greater than $100,000. BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable square feet New York is Boston Properties’ largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 per square foot.

The property was acquired by BPLP in 2008 and through 2016, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building property and is budgeted to spend approximately $79.5 million in 2017. As part of the renovations, Apple is expected to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

The Property. The General Motors Building property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total square feet, which includes approximately 188,000 square feet of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building property features unobstructed views of Central Park from every office floor.

The General Motors Building property is 95.0% leased to 36 office and retail tenants as of June 1, 2017. The majority of the General Motors Building property’s annual underwritten base rent comes from office tenants (73.2% of the net rentable area), with the remaining underwritten rent coming from retail tenants (26.3% of the net rentable area) and storage space (0.4% of the net rentable area). Approximately 54.0% of the General Motors Building property’s net rentable area is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. As of June 7, 2017, the weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building property is approximately 9.4 years.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
98.5%	96.7%	96.4%	95.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 1, 2017.

The General Motors Building property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million square feet of Class A office space, 6.4 million square feet of Class B office space and 481,485 square feet of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per square foot, above the direct primary Midtown Manhattan average of $88.93 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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General Motors Building

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million square feet of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per square foot. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per square foot over the same time period.

Competitive Property Summary(1)
Property Name/Address	Size (SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent Low	Direct Asking Rent High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120	$130
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135	$195
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85	$140
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150	$180
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185	$185
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110	$200
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85	$200
(1)	Source: Appraisal.

The appraisal identified 10 comparable recent office leases ranging in tenant size from 4,002 square feet to 110,025 square feet. The comparable leases are all located in buildings similar in class to the General Motors Building property, and in the General Motors Building property’s general competitive market according to the appraisal. The comparable leases have terms ranging from six to 15 years and exhibit a range of rents from $108.50 per square foot to $180.00 per square foot, with an average of $148.95 per square foot, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $108.37 per square foot to $189.50 per square foot, with an average of $156.50 per square foot. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per square foot to $100.00 per square foot. The comparable leases are outlined in the following chart.

The following table presents certain information relating to recent office leasing activity for the General Motors Building property’s office market:

Comparable Office Lease Summary(1)
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent Per Square Foot	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972 / 2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

The following table presents recent leasing data at retail buildings competitive with the General Motors Building property:

Comparable Retail Lease Summary (1)
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent Per Square Foot	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10.0	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10.0	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10.0	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10.0	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10.0	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	9,000	Feb-16	15.0	$800.00	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10.0	$1,500.00	Gross

(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s concluded rental rate for the General Motors Building property:

Market Rent Conclusion (1)
Market Rent	Floors	Rent PSF
Office Market Rent:	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Retail Market Rent:	Retail (Lobby)	$140.00
	Retail (Basement)	$250.00
	Retail (Concourse)	$75.00
	Retail (Madison Corner)	$1,250.00
	Retail (Madison Midblock)	$1,200.00
	Retail (Fifth Avenue)	$1,500.00
	Retail (2nd Floor)	$250.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Weil, Gotshal & Manges(4)	Office	NA / NA / NA	489,867	24.6%	$104.68	19.3%	8/31/2034
Aramis(5)	Office / Retail	A2 / A+ / NA	299,895	15.1%	$91.80	10.3%	3/31/2020
Perella Weinberg	Office	NA / NA / NA	130,155	6.5%	$95.21	4.7%	1/31/2022
Apple(6)	Retail	Aa1 / AA+ / NA	105,748	5.3%	$170.76	6.8%	1/31/2034
BAMCO(7)	Office	NA / NA / NA	105,579	5.3%	$201.65	8.0%	5/31/2035
General Motors(8)	Office	Baa3 / BBB / BBB	76,200	3.8%	$92.00	2.6%	3/31/2020
Balyasny Asset Management	Office	NA / NA / NA	63,606	3.2%	$128.14	3.1%	12/31/2027
York Capital	Office	NA / NA / NA	55,536	2.8%	$116.67	2.4%	7/31/2020
Bank of America	Office	Baa1 / BBB+ / A	50,887	2.6%	$97.90	1.9%	3/31/2020
Under Armour(9)	Retail	Baa2 / BB+ / NA	49,582	2.5%	$605.06	11.3%	6/30/2034

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent exclude $11,269,632 ($5.66 per square foot) of straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Operating History and Underwritten Net Cash Flow” table below.

(4)	Weil, Gotshal & Manges leases 100,024 square feet of space through August 2019 and 389,843 square feet through August 2034. Weil has the right to terminate (a) 20,791 square feet of its below grade storage space at any time, and (b) either (i) 38,900 square feet of its space on the 22nd floor or (ii) 39,900 square feet of its space on the 32nd floor, on or after August 2022. Weil Gotshal & Manges most recently extended its lease for 389,843 square feet of its space through August 2034 at an initial base rent of $114.00 per square foot, which is above its current in place weighted average gross rent of $92.37 per square foot. BPLP, one of the loan sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	The Aramis space consists of 285,333 square feet of office space and 14,562 square feet of retail space. Aramis subleases 9,725 square feet of its space on the 46th floor to GF Capital Management at $107.00 per square foot.

(6)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020. Apple leases 2,754 square feet through December 31, 2018 and 102,994 square feet through January 1, 2034. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. Percentage rent of $4,921,916 was underwritten for Apple. The BPLP Guaranty also guarantees the payment of the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over $200,000,000.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per square foot, BAMCO’s in place weighted average base rent is approximately $147.77 per square foot, BPLP provided a payment guaranty with respect to BAMCO’s gap rent between origination and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market and in place rent has been underwritten.

(8)	General Motors subleases 38,100 square feet.

(9)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	99,864	5.0%	NAP	NAP	99,864	5.0%	NAP	NAP
2017 & MTM	1	11,226	0.6	$993,600	0.4%	111,090	5.6%	$993,600	0.4%
2018	3	52,373	2.6	15,456,871	5.8	163,463	8.2%	$16,450,471	6.2%
2019	2	106,096	5.3	9,123,113	3.4	269,559	13.5%	$25,573,584	9.6%
2020	6	532,016	26.7	50,741,831	19.1	801,575	40.3%	$76,315,415	28.7%
2021	3	35,486	1.8	16,570,250	6.2	837,061	42.1%	$92,885,665	34.9%
2022	2	144,898	7.3	14,412,478	5.4	981,959	49.3%	$107,298,143	40.3%
2023	1	2,747	0.1	1,870,937	0.7	984,706	49.5%	$109,169,080	41.0%
2024	1	38,100	1.9	3,429,000	1.3	1,022,806	51.4%	$112,598,080	42.3%
2025	2	66,347	3.3	6,783,128	2.5	1,089,153	54.7%	$119,381,208	44.8%
2026	2	48,201	2.4	9,096,994	3.4	1,137,354	57.2%	$128,478,202	48.2%
2027	5	99,324	5.0	12,273,236	4.6	1,236,678	62.1%	$140,751,438	52.9%
2028 & Beyond	10	753,305	37.9	125,565,627	47.1	1,989,983	100.0%	$266,317,065	100.0%
Total	38	1,989,983	100.0%	$266,317,065	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	The General Motors Building property has 36 tenants with a total of 38 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

(4)	Base Rent Expiring excludes $11,269,632 of total underwritten straight line rents associated with Weil, Gotshal & Manges ($6,010,916), which leases 100,024 square feet of space through August 31, 2019 and 389,843 square feet through August 31, 2034, Apple ($4,107,800) which leases 2,754 square feet of storage space through December 31, 2018 and 102,994 square feet through January 31, 2034, as well as four other tenants.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065	$133.83	78.6%
Vacant Income	0	0	0	0	16,547,756	8.32	4.9
Step Rents(3)	0	0	0	0	11,269,632	5.66	3.3
Mark to Market(4)	0	0	0	0	17,100,676	8.59	5.0
Gross Potential Rent	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$311,235,129	$156.40	91.8%
Total Reimbursements	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	13.88	8.2
Net Rental Income	$218,022,608	$232,973,295	$232,261,113	$245,878,790	$338,864,671	$170.29	100.0%
Other Income(5)	34,249,940	24,345,489	17,507,050	10,470,664	12,447,503	6.26	3.7
(Vacancy/Credit Loss)(6)	0	0	0	0	(16,547,756)	(8.32)	(4.9)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	$168.22	98.8%

Total Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	$54.00	32.1%

Net Operating Income	$168,011,596	$165,315,617	$150,511,664	151,425,346	$227,306,409	$114.23	67.9%

Total TI/LC, Capex/RR	0	0	0	0	5,761,615	2.90	1.7

Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	151,425,346	$221,544,794	$111.33	66.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Rents in Place is underwritten based on the June 1, 2017 rent roll, and includes the following adjustments:

(i)	Apple is currently undergoing a major renovation to the Apple cube space. During the renovations, Apple is occupying the space leased to Under Armour as temporary space until the earlier of the completion of their renovations and the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple cube space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil, Gotshal & Manges has executed a renewal for 389,843 square feet of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and its underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per square foot. BAMCO’s in place weighted average base rent is approximately $147.77 per square foot. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market and in place rent has been underwritten.

(v)	Continental Grain is currently subleasing its space and has executed a direct lease commencing in April 2020 on the expiration of its existing sublease. Continental Grain’s direct rent in 2020 of $110.00 per square foot has been underwritten, which is an increase from the direct lease on the space of $92.00 per square foot BPLP provided a guaranty for the gap rent until 2020.

(3)	Includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632. Underwritten straight line rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil, Gotshal & Manges ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Mark to Market adjustment is based on the appraisal’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraisal’s concluded market rents of $16,547,756.

(5)	Underwritten Other Income primarily consists of Apple percentage rent ($4,921,916); service income ($4,425,456), direct utilities ($2,345,676) and other income ($754,455), which primarily consists of net antenna income.

(6)	Underwritten (Vacancy/Credit Loss) does not include Under Armour, which has an executed lease; however, Under Armour is not expected to be in occupancy at the General Motors Building property until January 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

General Motors Building

Property Management. The property is managed by Boston Properties Limited Partnership, one of the loan sponsors.

Escrows and Reserves. At origination of the General Motors Building Whole Loan, the General Motors Building Borrower provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan debt service coverage ratio being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan debt service coverage ratio being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Lockbox / Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account. During a Cash Management Sweep Period, the funds in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Debt. In addition to the General Motors Building Mortgage Loan, the General Motors Building property also secures the Junior Notes, which have a Cut-off Date Balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan and have been deposited into the BXP Trust 2017-GM trust. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans – The General Motors Building Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

IRG Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$44,890,511	Property Type - Subtype:	Industrial – Various
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	3,882,864
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors:	Stuart Lichter and Chris Semarjian	Occupancy:	83.6%
Interest Rate:	4.66000%	Occupancy Date:	6/27/2017
Note Date:	7/21/2017	Number of Tenants:	27
Maturity Date:	8/6/2027	2014 NOI:	$8,702,304
Interest-only Period:	None	2015 NOI:	$8,533,347
Original Term:	120 months	2016 NOI:	$9,051,367
Original Amortization:	360 months	YTD NOI(4):	$6,754,191
Amortization Type:	Balloon	UW Economic Occupancy:	91.0%
Call Protection(3):	L(26),Def(90),O(4)	UW Revenues:	$22,205,025
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$14,219,233
Additional Debt:	Yes	UW NOI:	$7,985,792
Additional Debt Balance:	$27,433,090	UW NCF:	$6,569,969
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$105,000,000 / $27
		Appraisal Date:	6/2/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$19
Taxes:	$100,625	$100,625	N/A	Maturity Date Loan / SF:	$15
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.9%
Replacement Reserves:	$0	$32,301	$1,000,000	Maturity Date LTV:	56.1%
TI/LC:	$500,000	$44,583	$2,000,000	UW NCF DSCR:	1.46x
Other(5):	$1,235,564	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$72,500,000	100.0%	Payoff Existing Debt	$59,601,997	82.2%
			Closing Costs	3,416,479	4.7
			Upfront Reserves	1,359,324	1.9
			Return of Equity	8,122,200	11.2
Total Sources	$72,500,000	100.0%	Total Uses	$72,500,000	100.0%
(1)	The IRG Portfolio loan is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $72.3 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $72.3 million IRG Portfolio Whole Loan, as defined in “The Loan” below.

(2)	The borrowers include HBP Euclid I, LLC, LMA Commerce IV, LLC, LMA Commerce V, LLC, LMA Massillon III, LLC, NRR Commerce III, LLC and Rockside Commerce III, LLC.

(3)	The lockout period will be at least 26 payments beginning with and including the first payment date in September 2017. Defeasance of the full $72.5 million IRG Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 21, 2020. The assumed lockout period of 26 payments is based on the expected JPMDB 2017-C7 securitization closing date in October 2017. The actual lockout period may be longer.

(4)	The YTD NOI represents the T-4 April 30, 2017 annualized cash flow. The decrease in YTD NOI from 2016 NOI is due to Lockheed Martin vacating a portion of its space at the LMA Building D in September 2016, which consisted of 171,167 square feet with annual rent of $809,340. In addition, the YTD annualized number reflects utilities of approximately $10.9 million as compared to average utility expenses of approximately $9.5 million from 2014 to 2016. The increase in utility expense is due to the annualized numbers being higher than typical annual numbers because they are based on facilities operating in Ohio during the winter months.

(5)	Initial Other Escrows and Reserves represent $1,235,564 deposited into an immediate repairs reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

IRG Portfolio

The Loan. The IRG Portfolio loan has an outstanding principal balance as of the Cut-off Date of approximately $44.9 million and is secured by a first mortgage lien on the fee interests in five industrial properties totaling 3,882,864 square feet located throughout Ohio (the “IRG Portfolio Loan”). The borrowing entities for the IRG Portfolio loan are HBP Euclid I, LLC, LMA Commerce IV, LLC, LMA Commerce V, LLC, LMA Massillon III, LLC, NRR Commerce III, LLC and Rockside Commerce III, LLC, each a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Christopher Semarjian and Stuart Lichter. Christopher Semarjian is the owner of Industrial Realty Group (“IRG”) and Stuart Lichter is the President and Chairman of IRG. IRG is based in Los Angeles and owns and operates more than 150 properties in 28 states, with a portfolio of over 100.0 million square feet. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $72.3 million (the “IRG Portfolio Whole Loan”) and is comprised of two pari passu notes, each as described below. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $44.9 million, is being contributed to the JPMDB 2017-C7 Trust (the “IRG Portfolio Mortgage Loan”). Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $27.4 million, is expected to be contributed to one or more future securitization trusts. The IRG Portfolio Whole Loan has a 10-year term and amortizes on a 30-year basis. The previous debt being refinanced by the IRG Portfolio Whole Loan was not included in a securitization. The relationship between the holders of the IRG Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$44,890,511	JPMDB 2017-C7	Yes
A-2	$27,500,000	$27,433,090	DBNY	No
Total	$72,500,000	$72,323,602

Portfolio Summary

Property Name	Location	Net Rentable Area (NRA)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value
HBP Euclid	Euclid, OH	1,600,000	1940-1956 / NAP	$24,477,381	33.8%	$35,450,000	33.8%
LMA Massillon & Building E	Akron, OH	879,582	1941-1952 / 1983	18,090,476	25.0	26,200,000	25.0
LMA Building D	Akron, OH	773,483	1941-1952 / 1983	15,397,619	21.2	22,300,000	21.2
NRR Commerce	Warren, OH	256,000	1986 / NAP	8,009,524	11.0	11,600,000	11.0
Rockside Commerce	Maple Heights, OH	373,799	1969 / 2010	6,525,000	9.0	9,450,000	9.0
Total		3,882,864		$72,500,000	100.0%	$105,000,000	100.0%

The Properties. The IRG Portfolio consists of five industrial properties totaling approximately 3.9 million square feet. The properties are located across Ohio, with the largest concentrations located in Akron (1,653,065 square feet) and Euclid (1,600,000 square feet). The properties were built between 1940 and 1986, with some of the properties having undergone renovations between 1983 and 2010. The properties range in size from approximately 256,000 square feet to 1,600,000 square feet. The properties were acquired by Industrial Realty Group between 2004 and 2011 for an aggregate cost of approximately $31.8 million. According to the sponsor, since acquisition, approximately $32.6 million has been invested into the properties on building renovations and tenant improvements, increasing the loan sponsor’s cost basis to approximately $64.3 million. As of June 27, 2017, the IRG Portfolio was 83.6% leased to 27 tenants across a wide range of industries including logistics, manufacturing, distribution and engineering, among others.

HBP Euclid, LMA Massillon & Building E, LMA Building D and Rockside Commerce are all located in the Cleveland-Akron metropolitan statistical area. Cleveland is the largest metropolitan statistical area in Ohio with nearly 2.8 million residents. The region is home to seven Fortune 500 firms including Progressive, Goodyear Tire, First Energy, Parker-Hannifin, Sherwin Williams, TravelCenters of America, and J.M. Smucker. Several of the area’s largest employers are in the healthcare industry. The Cleveland Clinic is the area’s largest employer and ranks high as one of the top hospitals according to U.S. News & World Report. University Hospitals is the second largest employer in the area. Cleveland is also home to several notable landmarks: The Rock and Roll Hall of Fame, NASA’s Glenn Research Center, and The Great Lakes Science Center. The region is served by two international airports, Cleveland Hopkins International Airport and Akron-Canton Airport. The Cleveland Industrial Market consists of a total inventory of approximately 490.9 million square feet in 12,820 buildings as of the first quarter 2017. The flex sector makes up 5.2% of the industrial market and consists of approximately 25.6 million square feet within 854 projects. The warehouse sector consists of 465,280,804 square feet within 11,966 buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

IRG Portfolio

The NRR Commerce building is located in the Youngstown-Warren-Boardman metropolitan statistical area, anchored by three cities: Youngstown, Warren, and Boardman. The area is considered to be within Ohio’s rustbelt region and sits within the Utica and Marcellus shale regions, two of the nation’s most important natural gas producing sites. Top employers include General Motors Corp., Mercy Health, ValleyCare Health System, and Youngstown Air Reserve Station. The MSA’s industrial market consists of a total inventory of approximately 58.6 million square feet located within 1,571 buildings.

HBP Euclid. The largest property by allocated loan amount, HBP Euclid, is a 1,600,000 square foot industrial flex facility situated on approximately 137.2 acres in the northeastern portion of Cuyahoga County in the City of Euclid, approximately 10 miles from the Cleveland central business district. The property was constructed in 1940 with improvements added until 1956 and currently consists of 11 freestanding buildings that are steel frame with masonry exterior walls, some metal panel, and built-up, insulated roof systems with an average ceiling height clearance of 20 feet. The property features 42 dock-high loading doors and 11 drive-in loading doors. The property contains 1,500 parking spaces, resulting in a parking ratio of approximately 0.94 spaces per 1,000 square feet of net rentable area.

The HBP Euclid property is currently 78.2% leased to 10 tenants. The largest tenant at the property, Eaton Corporation (rated A-/BBB+ by S&P/Fitch), occupies 458,638 square feet (28.7% of total square feet at the property) with a lease expiration in 2031. Eaton Corporation primarily builds fuel pumps for jet aircraft engines, including for Boeing, GE and Rolls Royce. Approximately 120,000 square feet of the Eaton Corporation space is office space. Eaton Corporation accounts for approximately 11.8% and 16.4% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio. The second largest tenant at the property, Tremco Incorporated, occupies 298,175 square feet (18.6% of total square feet at the property) with a lease expiration in 2027. Tremco Incorporated accounts for approximately 7.7% and 4.3% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio. The third largest tenant at the property, Turbine Engine Components, occupies 219,474 square feet (13.7% of total square feet at the property) with a lease expiration in 2020. Turbine Engine Components accounts for approximately 5.7% and 11.0% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio. Turbine Engine Components has been at the property for 30 years and builds the drive shafts and turbines that go into jet turbine engines for commercial airliners and fighter jets. Turbine Engine Components recently spent approximately $3.0 million on their space and renewed their lease through 2020.

The HBP Euclid property is located approximately 10 miles from Cleveland and is in close proximity to CSX Rail network. There is a Norfolk Southern rail line which runs adjacent to the property along the northern portion of the site. This NS rail line connects with the CSX system northeast of the property. This network provides direct access to the eastern third of the U.S. reaching north to Montreal, south to Miami, East to Nantucket, and west to Omaha. Euclid Avenue represents the primary traffic arterial through the southern portion of the city. Euclid’s small business district is located north of Interstate 90 near Lake Erie and has experienced some recent redevelopment. The area surrounding the property is composed of a mixture of uses, although it is dominated by a large industrial presence. According to the appraisal, as of the first quarter of 2017, the Euclid Industrial submarket contains 5.1% of the overall industrial inventory with approximately 25.0 million square feet of industrial buildings and is the 5th largest of the 33 submarket regions. The submarket has a current vacancy rate of 8.8% and an average asking rate of $2.76 per square foot.

LMA Massillon & Building E. The second largest property by allocated loan amount, LMA Massillon & Building E, is an 879,582 square foot industrial facility consisting of two facilities on approximately 70.0 acres. LMA Massillon & Building E, are part of a multi-building industrial business park complex located south of Akron Fulton International Airport and north of US Route 224. The buildings were constructed between 1941 and 1952. The LMA Massillon Building is steel frame with 25-36 foot clear height in the warehouse, 15 dock-high doors as well as an airplane hangar acting as the drive-in door. Building E is steel frame with masonry exterior walls and a rubber membrane roof system with 25-36 foot clear height in the warehouse, 20 dock-high doors as well as the airplane hangar acting as the drive-in door. The property contains 1,500 parking spaces, resulting in a parking ratio of approximately 1.71 spaces per 1,000 square feet of net rentable area.

The LMA Massillon & Building E property is currently 100.0% leased to three tenants. The Massillon building is 100% occupied by Meggitt Aircraft Braking and The Step2 Company. Meggitt Aircraft Braking is the largest tenant at the property occupying 462,726 square feet (52.6% of net rentable square feet at the property) and accounts for approximately 11.9% and 15.5% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio. The Meggitt Aircraft Banking tenant manufactures aircraft braking systems, and has testing and engineering facilities within their space. The Step2 Company occupies 224,856 square feet (25.6% of net rentable square feet at the property) and accounts for approximately 5.8% and 5.9% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio. The Step2 Company sells children’s toys and uses the space primarily as a distribution warehouse. Building E is 100% occupied by Greenstar Mid-America (a waste management company), which uses the property to sort recycling. Greenstar Mid-America occupies 192,000 square feet and accounts for approximately 4.9% and 5.4% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IRG Portfolio

LMA Building D. The third largest property by allocated loan amount, LMA Building D, is a 773,483 square foot industrial facility located in the same industrial business park complex as the LMA Massillon & Building E property. The property is situated on 53.35 acres and was originally built in 1941 with additions completed in 1952 and 1983. The property is steel frame with masonry exterior walls, 44 dock doors and 4 drive-in doors. Several tenant spaces include back office space totaling 90,852 square feet. The property contains 1,500 parking spaces, resulting in a parking ratio of approximately 1.94 spaces per 1,000 square feet of net rentable area.

The LMA Building D property is currently 65.6% leased to seven tenants. The largest tenant at the property, Trelleborg Wheel Systems, occupies 219,382 square feet (28.4% of total square feet at the property) with a lease expiration in 2023. Trelleborg Wheel Systems is a distribution facility for a large variety of wheels for agricultural and forestry machines, forklift trucks and other vehicles. Trelleborg Wheel Systems accounts for approximately 5.7% and 5.4% of the net rentable area and underwritten rents in place, respectively, of the IRG Portfolio.

The LMA Massillon & Building E and the LMA Building D properties are located in the southeast side of the City of Akron, Ohio. The Akron industrial submarket contains 13.8% of the overall industrial inventory with approximately 67.9 million square feet of industrial buildings and is the largest of the 33 submarket regions. Within the submarket, industrial space is divided into approximately 65.1 million square feet in 1,881 projects of warehouse space and approximately 2.8 million square feet in 118 projects of flex space. Within the overall Cleveland market, warehouse and distribution spaces typically make up approximately 95.0% of the market. As of the first quarter 2017, the submarket has a vacancy rate of 4.3% with an average asking rate of $3.99 per square foot. After peaking at 9.4% in 2010, vacancy levels have seen an overall slow decrease to their current decade-low level of 4.3% as of the first quarter 2017.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent Per Square Foot	% of Total Base Rent	Lease Expiration Date
Meggitt Aircraft Braking(3)	LMA Massillon & Building E	NA / NA / NA	462,726	11.9%	$3.36	15.5%	12/31/2030
Eaton Corporation(4)	HBP Euclid	NA / A- / BBB+	458,638	11.8%	$3.57	16.4%	2/28/2031
Tremco Incorporated	HBP Euclid	NA / NA / NA	298,175	7.7%	$1.43	4.3%	11/30/2027
Step2 Company	LMA Massillon & Building E	NA / NA / NA	224,856	5.8%	$2.64	5.9%	5/19/2023
Turbine Engine Components	HBP Euclid	NA / NA / NA	219,474	5.7%	$5.00	11.0%	11/30/2020
Trelleborg Wheel Systems	LMA Building D	NA / NA / NA	219,382	5.7%	$2.45	5.4%	10/31/2023
Greenstar Mid-America	LMA Massillon & Building E	NA / NA / NA	192,000	4.9%	$2.82	5.4%	5/14/2022
Kellogg Sales Company	NRR Commerce	NA / NA / NA	173,711	4.5%	$4.06	7.0%	5/31/2019
Keystone Automotive	Rockside Commerce	NA / NA / NA	151,796	3.9%	$2.20	3.3%	5/31/2020
Imperial Electric	LMA Building D	NA / NA / NA	126,925	3.3%	$2.90	3.7%	12/31/2020
(1)	Based on the underwritten rent roll dated June 27, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Meggitt Aircraft Braking has 6,000 square feet expiring December 31, 2021.

(4)	Eaton Corporation has the right to terminate its lease effective on either March 1, 2022 or March 1 2024, provided that it gives at least one year prior written notice and pays a termination fee equal to (a) $13,500,000 if the effective termination date is March 1, 2022 and $12,000,000 if the effective termination date is March 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

IRG Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	637,010	16.4%	NAP	NAP	637,010	16.4%	NAP	NAP
2017	5	190,484	4.9	$543,443	5.4%	827,494	21.3%	$543,443	5.4%
2018	3	113,519	2.9	378,300	3.8	941,013	24.2%	$921,743	9.2%
2019	3	239,682	6.2	875,900	8.7	1,180,695	30.4%	$1,797,643	18.0%
2020	6	608,461	15.7	2,188,933	21.9	1,789,156	46.1%	$3,986,576	39.8%
2021	1	6,000	0.2	20,208	0.2	1,795,156	46.2%	$4,006,784	40.0%
2022	2	262,097	6.8	778,894	7.8	2,057,253	53.0%	$4,785,678	47.8%
2023	3	456,493	11.8	1,161,675	11.6	2,513,746	64.7%	$5,947,353	59.4%
2024	1	82,289	2.1	319,281	3.2	2,596,035	66.9%	$6,266,634	62.6%
2025	0	0	0.0	0	0.0	2,596,035	66.9%	$6,266,634	62.6%
2026	0	0	0.0	0	0.0	2,596,035	66.9%	$6,266,634	62.6%
2027	1	298,175	7.7	426,396	4.3	2,894,210	74.5%	$6,693,030	66.9%
2028	4	988,654	25.5	3,318,831	33.1	3,882,864	100.0%	$10,011,861	100.0%
Total	29	3,882,864	100.0%	$10,011,861	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	The IRG Portfolio has 27 tenants with a total of 29 leases.

(4)	Underwritten Rents in Place include $229,791 in contractual rent steps through May 2018.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016(1)	YTD(1)(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$11,959,901	$11,866,978	$10,645,326	$9,663,276	$10,011,861	$2.58	41.1%
Vacant Income	0	0	0	0	1,742,125	0.45	7.2
Gross Potential Rent	$11,959,901	$11,866,978	$10,645,326	$9,663,276	$11,753,985	$3.03	48.2%
CAM Reimbursements	9,750,034	11,094,582	11,600,427	12,059,361	12,210,874	3.14	50.1
Other Income	1,394,366	499,535	749,986	728,076	396,364	0.10	1.6
Net Rental Income	$23,104,301	$23,461,095	$22,995,739	$22,450,713	$24,361,223	$6.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,156,198)	(0.56)	(9.0)
Effective Gross Income	$23,104,301	$23,461,095	$22,995,739	$22,450,713	$22,205,025	$5.72	91.1%
Total Expenses	$14,401,997	$14,927,748	$13,944,372	$15,696,522	$14,219,233	$3.66	64.0%
Net Operating Income	$8,702,304	$8,533,347	$9,051,367	$6,754,191	$7,985,792	$2.06	36.0%
Total TI/LC, Capex/RR	0	0	0	0	1,415,824	0.36	6.4
Net Cash Flow	$8,702,304	$8,533,347	$9,051,367	$6,754,191	$6,569,969	$1.69	29.6%
Occupancy(5)	87.9%	88.9%	88.5%	83.6%	91.0%

(1)	The decrease in YTD NOI from 2016 NOI is due to Lockheed Martin vacating a portion of its space at LMA Building D in September 2016, which consisted of 171,167 square feet with annual rent of $809,340. In addition, the YTD annualized number reflects utilities of approximately $10.9 million as compared to the average utility expense of approximately $9.5 million from 2014 to 2016. The increase in utility expense is due to the annualized numbers being higher than typical annual numbers because they are based on the facilities operating in Ohio during the winter months.

(2)	YTD represents the T-4 April 30, 2017 annualized cash flow.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place include $229,791 in contractual rent steps through May 2018.

(5)	Historical occupancies are as of December 31 of each year. TTM occupancy is as of June 27, 2017. Underwritten occupancy represents economic occupancy.

Partial Releases. Not permitted.

Environmental Insurance. At origination, the borrowers were required to obtain an environmental insurance policy for the HBP Euclid, LMA Massillon & Building E and LMA Building D properties. The policy was provided by Great American E&S Insurance Company, with individual claim limits of $5.0 million, an aggregate claim limit of $15.0 million and a $50,000 deductible. The policy names the lender as an additional insured and has an expiration date of July 21, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Villas at San Gabriel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,000,000	Title:	Fee
Cut-off Date Principal Balance:	$43,000,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	3.9%	Net Rentable Area (Beds):	396
Loan Purpose:	Refinance	Location:	Austin, TX
Borrower:	2410 San Gabriel, L.P.	Year Built / Renovated:	2017 / N/A
Sponsor:	Brad J. Zucker	Occupancy:	100.0%
Interest Rate:	4.88600%	Occupancy Date:	8/1/2017
Note Date:	9/19/2017	Number of Tenants:	N/A
Maturity Date:	10/1/2027	2014 NOI(1):	N/A
Interest-only Period:	60 months	2015 NOI(1):	N/A
Original Term:	120 months	2016 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI(1):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$5,664,164
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$2,038,073
Additional Debt:	N/A	UW NOI:	$3,626,091
Additional Debt Balance:	N/A	UW NCF:	$3,586,491
Additional Debt Type:	N/A	Appraised Value / Per Bed(2):	$64,700,000 / $163,384
		Appraisal Date:	8/28/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$108,586
Taxes:	$267,689	$81,046	N/A	Maturity Date Loan / Bed:	$99,969
Insurance:	$9,557	$4,779	N/A	Cut-off Date LTV(2):	66.5%
Replacement Reserves:	$4,950	$4,950	$158,400	Maturity Date LTV(2):	61.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other(3):	$0	Springing	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	100.0%	Payoff Existing Debt	$30,206,535	70.2%
			Closing Costs	556,298	1.3
			Upfront Reserves	282,196	0.7
			Return of Equity(4)	11,954,971	27.8
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%

(1)	Historical financials are unavailable as construction of the property was completed in August 2017.

(2)	Appraised Value / Per Bed represents the “prospective as stabilized/completed” value, which assumes construction of the property is complete. Construction of the property was completed in August 2017. The “as-is” value as of July 28, 2017 was $62.4 million and results in a corresponding Cut-off Date LTV and Maturity Date LTV of 68.9% and 63.4%, respectively.

(3)	Other monthly reserve represents a prepaid rent reserve. On a monthly basis, the borrower is required to deliver a schedule showing rents paid by tenants more than one month in advance. On each date on which the borrower delivers an updated prepaid rent schedule, if the schedule indicates that the aggregate amount of prepaid rents is in excess of 5.0% of the annual rents due under leases at the property, the borrower is required to reserve an amount equal to such excess with the lender.

(4)	Includes a $4.0 million holdback with Chicago Title of Texas, LLC which is required be released upon final payment by the borrower to the general contractor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Villas at San Gabriel

The Loan. The Villas at San Gabriel loan has an outstanding principal balance as of the Cut-off Date of $43.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 396-bed, student housing complex located in Austin, Texas. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the Villas at San Gabriel loan is 2410 San Gabriel, L.P., a Texas limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Brad J. Zucker, one of the principals (together with the founder, Carl Zucker) of Zucker Properties (“Zucker”). Founded in 1967, Zucker has owned, operated or developed over $60.0 million of real estate across student housing, multifamily, retail and commercial assets in the Houston and Austin markets. Since 1998, Zucker has developed several campus apartment complexes in the Austin market and currently owns a total of three student housing properties in the area.

The loan sponsor originally acquired the land on which the property is situated in the late 1990s and built the original Villas at San Gabriel. In 2016, Zucker tore down the original Villas at San Gabriel and began construction on the new property. According to the loan sponsor, Zucker has invested approximately $45.9 million to construct the property which include the purchase of the land, demolition, architecture fees and overall construction costs.

The Property. The Villas at San Gabriel property is a 396-bed student housing complex located in the West Campus area of Austin, Texas 0.4 miles from University of Texas at Austin (“UT Austin”). Of the 92 units at the property, there are 10 one-bedroom, 12 three-bedroom, 24 four-bedroom, 22 five-bedroom and 24 six-bedroom units. Property amenities include a resort-style swimming pool and hot tub, 3-D golf simulator, fitness center, indoor basketball court, poker room and sports lounge and covered bike storage. In room amenities at the property include 65 inch flat screen televisions equipped with Apple TV, custom cabinetry and stone countertops, stainless steel appliances, frameless glass door showers, walk-in closets, multi-zone air-conditioning, ceiling fans and full-size washers and dryers. All units at the property are equipped with smart home technology, which allows residents to control lighting, television and music from an app on a mobile device. The property also features an onsite leasing and management office, access controlled garage with reserved underground parking, community wireless internet and outdoor lounge areas on each floor. The loan sponsor requires all units be leased on a 12-month term and requires each student to co-sign with a guardian/guarantor. As of August 1, 2017, the property was 100.0% leased for the 2017-2018 academic year, and as of September 20, 2017 the property was 84.0% preleased for the 2018-2019 academic year with an increase of approximately 5.0% in average rents compared to the 2017-2018 academic year.

The Market. With approximately 51,000 undergraduate and graduate students, University of Texas at Austin has the fifth-largest single-campus enrollment in the United States and ranks among the top 20 public universities according to U.S. News & World Report. UT Austin currently offers students an option to live on campus at one of its 15 residence halls, which have capacity to house approximately 6,956 students and as a result, less than 14% of the UT Austin student body lives on campus. According to projections from the Texas Higher Education Coordination Board, UT Austin enrollment is projected to grow approximately 1.0% per year for the next decade. According to the appraisal, the limited number of student housing properties that have been built in West Campus have experienced favorable market acceptance and have been leased to stabilized occupancy levels. The property also has excellent access to Interstate-35, MoPac Expressway, Texas State Highway Spur-69 and Highway 290. Aside from UT Austin, other demand drivers around the area include Downtown Austin, trade shows and tourist attractions, the Lyndon Baines Johnson Library Museum and Zilker Park. The Austin-Bergstrom International Airport provided service to approximately 11.9 million passengers in 2015.

The appraisal identified five comparable student-oriented housing properties proximate to the Villas at San Gabriel property, one of which is owned by affiliates of the borrower. The Villas at San Gabriel property comparables range from 182 to 666 beds with an average of 362 beds, and indicate an effective rental range of $1,046 to $1,235 per bed, with an average of $1,133 per bed which is in-line with the Villas at San Gabriel property. The comparable properties reported occupancies ranging from 99.0% to 100.0% with a weighted average occupancy of approximately 100.0%. The appraisal identified one new property, representing 167 beds, in the UT Austin submarket, expected to be delivered in fall 2017.

The table below sets forth the unit mix at the Villas at San Gabriel property.

Multifamily Unit Mix(1)
Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy(2)	Average Unit Size (SF)(2)	Average Market Rent Per Bed(2)	Average Monthly In- Place Rents(2)
1 BR / 1 BA	10	10	10.9%	10	100.0%	686	$981	$981
3 BR / 3 BA	12	36	13.0	36	100.0%	1,503	$1,125	$1,125
4 BR / 4 BA	24	96	26.1	96	100.0%	1,709	$1,038	$1,038
5 BR / 5 BA	22	110	23.9	110	100.0%	2,125	$1,082	$1,082
6 BR / 6 BA	24	144	26.1	144	100.0%	2,615	$1,156	$1,156
Total / Wtd. Avg.	92	396	100.0%	396	100.0%	1,898	$1,100	$1,100
(1)	Based on the rent roll dated August 1, 2017 provided by the borrower.

(2)	Occupancy, Average Unit Size (SF), Average Market Rent Per Bed and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts of comparable properties identified by the appraiser.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Villas at San Gabriel

Underwritten Net Cash Flow(1)

	Underwritten	Per Bed(2)	%(3)
Rents in Place	$5,224,896	$13,194.18	88.4%
Vacant Income	0	0	0.0
Gross Potential Rent	$5,224,896	$13,194	88.4%
Total Reimbursements	684,750	1,729	11.6
Net Rental Income	$5,909,646	$14,923.35
(Vacancy/Credit Loss)	(295,482)	(746)	(5.0)
Other Income(4)	50,000	126	0.8
Effective Gross Income	$5,664,164	$14,303	95.8%
Total Expenses	$2,038,073	$5,147	36.0%
Net Operating Income	$3,626,091	$9,157	64.0%
Replacement Reserves	39,600	100	0.7
Net Cash Flow	$3,586,491	$9,057	63.3%
Occupancy(5)	95.0%
(1)	Historical financials are not available as construction of the property was completed in August 2017.

(2)	Based on 396 total beds at the property.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other income consists of parking income.

(5)	Underwritten occupancy represents economic occupancy.

Property Management. The Villas at San Gabriel property is managed by Brad J. Zucker, who is also the loan sponsor. The current management agreement became effective on September 19, 2017.

Permitted Mezzanine Debt. In connection with a transfer of the property to a third party and assumption of the loan in accordance with the loan documents, the owners of the transferee are permitted to obtain a mezzanine loan secured by the equity interests in the transferee upon satisfaction of the following conditions, among others: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio (including the mezzanine loan) does not exceed 66.5%; (iii) the projected debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) for the 12-month period following the origination date of the mezzanine loan is not less than 1.39x; and (iv) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the lender in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

150 Blackstone River Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	619,669
Loan Purpose:	Refinance	Location:	Worcester, MA
Borrower:	150 Blackstone River Road, LLC	Year Built / Renovated:	2017 / N/A
Sponsor(1):	GFI Partners, Inc.	Occupancy:	100.0%
Interest Rate:	4.90000%	Occupancy Date:	7/1/2017
Note Date:	8/10/2017	Number of Tenants:	3
Maturity Date:	9/6/2027	2014 NOI(2):	N/A
Interest-only Period:	120 months	2015 NOI(2):	N/A
Original Term	120 months	2016 NOI(2):	N/A
Original Amortization:	None	TTM NOI(2):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	98.0%
Call Protection:	L(25),Def(89),O(6)	UW Revenues:	$4,362,924
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$1,052,370
Additional Debt:	Yes	UW NOI:	$3,310,554
Additional Debt Balance:	$7,000,000	UW NCF:	$3,217,604
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$60,000,000 / $97
		Appraisal Date:	5/9/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$56
Taxes:	$108,000	$54,000	N/A	Maturity Date Loan / SF:	$56
Insurance:	$39,700	$9,910	N/A	Cut-off Date LTV:	58.3%
Replacement Reserves:	$32,500	$5,165	N/A	Maturity Date LTV:	58.3%
TI/LC(3):	$0	Springing	N/A	UW NCF DSCR:	1.85x
Other(4)(5):	$898,831	Springing	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	83.3%	Payoff Existing Debt	$30,478,946	72.6%
Mezzanine Loan	7,000,000	16.7	Closing Costs	4,993,751	11.9
			Upfront Reserves	1,079,031	2.6
			Return of Equity	5,448,272	13.0
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

(1)	The nonrecourse carve-out guarantors are Tracy Harpin, Charles S. Giroux and Tracy P. Goodman, all affiliates of the borrower.

(2)	Construction of the property was completed in July 2017. Therefore, historical financial information is not available.

(3)	During the continuation of an event of default under the loan documents, the borrower is required to deposit on each monthly debt service payment date the sum of $25,820.

(4)	Initial Other Escrows and Reserves represent the aggregate of (a) $577,991 of any free rent periods provided to Imperial Distribution and G3 Enterprises Inc., (b) $220,840 of improvement allowances to be paid by the borrower and (c) $100,000 for legal fees in connection with the mezzanine loan.

(5)	On each monthly debt service payment date commencing on October 6, 2022 and terminating upon either (a) renewal of the lease between the borrower, as landlord, and G3 Enterprises Inc., as tenant (the “G3 Lease”) or (b) a replacement tenant being in occupancy and open for business in the entire space leased at loan origination pursuant to the G3 Lease, the borrower is required to deposit $38,729.31 for tenant improvements and leasing commissions obligations that may be incurred by the borrower in connection with (x) an Acceptable G3 Tenant Space Lease Extension or (y) an Acceptable G3 Tenant Space Re-tenanting Event, in each case, with respect to the space demised (the “G3 Tenant Space”) pursuant to the G3 Lease. As used herein, (i) “Acceptable G3 Tenant Space Lease Extension” means either the extension or renewal of the G3 Lease with respect to all of the applicable G3 Tenant Space in accordance with the terms of the G3 Lease and the loan documents; and (ii) “Acceptable G3 Tenant Space Re-tenanting Event” means the leasing of all the G3 Tenant Space to a replacement tenant pursuant to a lease entered into in accordance with the terms of the loan documents.

The Loan. The 150 Blackstone River Road loan is secured by a first mortgage lien on the borrower’s fee interest in an approximately 619,669 square foot Class A industrial building located in Worcester, Massachusetts. The 150 Blackstone River Road loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

150 Blackstone River Road

The borrowing entity for the 150 Blackstone River Road loan is 150 Blackstone River Road, LLC, a Massachusetts limited liability company and special purpose entity. The loan sponsor is GFI Partners, Inc. (“GFI”) and the nonrecourse carve-out guarantors are Tracy Harpin, Charles S. Giroux and Tracy P. Goodman. Founded in 1997, GFI is a full service real estate advisory firm based in Boston, Massachusetts. GFI currently has approximately 15.0 million square feet of industrial, approximately 6,200 units of residential and approximately 2.0 million square feet of office, retail and healthcare real estate assets under management. GFI is a vertically-integrated real estate firm led by Steve Goodman who has over 30 years of experience in the commercial real estate industry and has directed investments in over 10.0 million square feet of commercial property throughout the United States.

The Property. 150 Blackstone River Road is a two-story, 619,669 square foot, Class A industrial warehouse/distribution property completed in July 2017 and situated on approximately 32.6 acres and located in Worcester, Massachusetts. The property benefits from direct rail access with a 580-foot rail loading dock featuring five rail loading doors in addition to 82 truck loading bays located throughout the facility. The property’s direct rail access allows transcontinental loads to be shipped on specialized railcars and to be transferred to trucks for end of the line distribution. The property also features approximately 70,000 square feet of office space, 17- to 42-foot ceiling heights, public utilities, wet and dry sprinkler systems, and a total of 82 truck loading bays on all sides of the building. The property contains 530 parking spaces resulting in a parking ratio of approximately 0.86 spaces per 1,000 square feet of net rentable area.

As of July 1, 2017 the property was 100.0% leased to three tenants. The largest tenant at the property, Imperial Distribution (“Imperial”), leases 325,323 square feet (52.5% of the net rentable area) through January 2033. Headquartered at the property and founded in 1939, Imperial specializes in the distribution and merchandising of non-food supermarket merchandise, which includes health, beauty and wellness products. Imperial distributes its products to more than 3,500 locations throughout 27 states and ships more than 1.3 million units each week. Imperial consolidated three of its former warehouses into its current space at the property. The second largest tenant, G3 Enterprises Inc. (“G3”), leases 228,009 square feet (36.8% of the net rentable area) through September 2024. G3 has one five-year renewal option remaining, which would extend its lease to 2029. Founded in 1985, G3 is a family-owned wine and spirits product distributor headquartered in Modesto, California specializing in warehousing, logistics, transportation and bottling of alcoholic beverages. In addition, G3 offers technical solutions and support services to third-parties, such as pre-bottling equipment check-ups, machine condition evaluation and packaging and bottling troubleshooting. The third largest tenant, Mid-States Packaging, Inc. (“Mid-States Packaging”), leases 66,337 square feet (10.7% of the net rentable area) through June 2027. Mid-States Packaging is an affiliate of the borrower and specializes in a variety of packing design solutions and offers specialty products such as wine shipping boxes as well as other services such as pallet design, adhesives and specialty coating. Additionally, Borrower has leased a portion of the roof at the property to Blackstone River Road Solar, LLC (“Blackstone Solar”), an affiliate of Borrower. Pursuant to said lease, Blackstone Solar is permitted to install solar panels onto the roof and pays an annual rent of $10,000 to Borrower.

The 150 Blackstone River Road property is located in the Route 495 / Mass Pike West submarket of the suburban Boston industrial market and approximately 40.0 miles west of Boston and 36.6 miles northeast of Providence, Rhode Island. Access to the property is provided by Interstate 90 (The Massachusetts Turnpike) and Interstate 290, which are located approximately 1.45 miles southeast and approximately 1.20 miles north from the property, respectively. The 150 Blackstone River Road property is accessible by rail and highway to a variety of ports and transportation facilities located in Boston and Providence. Port of Providence and Massachusetts Port Authority are located approximately 36.0 miles southeast from the property and approximately 39.0 miles northeast, respectively.

A large-scale, approximately $564.0 million mixed-use development in Worcester, Massachusetts, referred to as City Square, is currently underway, representing one of the largest single public and private development projects in Massachusetts history. City Square is being developed on a 12.0-acre site in the downtown neighborhood of Worcester, and is expected to include approximately 2.2 million square feet of commercial, medical, retail, entertainment and residential space upon completion. There can be no assurance that the project will ultimately be completed as currently envisioned. Additionally, the 150 Blackstone River Road property is located in a District Improvement Financing (“DIF”) district which enables the city to utilize tax revenues generated from the area to fund public infrastructure. As part of the DIF development, the Worcester Common Fashion Outlets Mall was demolished along with portions of an adjacent garage and an approximately 201,211 square foot office building was completed for occupancy by UNUM (Paul Revere Life Insurance). While the anticipated timeline for completion of the DIF project is eight to ten years for full build-out, there can be no assurance that the project will ultimately be completed as currently envisioned.

The Market. According to the appraisal, as of the fourth quarter of 2016 the greater Boston industrial market consisted of approximately 160.9 million square feet with an overall vacancy rate of approximately 7.6% and overall asking rents of approximately $7.21 per square foot. Furthermore, The Route 495 / Mass Pike West submarket contained approximately 15.0 million square feet with an overall vacancy rate of approximately 12.7% and overall asking rents of approximately $7.50 per square foot. The average age of the industrial properties identified was approximately 18.0 years as compared to the 150 Blackstone River Road property, which was completed in July 2017. The appraisal identified seven comparable industrial facilities ranging in size from 195,357 square feet to 450,000 square feet and constructed between 1971 and 2016, none of which featured rail access. Base rents for the comparable triple-net leases ranged from $4.95 per square foot to $7.20 per square foot, with a weighted average of approximately $5.53 per square foot which is in line with the 150 Blackstone River Road property. The appraisal did not identify any properties currently under construction that would compete directly with the 150 Blackstone River Road property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

150 Blackstone River Road

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (NRA)	% of NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Imperial Distribution	NA / NA / NA	325,323	52.5%	$5.33	50.4%	1/31/2033
G3 Enterprises Inc.	NA / NA / NA	228,009	36.8%	$5.71	37.8%	9/30/2024
Mid-States Packaging, Inc.	NA / NA / NA	66,337	10.7%	$6.12	11.8%	6/14/2027
(1)	Based on the underwritten rent roll dated July 1, 2017.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	228,009	36.8	1,301,931	37.8	228,009	36.8%	$1,301,931	37.8%
2025	0	0	0.0	0	0.0	228,009	36.8%	$1,301,931	37.8%
2026	0	0	0.0	0	0.0	228,009	36.8%	$1,301,931	37.8%
2027	1	66,337	10.7	405,982	11.8	294,346	47.5%	$1,707,914	49.6%
2028 & Beyond	1	325,323	52.5	1,733,972	50.4	619,669	100.0%	$3,441,885	100.0%
Total	3	619,669	100.0%	$3,441,885	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Certain tenants may have lease termination options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

150 Blackstone River Road

Operating History and Underwritten Net Cash Flow(1)
	Underwritten(2)	Per Square Foot	%(3)
Rents in Place(4)	$3,441,885	$5.55	77.3%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,441,885	$5.55	77.3%
CAM Reimbursements	420,308	0.68	9.4
Real Estate Tax	589,770	0.95	13.2
Net Rental Income	$4,451,963	$7.18	100.0%
(Vacancy/Credit Loss)	(89,039)	(0.14)	(2.0)
Effective Gross Income	$4,362,924	$7.04	100.0%
Total Expenses	$1,052,370	$1.70	24.1%
Net Operating Income	$3,310,554	$5.34	75.9%
Total TI/LC, Capex/RR	92,950	0.15	2.1
Net Cash Flow	$3,217,604	$5.19	73.7%
Occupancy(5)	98.0%
(1)	Construction was completed on the property in July 2017. Accordingly, no historical operating history is available.

(2)	The property benefits from a Tax Increment Financing (“TIF”) Agreement between the City of Worcester, Massachusetts, and the borrower, which is effective from July 1, 2017 through June 30, 2032. The TIF exemption is being underwritten and the City reserves the right to recapture the benefits provided through the TIF Agreement if the borrower fails to fulfill all material obligations. Additionally, all three tenants are currently reimbursing the borrower for taxes. Please refer to the “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional details.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Rents in Place includes base rent and rent increases occurring through October 2018.

(5)	Underwritten occupancy represents economic occupancy.

Property Management. The 150 Blackstone River Road property is managed by CRE Management LLC, a Massachusetts limited liability company and an affiliate of the borrowers.

Additional Debt. There is a $7.0 million mezzanine loan that is coterminous with the 150 Blackstone River Road Mortgage Loan. The mezzanine loan has an 8.50% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 70.0%, 1.37x and 7.9%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loan has been sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Sheraton DFW

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,915,785	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	302
Loan Purpose:	Acquisition	Location:	Irving, TX
Borrower:	DFW H38 Owner LLC	Year Built / Renovated:	1982 / 2014
Sponsors:	Robert E. Buccini, Christopher F.	Occupancy / ADR / RevPAR:	78.4% / $129.29 / $101.38
	Buccini and David B. Pollin	Occupancy / ADR / RevPAR Date:	3/31/2017
Interest Rate:	4.57200%	Number of Tenants:	N/A
Note Date:	7/12/2017	2014 NOI(1):	N/A
Maturity Date:	8/6/2027	2015 NOI:	$3,540,210
Interest-only Period:	None	2016 NOI:	$4,607,788
Original Term:	120 months	TTM NOI (as of 3/2017):	$4,830,411
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	78.4% / $129.29 / $101.38
Amortization Type:	Balloon	UW Revenues:	$18,195,622
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$12,896,870
Lockbox/Cash Management:	Hard / Springing	UW NOI:	$5,298,752
Additional Debt:	Yes	UW NCF:	$4,570,927
Additional Debt Balance:	$4,500,000	Appraised Value / Per Room:	$46,000,000 / $152,318
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	6/7/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$112,304
Taxes:	$263,550	$37,650	N/A	Maturity Date Loan / Room:	$91,241
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.7%
FF&E:	$0	4.0% of Gross Revenues	N/A	Maturity Date LTV:	59.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.19x
Other(2):	$1,997,444	$0	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	67.8%	Purchase Price	$46,000,000	91.7%
Mezzanine Loan	4,500,000	9.0	Upfront Reserves	2,260,994	4.5
Sponsor Equity	11,658,466	23.2	Closing Costs	1,897,472	3.8
Total Sources	$50,158,466	100.0%	Total Uses	$50,158,466	100.0%

(1)	Sheraton DFW underwent a major renovation in 2014. As such, 2014 NOI is not available.

(2)	Other Reserves represent $1,914,000 for a PIP reserve and $83,444 for required repairs.

The Loan. The Sheraton DFW loan has an outstanding principal balance as of the Cut-off Date of approximately $33.9 million and is secured by a first mortgage lien on the borrower’s fee interest in the 302-room Sheraton DFW, a full service hotel located in Irving, Texas. The loan has a 10-year term and will amortize on a 30-year schedule. The most recent prior financing was not included in a securitization.

The borrowing entity for the Sheraton DFW loan is DFW H38 Owner LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Robert E. Buccini, Christopher F. Buccini and David B. Pollin, on a joint and several basis. The loan sponsors are principals in The Buccini/Pollin Group Inc. and have acquired or developed real estate assets, including 35 hotels, 6.0 million sq. ft. of office and retail space, 10 residential communities and entertainment venues including PPL Park, home of the Philadelphia Union Major League Soccer team. The loan sponsors own 27 hotels totaling approximately 5,600 rooms across 11 states, including the nearby Doubletree DFW Airport North, which they acquired in December 2014. The loan sponsors operate brands including Sheraton, Westin, Hampton Inn & Suites, Hilton, Homewood Suites, Embassy Suites, Aloft, Hilton Garden Inn, Fairfield Inn, and Crowne Plaza.

PM Hotel Group, the property manager, is an affiliate of the sponsor and a hotel management company, operating full service and select service hotels for all major brands. The company manages nearly 40 hotels and development projects, comprised of more than 9,000 rooms, throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Sheraton DFW

The Property. Sheraton DFW is a 12-story, 302-room, full service hotel located in Irving, Texas. The property was originally developed in 1982 and, according to the loan sponsor, underwent an approximately $6.8 million ($22,516 per room) renovation commencing in 2014 (completed April 2015) to upgrade the hotel’s guest rooms, guest bathrooms, top floor club lounge, meeting space, fitness center and central atrium and to create a brand new lobby lounge and sports bar. The Sheraton DFW property features 302 guestrooms offered in single king, ADA-single king, double and king suite configurations. Typical guest room furnishings include approximately 300 square feet, signature Sheraton Sleep Experience beds, 37” flat screen HD TVs, high-speed wireless internet, brand new soft goods, desk and chair, nightstand, lamps, two lounge chairs, carpeting, wall coverings, artwork, and upgraded doors. Typical guest bathroom features include a stand-in shower or tub, and separate vanity area with granite counter, and neutral floor tile.

The Sheraton DFW property amenities include a front desk and entry sitting area, 19,676 square feet of meeting space (inclusive of an approximate 10,080 square foot ballroom), breakfast area, room service, three food and beverage outlets, a 1,500 square foot fitness room, outdoor heated swimming pool, business/guest lounges, guest laundry, a 24-hour complimentary shuttle to the airport and area attractions within a 5-mile radius of the property and wireless high-speed internet. The three food and beverage outlets are: Recolte, a three-meal restaurant located adjacent to the lobby, which features 130 seats and offers regional American cuisine; LOCAL Texas Tap & Kitchen, a casual gastropub outfitted with large TVs, billiards, foosball, shuffleboard tables and a 3,800 square foot dining and taproom space, which is frequently rented out; Whiskey Tango, an 82-seat lobby-level restaurant and bar lounge featuring Texas-styled cocktails and locally brewed beers in addition to Starbucks coffee drinks, small bites and pastries.

Following the acquisition, the sponsors are required to invest an additional approximately $2.0 million ($6,337 per room) in required PIP renovations. The PIP renovations include upgrades of the guestroom case goods as well as new paint, carpet, window treatments, lighting and other miscellaneous repairs throughout the hotel. At origination, the borrower deposited $1,914,000 into a PIP reserve account. The PIP renovations are required to be completed by November 30, 2019.

The Market. The Sheraton DFW property is located approximately 16.9 miles northwest of Downtown Dallas, approximately 27.0 miles northeast of Downtown Fort Worth and immediately adjacent to the north side of DFW International Airport. The Sheraton DFW property is located in the DFW submarket and within the heart of the DFW Airport commercial hub. The immediate surrounding area features approximately 31.6 million square feet of office space, more than 100,000 employees and 50,000 residents, hundreds of restaurants and 190 acres of parks. The Sheraton DFW property provides direct access to several local demand generators including the DFW International Airport, Las Colinas, Irving Convention Center, Cypress Waters, and Water Street. The Sheraton DFW property has visibility from both directions along Highway 114.

The primary competitive set for the Sheraton DFW property consists of six hotels, which range in size from 156 to 811 rooms, and contain an aggregate of 2,583 rooms. The appraiser does not anticipate any new supply that will compete with the Sheraton DFW property. According to a third party market report, the property has outperformed its competitive set in terms of Occupancy and RevPAR since 2016. Additionally, the Sheraton DFW property has improved its penetration rates after its renovation. The competitive set and historical performance relative to its competitive set are detailed below:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Sheraton DFW(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	75.0%	$127.12	$95.33	72.7%	$122.56	$89.09	96.9%	96.4%	93.5%
2016	74.8%	$130.71	$97.74	78.7%	$127.23	$100.10	105.2%	97.3%	102.4%
TTM(3)	73.2%	$136.02	$99.62	78.4%	$131.35	$102.97	107.0%	96.6%	103.4%

(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Sheraton DFW property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by a third party travel research report. The competitive set contains the following properties: Doubletree DFW Airport North, Marriott Dallas Fort Worth Airport North, Westin Dallas Fort Worth, Omni Dallas Hotel Park West, Hyatt Regency DFW Airport and NYLO Hotel Dallas Las Colinas.

(3)	TTM represents the trailing 12-month period ending on August 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Sheraton DFW

Competitive Hotels Profile(1)
				2016 Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Sheraton DFW(2)	302	1982	19,676	60%	30%	10%	78.8%	$127.59	$100.52
Doubletree DFW Airport North	282	1974	13,100	60%	30%	10%	73.0%	$118.00	$86.14
Marriott Dallas Fort Worth Airport North	491	1982	18,200	55%	30%	15%	76.0%	$142.00	$107.92
Westin Dallas Forth Worth	506	1987	22,700	45%	45%	10%	74.0%	$131.00	$96.94
Omni Dallas Hotel Park West	337	1989	17,000	60%	30%	10%	75.0%	$126.00	$94.50
Hyatt Regency DFW Airport	811	1986	92,000	60%	35%	5%	74.0%	$135.00	$99.90
Four Points by Sheraton	156	2016	10,000	60%	25%	15%	50.0%	$115.00	$57.50
Total(3)	2,583
(1)	Based on the appraisal.

(2)	2016 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(3)	Excludes the Sheraton DFW property.

Operating History and Underwritten Net Cash Flow
	2015	2016	TTM(1)(2)	Underwritten(2)	Per Room(3)	% of Total Revenue(4)
Occupancy	72.8%	78.8%	78.4%	78.4%
ADR	$122.49	$127.59	$129.29	$129.29
RevPAR	$89.11	$100.52	$101.38	$101.38

Room Revenue	$9,823,000	$11,080,758	$11,174,622	$11,174,622	$37,002	61.4%
Food and Beverage Revenue	5,207,000	6,235,624	6,486,390	6,588,000	21,815	36.2
Other Departmental Revenue	463,000	409,572	399,671	433,000	1,434	2.4
Total Revenue	$15,493,000	$17,725,954	$18,060,683	$18,195,622	$60,250	100.0%

Room Expense	$2,999,000	$3,187,195	$3,149,717	$2,976,609	$9,856	26.6%
Food and Beverage Expense	3,362,000	3,843,345	3,896,270	3,824,000	12,662	58.0
Other Departmental Expenses	65,000	69,847	66,743	74,000	245	17.1
Departmental Expenses	$6,426,000	$7,100,387	$7,112,730	$6,874,609	$22,764	37.8%

Departmental Profit	$9,067,000	$10,625,567	$10,947,953	$11,321,013	$37,487	62.2%

Operating Expenses	$4,455,000	$4,775,000	$4,843,085	$4,743,755	$15,708	26.1%
Gross Operating Profit	$4,612,000	$5,850,567	$6,104,868	$6,577,257	$21,779	36.1%

Management Fees	$464,790	$531,779	$541,820	$545,869	$1,808	3.0%
Property Taxes	416,000	495,000	515,665	515,665	1,708	2.8
Property Insurance	130,000	138,000	138,467	138,467	459	0.8
Other Expenses	61,000	78,000	78,505	78,505	260	0.4
Total Other Expenses	$1,071,790	$1,242,779	$1,274,457	$1,278,506	$4,233	7.0%

Net Operating Income	$3,540,210	$4,607,788	$4,830,410	$5,298,752	$17,546	29.1%
FF&E	619,720	709,038	722,427	727,825	2,410	4.0
Net Cash Flow	$2,920,490	$3,898,750	$4,107,983	$4,570,927	$15,136	25.1%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2017.

(2)	The increase in UW NOI from TTM NOI is attributed to the increase in Food and Beverage Revenue of $101,610 and the decrease in Room Expense of $173,108, which are both underwritten to the loan sponsor’s budget for 2017. The Food and Beverage Outlets at the property were recently renovated and the property has new management following the acquisition.

(3)	Per Room values based on 302 guest rooms.

(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Property Management. The property is managed by PM Hotel Group, an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with The Sheraton LLC, which is effective as of July 12, 2017 and expires on July 12, 2037.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

Sheraton DFW

Additional Debt. The $4.5 million mezzanine loan is secured by equity interests in the borrower and was originated by MSC-4440 WJC Holdco, LLC, a subsidiary of Morrison Street Capital Management. The mezzanine loan accrues interest at a per annum fixed rate of 11.00000% and is interest-only for the full term of the loan and coterminous with the Sheraton DFW loan. Including the Sheraton DFW mezzanine loan, the NCF DSCR, NOI Debt Yield and Cut-off Date LTV are 1.77x, 13.8% and 83.5%, respectively. An intercreditor agreement is in place with respect to the Sheraton DFW loan and the related mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

245 Park Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch / DBRS)(2):	BBB- / BB	Property Type - Subtype:	Office – CBD
Original Principal Balance(3):	$32,000,000	Net Rentable Area (SF)(5):	1,779,515
Cut-off Date Principal Balance(3):	$32,000,000	Location:	New York, NY
% of Pool by IPB:	2.9%	Year Built / Renovated:	1965 / 2006
Loan Purpose:	Acquisition	Occupancy(5)(6):	91.2%
Borrower:	245 Park Avenue Property LLC	Occupancy Date:	2/28/2017
Sponsor:	HNA Group	Number of Tenants:	19
Interest Rate:	3.66940%	2014 NOI(7):	$98,558,305
Note Date:	5/5/2017	2015 NOI(7):	$102,667,706
Maturity Date:	6/1/2027	2016 NOI(7):	$106,715,962
Interest-only Period:	120 months	TTM NOI (as of 3/2017)(7):	$107,676,675
Original Term:	120 months	UW Economic Occupancy:	91.5%
Original Amortization:	None	UW Revenues:	$177,756,680
Amortization Type:	Interest Only	UW Expenses:	$62,448,738
Call Protection(4):	L(28),Def(88),O(4)	UW NOI(7):	$115,307,942
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$109,564,903
Additional Debt:	Yes	Appraised Value / Per SF(5):	$2,210,000,000 / $1,242
Additional Debt Balance:	$1,048,000,000 / $120,000,000 /	Appraisal Date:	4/1/2017
	$568,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt /
	Mezzanine Loans

Escrows and Reserves				Financial Information(3)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	$3,878,518	N/A	Cut-off Date Loan / SF(5):	$607	$674
Insurance:	$227,000	$113,500	N/A	Maturity Date Loan / SF(5):	$607	$674
Replacement Reserves:	$47,738	$47,738	N/A	Cut-off Date LTV:	48.9%	54.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	48.9%	54.3%
Other(8):	$11,431,608	$0	N/A	UW NCF DSCR:	2.73x	2.45x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$1,200,000,000	52.4%	Purchase Price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Closing Costs	70,356,233	3.1
Mezzanine Loan B	221,000,000	9.6	Upfront Reserves	11,706,346	0.5
Mezzanine Loan C	110,500,000	4.8
Sponsor Equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, Deutsche Bank AG, New York Branch and Société Générale.

(2)	Fitch and DBRS have confirmed that the 245 Park Avenue Mortgage Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(3)	The 245 Park Avenue Mortgage Loan is part of a whole loan comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $32.0 million, (ii) a companion loan, which is pari passu with the 245 Park Avenue Mortgage Loan (such companion loan being comprised of 22 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $1.048 billion and (iii) a subordinate companion loan (such companion loan being comprised of five pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The information presented under the column “A-Notes” in the chart titled “Financial Information” above reflects the $1.08 billion aggregate Cut-off Date balance of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan, excluding the 245 Park Avenue Subordinate Companion Loan. The information presented under the column “Whole Loan” in the chart titled “Financial Information” above reflects the Cut-off Date balance of the $1.2 billion 245 Park Avenue Whole Loan, as defined in “The Loan” below, and excludes the related mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

245 Park Avenue

(4)	The lockout period will be at least 28 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). The lockout period shown above is based on the expected JPMDB 2017-C7 closing date in October 2017. The actual lockout period may be longer.

(5)	Based on remeasured net rentable area of 1,779,515 square feet in accordance with current REBNY standards which is the basis for the square footage in future leasing. The property’s contractual square footage is 1,723,993 square feet as leased.

(6)	Current Occupancy includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(7)	The increase in 2015 NOI from 2014 NOI was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot. The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average base rent over the loan term of the JPMorgan Chase Bank base rent of $61.50 per square foot to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 per square foot on a remeasured square footage that is 30,831 square feet higher than the current JPMorgan Chase Bank net rentable area through the remainder of the loan term.

(8)	Initial Other Escrows and Reserves represent the aggregate of (a) $10,298,441 for outstanding tenant improvements and leasing commissions and (b) $1,133,167 for free rent.

The Loan. The 245 Park Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 44-story, remeasured 1,779,515 square foot office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York. The borrowing entity is 245 Park Avenue Property LLC, a Delaware limited liability company, and the nonrecourse carve-out guarantor is 181 West Madison Holding, LLC. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “245 Park Avenue Whole Loan”). The 245 Park Avenue Whole Loan is comprised of (i) a senior loan, comprised of 23 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.08 billion (one of which, Note A-2-A-4, with an outstanding principal balance as of the Cut-off Date of $32.0 million, will be contributed to the JPMDB 2017-C7 Trust, the “245 Park Avenue Mortgage Loan”, and the remaining notes, collectively, the “245 Park Avenue Pari Passu Companion Loan”) and (ii) a subordinate companion loan, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loan”), each as described below. The 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan are pari passu in right of payment with each other and are senior in right of payment to the 245 Park Avenue Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The 245 Park Avenue Whole Loan” in the Preliminary Prospectus. The relationship between the holders of the 245 Park Avenue Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The 245 Park Avenue Whole Loan” in the Preliminary Prospectus. The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan.

The Property. The 245 Park Avenue property is a Class A office tower located along Park Avenue between 46th and 47th Streets that consists of 44 stories with remeasured 1,720,136 square feet of office space on 42 floors, remeasured 57,799 square feet of retail space and remeasured 1,580 square feet of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal, and within 0.6 miles of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities. As of February 28, 2017, the property was 91.2% leased to 19 tenants based on the remeasured net rentable area of 1,779,515 square feet and the property has demonstrated average occupancy of 95.0% from 2007 to 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2017-C7

245 Park Avenue

The property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual square feet through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue for 593,344 remeasured square feet which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. As of April 28, 2017, Société Générale reported a market capitalization of approximately €40.8 billion, and it had revenues of €25.3 billion in 2016. Société Générale has offices in 67 countries, employing 145,700 people and serving approximately 31 million customers as of December 31, 2016. The second largest tenant, JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), leases 13.4% of the remeasured net rentable area through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States with a market capitalization of $308.9 billion as of May 5, 2017. JPMorgan Chase Bank operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported revenues of $95.7 billion and assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale, as Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase Bank space, a total of 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual square feet of retail space that it leases at the property. The third largest tenant, Major League Baseball (“MLB”), leases 12.6% of the remeasured net rentable area through October 2022. MLB is a professional baseball league in North America and is currently headquartered at the 245 Park Avenue property. MLB reported record revenues in 2015 of nearly $9.5 billion, up $500 million from the prior year. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a cash sweep event will be triggered under the loan documents.

As of February 28, 2017, 65.1% of the property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue property serves as the United States headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2/A by Moody’s and S&P) and features other investment grade and institutional tenants, including JPMorgan Chase Bank (13.4% of remeasured net rentable area, rated Aa3/A+/AA- by Moody’s, S&P and Fitch), MLB (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2/A+/AA- by Moody’s, S&P and Fitch).

Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The surrounding area offers a number of luxury hotels including the Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

According to the appraisal, as of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings, including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the property. The comparable buildings had a weighted average occupancy of 97.0%. The property’s weighted average in place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraisal’s concluded weighted average in place market rent of $95.30 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	Current(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy, as of February 28, 2017, is based on remeasured net rentable area of 1,779,515 square feet and includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)(3)	% of Total NRA(3)	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Société Générale(5)(6)	A2 / A / NA	593,344	33.3%	$61.50	27.4%	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3 / A+ / AA-	237,781	13.4%	$52.42	9.4%	10/31/2022
MLB(8)	NA / NA / NA	224,477	12.6%	$124.75	21.8%	10/31/2022
Angelo Gordon	NA / NA / NA	113,408	6.4%	$81.00	7.3%	5/31/2026
Rabobank	Aa2 / A+ / AA-	112,662	6.3%	$138.00	12.0%	9/30/2026
Ares Capital	NA / BBB+ / BBB+	97,101	5.5%	$83.91	6.5%	5/31/2026
HNA Capital US LLC(9)	NA / NA / NA	38,382	2.2%	$74.00	2.3%	1/31/2026
Regus Business Centre	NA / NA / NA	38,383	2.2%	$84.00	2.6%	9/30/2021
WisdomTree Investments(10)	NA / NA / NA	37,924	2.1%	$73.00	2.2%	8/31/2029
The Norinchukin Bank	A1 / A / NA	37,342	2.1%	$99.00	2.9%	3/31/2022
(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	In each applicable case, certain ratings are those of the parent company whether or not such parent company has guarantees the lease.

(3)	Based on remeasured net rentable square feet of 1,779,515.

(4)	Based on 1,723,993 contractual square feet.

(5)	JPMorgan Chase Bank subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet, with a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale, as Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase Bank space, a total of 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual square feet of retail space that it leases at the property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the property to HNA Capital US LLC, an affiliate of the loan sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(3)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	153,915	8.9%	NAP	NAP	153,915	8.9%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	153,915	8.9%	$0	0.0%
2018	2	13,352	0.8	1,282,100	1.0	167,267	9.7%	$1,282,100	1.0%
2019	0	0	0.0	0	0.0	167,267	9.7%	$1,282,100	1.0%
2020	1	22,502	1.3	1,597,404	1.3	189,769	11.0%	$2,879,504	2.3%
2021	1	38,382	2.2	3,224,088	2.6	228,151	13.2%	$6,103,592	4.8%
2022(4)	6	505,781	29.3	45,017,995	35.7	733,932	42.6%	$51,121,587	40.5%
2023	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2024	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2025	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2026	6	376,592	21.8	36,765,311	29.1	1,110,524	64.4%	$87,886,898	69.7%
2027	1	10,538	0.6	937,882	0.7	1,121,062	65.0%	$88,824,780	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0	37,352,719	29.6	1,723,993	100.0%	$126,177,5000	100.0%
Total	19	1,723,993	100.0%	$126,177,500	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase Bank subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	2028 & Beyond includes 2,661 square feet of building office space.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square	%(3)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19	65.1%
Vacant Income	0	0	0	0	16,425,575	9.53	8.5
Rent Steps	0	0	0	0	10,341,838	6.00	5.3
Gross Potential Rent(4)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72	78.9%
Total Reimbursements(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.73	21.1
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(16,425,575)	(9.53)	(8.5)
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.18	0.2
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11	91.7%

Total Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22	35.1%

Net Operating Income(7)(8)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88	64.9%

Total TI/LC, Capex/RR	0	0	0	0	5,743,040	3.33	3.2

Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55	61.6%
Average Annual Rent PSF(9)	$68.87	$72.69	$74.66	$74.88
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Based on 1,723,993 contractual square feet.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(5)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(8)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(9)	Average Annual Rent PSF is based on historical Rents in Place and 1,723,993 contractual leased square feet as of December 31 of each respective year.

Additional Debt. The $568.0 million mezzanine debt consists of a $236.5 million mezzanine loan A, a $221.0 million mezzanine loan B and a $110.5 million mezzanine loan C. The mezzanine loan A has a 5.00000% coupon, the mezzanine loan B has a 5.70000% coupon and the mezzanine Loan C has a 6.85000% coupon. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and mezzanine loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Executive Director	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Anusha Joly Vice President	anusha.joly@jpmorgan.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Natalie Grainger Director	natalie.grainger@db.com	(212) 250-1254

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number

Ryan Horvath Vice President	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Director	daniel.penn@db.com	(212) 250-5149

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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